   As filed with the Securities and Exchange Commission on June 15, 2001

                                                 Registration No. 333-62386
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                          CREDENCE SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                           3825                          94-2878499
    (State of Incorporation)       (Primary Standard Industrial           (I.R.S. Employer
                                       Classification Code)            Identification Number)

                               ----------------

                               215 Fourier Avenue
                           Fremont, California 94539
                                 (510) 657-7400
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ----------------

                          Byron W. Milstead, Esq.
                       Vice President and General Counsel
                          Credence Systems Corporation
                               215 Fourier Avenue
                           Fremont, California 94539
                                 (510) 657-7400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                                   Copies to:

           Warren T. Lazarow, Esq.                       William C. Campbell, Esq.
            Kerry T. Smith, Esq.                         Gregory E. Struxness, Esq.
       Brobeck, Phleger & Harrison LLP                         Ater Wynne LLP
            Two Embarcadero Place                            222 S.W. Columbia
               2200 Geng Road                                    Suite 1800
         Palo Alto, California 94303                       Portland, Oregon 97201
          Telephone: (650) 424-0160                      Telephone: (503) 226-1191
          Facsimile: (650) 496-2885                      Facsimile: (503) 226-0079

                               ----------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this Registration Statement and consummation of the merger described herein.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               ----------------

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such
Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  [LOGO OF INTEGRATED MEASUREMENT SYSTEMS, INC.]

June 15, 2001

Dear Integrated Measurement Systems, Inc. Shareholders:

   On behalf of the board of directors of Integrated Measurement Systems, Inc., I am pleased to forward the enclosed proxy statement/prospectus regarding an opportunity for Integrated Measurement Systems, Inc., or IMS, to be acquired by Credence Systems Corporation, or Credence, by merging a subsidiary of Credence with and into IMS. We believe the merger will strengthen the combined company's product offerings, competitive position, management depth and research and development capabilities, while offering significant value to our shareholders.

   If the merger with Credence is approved, each share of your IMS common stock will be exchanged for 0.90 shares of Credence common stock (subject to adjustment to reflect the effect of any stock split, stock dividend, reorganization or similar change in Credence or IMS common stock). Credence common stock is traded on the Nasdaq National Market under the trading symbol "CMOS," and on June 13, 2001, Credence common stock closed at $22.90 per share.

   Before we can merge, the holders of 67% of IMS' outstanding common stock must vote to approve the merger agreement. The merger proposal will be voted on at a special meeting of IMS' shareholders on July 31, 2001 at 10:00 a.m. local time at the Courtyard by Marriott, 8500 S.W. Nimbus Avenue, Beaverton, Oregon 97008. Only those who hold shares of our common stock at the close of business on June 7, 2001 will be entitled to vote at the special meeting.

   The IMS board of directors has carefully considered the terms and conditions of the merger and has unanimously determined that the terms are fair to, and in the best interests of, IMS shareholders. The board of directors has unanimously adopted the merger agreement and approved the merger and unanimously recommends that you vote FOR the approval of the merger agreement and the merger.

   This proxy statement/prospectus provides you with detailed information concerning Credence and the merger. Please give all of the information in the proxy statement/prospectus your careful attention. In particular, you should carefully consider the discussion in the section entitled "Risk Factors" beginning on page 13.

   YOUR VOTE IS VERY IMPORTANT. To approve the merger agreement, you must VOTE FOR the proposal by following the instructions stated on the enclosed proxy card. If you attend the special meeting, you may vote in person if you wish, even though you have previously returned your proxy.

   Whether or not you plan to attend the special meeting, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. If you fail to vote, it will, in effect, count as a vote against approval of the merger.

   On behalf of the IMS board of directors, I thank you for your support and urge you to VOTE FOR APPROVAL of the merger agreement among IMS, Credence and a subsidiary of Credence.

                                          Sincerely,
                                          /s/ Keith L. Barnes
                                          Keith L. Barnes
                                          Chief Executive Officer and Chairman
                                          of the Board

                      Integrated Measurement Systems, Inc.
 9525 S.W. Gemini Drive, Beaverton, Oregon 97008 / Tel (503) 626-7117 Fax (503)
                                    644-6969

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction or the Credence common stock to be issued in the merger or determined whether this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

    This proxy statement/prospectus is dated June 15, 2001, and is first being mailed to IMS shareholders on or about June 21, 2001.

                      INTEGRATED MEASUREMENT SYSTEMS, INC.
                             9525 S.W. Gemini Drive
                            Beaverton, Oregon 97008
                                 (503) 626-7117

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD JULY 31, 2001

                               ----------------

To the Shareholders of Integrated Measurement Systems, Inc.:

   We will hold a special meeting of shareholders of Integrated Measurement Systems, Inc., or IMS, at 10:00 a.m. local time, on July 31, 2001 at the Courtyard by Marriott, 8500 S.W. Nimbus Avenue, Beaverton, Oregon 97008, for the following purposes:

     1. To consider and vote on a proposal to approve the agreement and plan of merger and reorganization, dated May 16, 2001, as amended, by and among Credence Systems Corporation, Iguana Acquisition Corporation, a wholly-owned subsidiary of Credence, and IMS pursuant to which, among other things, Iguana Acquisition Corporation will merge with and into IMS and IMS will become a wholly-owned subsidiary of Credence. Under the agreement and plan of merger and reorganization, each outstanding share of IMS common stock will be converted into the right to receive 0.90 shares of Credence common stock (subject to adjustment to reflect the effect of any stock split, stock dividend, reorganization or similar change in Credence or IMS common stock).

     2. To transact such other business as may properly come before the special meeting.

   We describe these items of business more fully in the proxy statement/prospectus attached to this notice. Please give all of the information in the proxy statement/prospectus your careful attention.

   Only shareholders of record of IMS common stock at the close of business on June 7, 2001 are entitled to notice of, and will be entitled to vote at, the special meeting or any adjournment or postponement thereof. At the close of business on such record date, IMS had outstanding and entitled to vote 7,941,904 shares of common stock.

   The IMS board of directors has carefully considered the terms and conditions of the merger and has unanimously determined that the terms are fair to, and in the best interests of, IMS shareholders. The board of directors has unanimously adopted the agreement and plan of merger and approved the merger and unanimously recommends that you vote FOR the approval of the agreement and plan of merger and the merger.

   YOUR VOTE IS VERY IMPORTANT. Approval of the agreement and plan of merger and reorganization will require the affirmative vote of the holders of IMS common stock representing 67% of the outstanding shares of IMS common stock entitled to vote at the special meeting. To assure that your shares are represented at the special meeting, you are urged to complete, date, sign and promptly return your proxy card in the enclosed postage-paid envelope whether or not you plan to attend the special meeting in person. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of approval of the agreement and plan of merger. You may revoke your proxy in the manner described in the accompanying proxy statement/prospectus at any time before it has been voted at the special meeting. Any shareholder attending the special meeting may revoke his, her or its proxy and vote in person.

                                          By Order of the Board of Directors
                                          /s/ Keith L. Barnes
                                          Keith L. Barnes
                                          Chief Executive Officer and
                                          Chairman of the Board

Beaverton, Oregon

June 15, 2001

              QUESTIONS AND ANSWERS ABOUT THE IMS/CREDENCE MERGER

Q: What will I receive in the merger?

A: If the merger is completed, you will receive 0.90 shares of common stock of Credence Systems Corporation, or Credence, for each share of Integrated Measurement Systems, Inc., or IMS, common stock you own (subject to adjustment to reflect the effect of any stock split, stock dividend, reorganization or similar change in Credence or IMS common stock). Credence will not issue fractional shares of common stock. You will receive cash based on the market price of Credence common stock instead of any fractional share. Credence common stock is traded on the Nasdaq National Market under the trading symbol "CMOS," and on June 13, 2001, Credence common stock closed at $22.90 per share. Because the exchange ratio is fixed at 0.90 but the market price of Credence common stock is subject to fluctuation, the market value of the shares of Credence common stock that you will receive in the merger may increase or decrease prior to and following the merger. We urge you to obtain current market quotations for Credence and IMS common stock.

Q:  How will the merger affect IMS stock options?

A: Options to purchase shares of IMS common stock will be assumed by Credence and become exercisable for shares of Credence common stock after the merger. The number of shares covered by these options, and their applicable exercise prices, will be adjusted using the merger exchange ratio of 0.90 of a share of Credence common stock for each share of IMS common stock that was subject to the applicable option prior to the merger (subject to adjustment to reflect the effect of any stock split, stock dividend, reorganization or similar change in IMS or Credence common stock).

Q: Will IMS shareholders be able to trade the Credence stock they receive in the merger?

A: Yes. All shares of Credence common stock received in the merger will be freely transferable unless you are considered an "affiliate" of IMS for purposes of the Securities Act. Persons who are deemed affiliates of IMS will be required to comply with Rules 144 and 145 under the Securities Act and the terms of their affiliate agreements with Credence which, in connection with accounting for the merger as a pooling of interests, require IMS' affiliates not to sell the shares of Credence common stock they receive in the merger from the date beginning 30 days prior to the completion of the merger until Credence releases earnings containing at least 30 days of earnings of the combined company.

Q:  When will the merger be completed?

A: Subject to obtaining the necessary approval of IMS shareholders, we hope to complete the merger in early August 2001. Because the merger is subject to governmental approvals, however, we cannot predict the exact timing.

Q: Are there risks I should consider in deciding whether to vote for the merger?

A: Yes. We have set out in the section entitled "Risk Factors" beginning on page 13 of this proxy statement/prospectus a number of risk factors that you should consider in connection with the merger.

Q:  How do I vote?

A: Mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. If your shares are held in "street name" by your broker, your broker will vote your shares only if you provide instructions to him or her on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted at the special meeting. If you do not vote your shares it will have the same effect as voting against approval of the merger agreement.

Q:  How can I change my vote after I have mailed my proxy?

A: You may change your vote by delivering a signed notice of revocation or a subsequently dated, signed proxy card to IMS' corporate secretary before the shareholder meeting, or by attending the shareholder meeting and voting in person.

Q:  Should I send in my stock certificates now?

A: No. After we complete the merger, Credence will send instructions to you explaining how to exchange your shares of IMS common stock for the appropriate number of shares of Credence common stock.

Q:  Do I have any dissenters' rights?

A: No. Under Oregon law, you are not entitled to dissenters' rights in connection with the merger between IMS and Credence.

Q:  What are the tax consequences of the merger to me?

A: We expect the merger will qualify as a "reorganization" for federal income tax purposes. If the merger qualifies as a reorganization, you generally will not recognize any gain or loss for federal income tax purposes upon the exchange of your IMS shares for shares of Credence common stock, although you will recognize taxable income with respect to any cash received in lieu of a fractional share of common stock. You should consult your own tax advisor regarding the tax consequences of the merger to you. For a more detailed description of the tax consequences of the merger, see the section of this proxy statement/prospectus entitled "The Merger and Related Transactions--Material Federal Income Tax Considerations" beginning on page 69.

Q:  Will there be any changes in my rights as a shareholder?

A: Yes. As a shareholder of IMS, your rights are governed by IMS' amended and restated articles of incorporation and IMS' second restated bylaws. After completion of the merger, you will become a stockholder of Credence. As a Credence stockholder, your rights will be governed by Credence's amended and restated certificate of incorporation and Credence's bylaws. In addition, Credence is incorporated in Delaware while IMS is incorporated in Oregon. Although the rights and privileges of stockholders of a Delaware corporation are in many instances comparable to those of shareholders of an Oregon corporation, there are also differences. For a more detailed description of differences in your shareholder rights, see the section of this proxy statement/prospectus entitled "Comparison of Rights of Shareholders of IMS and Stockholders of Credence" beginning on page 72.

Q:  Is Credence stockholder approval required?

A: No. Approval of the merger by Credence stockholders is not required. The board of directors of Credence has already adopted the merger agreement and approved the merger.

Q:  Whom can I call with questions?

A: If you have any questions about the merger, please call IMS Investor Relations at (503) 626-5353.

[LOGO OF INTEGRATED MEASUREMENT SYSTEMS, INC.]
Proxy Statement                           [LOGO OF CREDENCE SYSTEMS CORPORATION]
                                                                      Prospectus

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SUMMARY OF THE PROXY STATEMENT/PROSPECTUS.................................    1

MARKET PRICE AND DIVIDEND INFORMATION.....................................   11

RISK FACTORS..............................................................   13

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.........................   36

THE SPECIAL MEETING.......................................................   37
  Proxy Statement/Prospectus..............................................   37
  Date, Time and Place of the Special Meeting.............................   37
  Matters to be Considered at the Special Meeting.........................   37
  Record Date and Shares Entitled to Vote.................................   37
  Voting of Proxies.......................................................   37
  Vote Required...........................................................   38
  Quorum; Abstentions and Broker Non-Votes................................   38
  Solicitation of Proxies.................................................   38
  No Dissenters' Rights...................................................   38
  Board Recommendation....................................................   38

THE MERGER AND RELATED TRANSACTIONS.......................................   40
  Background of the Merger................................................   40
  Reasons for the Merger..................................................   42
  Recommendation of IMS' Board of Directors...............................   44
  Opinion of SG Cowen, Financial Advisor to IMS...........................   45
  Completion and Effectiveness of the Merger..............................   53
  Structure of the Merger and Conversion of IMS Common Stock..............   53
  Exchange of IMS Stock Certificates for Credence Stock Certificates......   53
  Treatment of IMS Stock Option and Stock Incentive Plans.................   54
  Treatment of Options Outstanding under the IMS 1995 Employee Stock
   Purchase Plan..........................................................   55
  Other Provisions of the Merger Agreement................................   55
  Related Agreements......................................................   66
  Operations Following the Merger.........................................   66
  Indemnification of Officers and Directors and Liability Insurance.......   67
  Interests of IMS Directors, Officers and Affiliates in the Merger.......   67
  Antitrust Approval......................................................   69
  Material Federal Income Tax Considerations..............................   69
  Accounting Treatment....................................................   71
  No Dissenters' Rights...................................................   71
  Restrictions on Sale of Shares by Affiliates of IMS.....................   71

COMPARISON OF RIGHTS OF SHAREHOLDERS OF IMS AND STOCKHOLDERS OF CREDENCE..   72
  Power to Call Special Meetings of Shareholders..........................   72

                                                                          Page
                                                                          ----
  Shareholder Action without a Meeting...................................   72
  Bylaws.................................................................   73
  Size of the Board of Directors.........................................   73
  Classification of the Board of Directors...............................   73
  Cumulative Voting......................................................   73
  Dissenters' and Appraisal Rights.......................................   74
  Special Meetings of the Board of Directors.............................   74
  Dividends and Repurchases of Shares....................................   75
  Derivative Actions.....................................................   75
  Limitation of Liability of Directors; Indemnification..................   75
  Inspection of Stockholder List.........................................   76
  Removal of Directors...................................................   77
  Transactions Involving Officers and Directors..........................   77
  Approval of Certain Corporate Transactions.............................   78
  Class Voting in Certain Corporate Transactions.........................   78
  Business Combinations with Interested Stockholders.....................   78
  Dissolution............................................................   79
  Control Share Act......................................................   79

EXPERTS..................................................................   80

LEGAL MATTERS............................................................   80

WHERE YOU CAN FIND MORE INFORMATION......................................   81

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................   82
  Credence ..............................................................   82
  IMS ...................................................................   82

APPENDICES:
Appendix A1 -- Agreement and Plan of Merger and Reorganization........... A1-1
Appendix A2 -- Amendment No. 1 to Agreement and Plan of Merger and
 Reorganization.......................................................... A2-1
Appendix B  -- Amended and Restated Shareholder Agreement................  B-1
Appendix C  -- Opinion of SG Cowen Securities Corporation................  C-1

                   SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

   This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus, including the appendices, and the other documents we refer to for a more complete understanding of the merger and related transactions. The agreement and plan of merger and reorganization and the exhibits thereto (including the plan of merger) are attached as Appendix A1 to this proxy statement/prospectus and additional documents relating to the transaction are also attached hereto. Amendment no. 1 to the agreement and plan of merger and reorganization is attached as Appendix A2 to this proxy statement/prospectus. Each reference to the "merger agreement" in this proxy statement/prospectus refers to the agreement and plan of merger and reorganization as amended by amendment no. 1 to the agreement and plan of merger and reorganization. You are encouraged to read the merger agreement in its entirety, as it is the legal document that governs the merger. You are also encouraged to read the additional documents attached hereto in their entirety. In addition, we incorporate by reference important business and financial information about Credence and IMS into this proxy statement/prospectus. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 81 of this proxy statement/prospectus. This section includes page references in parentheses to direct you to a more complete description of the topics presented in this summary.

                                 The Companies

CREDENCE SYSTEMS CORPORATION
215 Fourier Avenue
Fremont, California 94539
www.credence.com
(510) 657-7400

   Credence designs, manufactures, sells and services automatic test equipment, or ATE, used for testing semiconductor integrated circuits, or ICs. Credence also develops, licenses and distributes related software products. Credence serves a broad spectrum of the semiconductor industry's testing needs through a wide range of products that test digital logic, mixed-signal, non-volatile memory and radio frequency semiconductors. Credence utilizes its proprietary technologies to design products which are intended to provide a lower total cost of ownership than many competing products currently available while meeting the increasingly demanding performance requirements of today's ATE market. Credence's products are primarily designed to test semiconductors that are produced in high volume. Credence's customers include major semiconductor manufacturers as well as assembly and test services companies. Credence was incorporated in California in March 1982 to succeed to the business of a sole proprietorship and was reincorporated in Delaware in October 1993.

INTEGRATED MEASUREMENT SYSTEMS, INC.
9525 S.W. Gemini Drive
Beaverton, Oregon 97008
www.ims.com
(503) 626-7117

   IMS designs, manufactures, markets and services versatile, high performance IC validation systems. Customers use IMS' validation systems to test, at the prototype stage, complex digital, mixed-signal and memory devices such as microprocessors: application specific ICs; multi-chip modules; systems on chip ICs; static random access memory; and dynamic random access memory devices. In addition, IMS develops, markets and supports a line of virtual test software that enables design and test engineers to develop and debug production test software prior to fabricating the prototype of the actual device. IMS' validation systems and software enable its customers to refine their IC designs, provide reliable and prompt feedback to both design and test engineers, reduce cost of testing and shorten time-to-market. IMS markets and supports its products worldwide through a network of direct sales force personnel, independent distributors and dedicated sales personnel employed by affiliated companies. IMS has sold over 1,000 validation systems to customers in the semiconductor, aerospace, automotive, computer, consumer electronics, data communications, medical electronics, telecommunications and other industries.


Structure of the Merger and Conversion of IMS Common Stock (see page 53)

   IMS and Credence have entered into a merger agreement that provides for the merger of Iguana Acquisition Corporation, a newly formed wholly-owned subsidiary of Credence, with and into IMS with IMS being the surviving corporation. If the merger is completed, IMS will continue its operations as a wholly-owned subsidiary of Credence.

   Upon completion of the merger, you will become entitled to receive 0.90 of a share of Credence common stock in exchange for each share of IMS common stock that you own at the time of completion of the merger, except that you will receive cash in lieu of any fractional share of Credence common stock you would otherwise be entitled to receive. We refer in this document to the 0.90 ratio by which shares of Credence are to be exchanged in the merger for IMS common stock as the "exchange ratio." A corresponding right to purchase shares of Credence Series A Junior Participating Preferred Stock, par value $0.001 per share, pursuant to a Rights Agreement dated as of June 2, 1998 between Credence and BankBoston, N.A. will accompany each share of Credence common stock issued in the merger. We urge you to read Appendix A1 and Appendix A2 to this proxy statement/prospectus, which together constitute the merger agreement, carefully and in their entirety.

   The exchange ratio is fixed. Regardless of fluctuations in the market price of Credence's or IMS' common stock, the exchange ratio will not change between now and the date that the merger is completed (other than to reflect the effect of any stock split, stock dividend, reorganization or similar change in Credence or IMS common stock). Neither Credence nor IMS has the right to terminate the merger agreement or renegotiate the exchange ratio solely as a result of price fluctuations in the market for Credence and IMS common stock. You are encouraged to obtain current market quotations of Credence and IMS common stock.

Vote Required for Shareholder Approval (see page 38)

   The holders of 67% of the outstanding shares of IMS common stock must approve the merger agreement. Credence stockholders are not required to approve the merger agreement and will not vote on the merger.

   Cadence Design Systems, Inc., or Cadence, which owns approximately 32% of the outstanding shares of IMS common stock as of the record date, has entered into an amended and restated shareholder agreement with Credence (referred to herein as the "shareholder agreement"), whereby Cadence is required to vote all shares of IMS common stock beneficially owned by it in favor of approval of the merger agreement and to vote against any other merger or other business combination proposals. The shareholder agreement is attached to this proxy statement/prospectus as Appendix B.

   You are entitled to cast one vote per share of IMS common stock you owned as of June 7, 2001, the record date.

Recommendation of IMS' Board of Directors (see page 38)

   The IMS board of directors has carefully considered the terms and conditions of the merger and has unanimously determined that the terms are fair to, and in the best interests of, IMS shareholders. The board of directors has unanimously adopted the merger agreement and approved the merger and unanimously recommends that you vote FOR the approval of the merger agreement and the merger.

Opinion of IMS' Financial Advisor (see page 45)

   SG Cowen Securities Corporation, or SG Cowen, IMS' financial advisor, delivered an opinion to the IMS board of directors that, as of the date of the opinion and based on the procedures followed, factors considered and assumptions made by SG Cowen, and subject to the limitations set forth in the opinion, the exchange ratio is fair, from a financial point of view, to the shareholders of IMS. The complete opinion of SG Cowen is attached as Appendix C to this proxy statement/prospectus. We urge you to read it in its entirety.

Reasons for the Merger (see page 42)

 Credence

   The board of directors of Credence has determined that the merger is in the best interests of Credence and its stockholders, and has identified several potential benefits, including:

  . a reduction in the volatility of Credence's business model;

  . complementary product lines and capabilities;

  . potentially expanded customer usage model from design prototype validation to production test;

  . a broader potential customer and relationship base;

  . a potentially expanded customer base geographically;

  . an enhanced technology portfolio;

  . a stronger virtual test product;

  . enhanced purchasing power with suppliers;

  . leverage of Credence's global salesforce; and

  . Credence's increased visibility in emerging markets and technologies.

 IMS

   The board of directors of IMS has determined that the terms of the merger are fair to, and in the best interests of, IMS and its shareholders, and has identified several potential benefits, including:

  . increased liquidity for IMS shareholders;

  . providing the combined company with an extensive design prototype validation to production test solution;

  . the opportunity to leverage scarce development funds by eliminating redundancy in the products or components developed;

  . enhanced purchasing power for components and technologies;

  . leveraging Credence's strong worldwide distribution network;

  . the premium, of approximately 58% based on the exchange ratio and the closing price of IMS stock on May 14, 2001, which IMS believes is a competitive premium for mergers and acquisitions within the semiconductor industry during the past year; and

  . the strength of Credence as a strong participant in the ATE market.

Conditions to the Merger (see page 58)

   Credence's and IMS' respective obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the prior satisfaction or waiver of a number of conditions. If either Credence or IMS waives any conditions, IMS will consider the facts and circumstances at that time and make a determination as to whether a resolicitation of proxies from IMS shareholders is appropriate.

Termination of the Merger Agreement (See page 60)

   The merger agreement may be terminated at any time prior to completion of the merger with the mutual agreement of IMS and Credence. Additionally, under certain circumstances, which are described on page 60 of this proxy statement/prospectus under the heading "Termination of the Merger Agreement," either Credence or IMS may be entitled to unilaterally terminate the merger agreement. Termination may result in the obligation to reimburse the other party for out of pocket expenses, or result in payment of a termination fee, as described herein.

Payment of Termination Fees and Expenses (see page 62)

   IMS is required to pay Credence termination fees of up to $8,000,000 under certain circumstances, which are described on page 62 of this proxy statement/prospectus under the heading "Payment of Termination Fees and Expenses." In addition, under certain circumstances, IMS is required to reimburse Credence for its out-of-pocket expenses of up to $1,000,000.

   Credence has agreed to reimburse IMS for its out-of-pocket expenses of up to $1,000,000 if the merger agreement is terminated under certain circumstances, which are described on page 62 of this proxy statement/prospectus under the heading "Payment of Termination Fees and Expenses."

No Solicitation of Transactions (see page 64)

   IMS has agreed, among other restrictions described in this proxy statement/prospectus on page 64 under the heading "No Solicitation of Transactions," that it will not discuss or negotiate or otherwise solicit, initiate, encourage, facilitate or enter into any agreement with respect to a business combination or similar transaction with another party while the merger is still pending.

   IMS may, subject to limitations described in this proxy statement/prospectus under the heading "No Solicitation of Transactions," engage in negotiations or discussions or disclose nonpublic information in response to an unsolicited written offer for a business combination with, or a tender offer for IMS, or an acquisition of a significant portion of the assets of IMS, or an acquisition of 15% or more of any class of securities of IMS; provided, that the board of directors of IMS:

  . determines, after consultation with its financial advisors, that such offer is more favorable to the shareholders of IMS from a financial point of view than the merger; and

  . determines in good faith, after consultation with outside legal counsel, that it is necessary for the board in order to comply with its fiduciary duties to the shareholders of IMS.

A Shareholder Holding Approximately 32% of IMS' Common Stock Has Entered into a Shareholder Agreement Requiring It to Vote in Favor of the Merger (see page 66)

   Cadence has entered into a shareholder agreement with Credence which requires Cadence to vote all shares of IMS common stock beneficially owned by it in favor of approval of the merger agreement and to vote against any other merger or other business combination proposals. The shareholder agreement also requires

Cadence to deliver an irrevocable proxy to Credence. The irrevocable proxy enables Credence to vote Cadence's shares to approve the merger and enables Credence to vote Cadence's shares against any other merger or other business combination proposals.

   The shares of IMS common stock subject to the shareholder agreement represent approximately 32% of the outstanding IMS common stock as of the record date.

   Credence and IMS urge you to read the form of amended and restated shareholder agreement attached as Appendix B to this proxy statement/prospectus in its entirety.

Interests of IMS' Directors, Officers and Affiliates in the Merger (see page
67)

   When considering the recommendation of the IMS board of directors, you should be aware that certain IMS directors, officers and affiliates have interests in the merger that are different from, or in addition to, yours. As a result, IMS' directors, officers and affiliates may be more likely to vote to approve the merger agreement than IMS shareholders generally. As of June 7, 2001, directors and executive officers of IMS and affiliates (including Cadence) held approximately 34% of the outstanding shares of IMS common stock entitled to vote. To approve the merger agreement, the holders of 67% of the outstanding shares of IMS common stock must vote for approval. A description of additional interests of officers and directors that may be different from, or in addition to, yours can be found on page 67 of this proxy statement/prospectus under the heading "Interests of IMS' Directors, Officers and Affiliates in the Merger."

Material Federal Income Tax Considerations of the Merger (see page 69)

   The exchange of shares of IMS common stock for Credence common stock in the merger is intended to be tax-free to IMS shareholders for federal income tax purposes, except to the extent of cash received by IMS shareholders in respect of fractional shares. It is a condition to the merger that each of Credence and IMS receive a legal opinion from their respective tax counsel to the effect that the merger will constitute a reorganization within the meaning of the Internal Revenue Code. TAX MATTERS CAN BE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR TO FULLY UNDERSTAND THE TAX CONSEQUENCES OF THE MERGER TO YOU.

Accounting Treatment of the Merger (see page 71)

   Credence intends to account for the merger as a pooling of interests business combination and Credence and IMS have agreed to use their reasonable best efforts to cause the merger to be accounted for in this manner. Additionally, IMS has agreed to use its reasonable best efforts to obtain from its accountants, Arthur Andersen LLP, confirmation that IMS qualifies as a party to a merger to be accounted for as a pooling of interests business combination. Although Credence intends to account for the merger as a pooling of interests business combination, that accounting treatment is not, of itself, a condition to completion of the merger.

Antitrust Approval Required to Complete the Merger (see page 69)

   The merger is subject to United States antitrust laws. Credence and IMS have made the required filings with the United States Department of Justice and the Federal Trade Commission. However, Credence and IMS are not permitted to complete the merger until the applicable waiting period has expired or terminated.

   In addition, Credence and IMS may need to obtain approval for the merger in foreign jurisdictions depending upon the extent to which IMS and/or Credence conduct business in these jurisdictions and the statutory requirements of each of these jurisdictions.

Restrictions on the Ability to Sell Credence Stock (see page 71)

   All shares of Credence common stock received by you in connection with the merger will be freely transferable unless you are considered an "affiliate" of IMS for purposes of the Securities Act of 1933, as amended, or the Securities Act. Shares of Credence common stock held by these affiliates may only be sold pursuant to a registration statement or exemption under the Securities Act. Credence has offered limited registration rights to parties who may be deemed to be affiliates of IMS which may be utilized if those affiliates are unable to sell their shares of Credence common stock acquired in the merger under Rules 144 and 145 under the Securities Act. In addition, in connection with accounting for the merger as a pooling of interests, IMS' affiliates will not be able to sell the shares of Credence common stock received in the merger from the date beginning 30 days prior to the completion of the merger until Credence releases earnings containing at least 30 days of earnings of the combined company.

You Do Not Have Dissenters' Rights (see page 71)

   Under Oregon law, you are not entitled to dissenters' rights in the merger.

Forward-Looking Statements in This Proxy Statement/Prospectus

   This proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Credence's and IMS' financial condition, results of operations and business and on the expected impact of the merger on Credence's financial performance. Examples of forward-looking statements include statements regarding Credence's or IMS' future financial results, operating results, business strategies, projected costs, competitive position, and plans and objectives of management for future operations. Words like "may," "will," "should," "would," "predicts," "potential," "continue," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and the negative of these terms or other comparable terminology are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including those discussed in the Risk Factors, that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These and many other factors could affect the future financial and operating results of Credence or IMS. In evaluating the merger, you should carefully consider the discussion of certain risks and uncertainties in the section entitled "Risk Factors" on page 13 of this proxy statement/prospectus and in the documents incorporated by reference in this proxy statement/prospectus.

            Summary Selected Historical Consolidated Financial Data

   The following tables show financial results actually achieved by each of Credence and IMS.

   Credence's summary financial data as of and for the fiscal years ended October 31, 1996, October 31, 1997, October 31, 1998, October 31, 1999 and October 31, 2000 has been derived from its audited consolidated financial statements and related notes thereto incorporated herein by reference. Credence's historical figures as of and for the six months ended April 30, 2000 and April 30, 2001 have been derived from, and should be read in conjunction with, Credence's unaudited consolidated financial statements and the notes thereto that are incorporated herein by reference. The unaudited results of operations for the interim period presented are not necessarily indicative of the results to be expected for any other interim period or for the fiscal year as a whole. However, in the opinion of Credence's management, the interim financial data presented reflects all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial condition at such date and the results of operations for such periods.

   IMS' summary financial data as of and for the fiscal years ended December 31, 1996, December 31, 1997, December 31, 1998, December 31, 1999 and December 31, 2000 has been derived from its audited consolidated financial statements and related notes thereto incorporated herein by reference. IMS' historical financial data for the three months ended March 31, 2000 and March 31, 2001 have been derived from, and should be read in conjunction with, IMS' unaudited consolidated financial statements and the notes thereto that are incorporated herein by reference. The unaudited results of operations for the interim period presented are not necessarily indicative of the results to be expected for any other interim period or for the fiscal year as a whole. However, in the opinion of IMS' management, the interim financial data presented reflects all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial condition at such date and the results of operations for such periods.

         Summary Selected Historical Consolidated Financial Data, Cont.
Credence:

                                                                          Six Months Ended
                                 Fiscal Years Ended October 31,               April 30,
                          ----------------------------------------------  ------------------
                            1996     1997     1998      1999      2000      2000      2001
                          -------- -------- --------  --------  --------  --------  --------
                                      (in thousands, except per share data)
Historical Consolidated
 Statement Of Operations
 Data:
Net sales...............  $238,788 $204,092 $216,803  $197,183  $679,738  $255,522  $166,470
Net income (loss) from
 continuing operations..  $ 37,703 $ 10,693 $(26,282) $   (809) $140,382  $ 50,356  $(28,977)
Net income (loss) from
 continuing operations
 per share--basic.......  $   0.88 $   0.25 $  (0.61) $  (0.02) $   2.91  $   1.10  $  (0.55)
Net income (loss) from
 continuing operations
 per share--diluted.....  $   0.86 $   0.24 $  (0.61) $  (0.02) $   2.65  $   1.00  $  (0.55)
Number of shares used in
 per common share
 calculation--basic.....    43,064   43,730   43,066    42,176    48,239    45,900    52,448
Number of shares used in
 per common share
 calculation--diluted...    43,954   45,024   43,066    42,176    54,176    50,386    52,448


                                                                              As of Six
                                                                            Months Ended
                            As of the Fiscal Year Ended October 31,           April 30,
                          ----------------------------------------------  ------------------
                            1996     1997     1998      1999      2000      2000      2001
                          -------- -------- --------  --------  --------  --------  --------
                                                  (in thousands)
Historical Consolidated
 Balance Sheet Data:
Total assets............  $233,042 $358,141 $306,189  $340,420  $879,237  $728,713  $779,441
Long-term obligations,
 net of current
 portion................       --  $115,418 $115,227  $ 98,026  $  8,655  $ 97,116  $ 10,343


IMS:


                                                                            Three Months
                                    Year Ended December 31,                Ended March 31,
                          ----------------------------------------------  ------------------
                            1996     1997     1998      1999      2000      2000      2001
                          -------- -------- --------  --------  --------  --------  --------
                                      (in thousands, except per share data)
Historical Consolidated
 Statement of Operations
 Data:
Net sales...............  $ 50,837 $ 46,850 $ 36,697  $ 56,070  $ 75,213  $ 15,743  $ 18,522
Income (loss) before
 cumulative effect of
 accounting change(a)...  $  6,166 $  5,205 $ (3,331) $  5,581  $ 10,317  $  1,986  $  1,880
Cumulative effect of
 accounting change(b)...       --       --       --        --   $ (7,317) $ (7,317)      --
Net income (loss)(a)....  $  6,166 $  5,205 $ (3,331) $  5,581  $  3,000  $ (5,331) $  1,880
Basic income (loss) per
 share:
 Before cumulative
  effect(a).............  $   0.92 $   0.70 $  (0.44) $   0.74  $   1.31  $   0.26  $   0.24
 Cumulative effect of
  acct. change(b).......       --       --       --        --   $  (0.93) $  (0.95)      --
 Net income (loss) per
  share(a)..............  $   0.92 $   0.70 $  (0.44) $   0.74  $   0.38  $  (0.69) $   0.24
Diluted income (loss)
 per share:
 Before cumulative
  effect(a).............  $   0.88 $   0.67 $  (0.44) $   0.70  $   1.20  $   0.23  $   0.22
 Cumulative effect of
  acct. change(b).......       --       --       --        --   $  (0.85) $  (0.85)      --
 Net income (loss) per
  share(a)..............  $   0.88 $   0.67 $  (0.44) $   0.70  $   0.35  $  (0.62) $   0.22
Basic number of shares..     6,710    7,388    7,496     7,492     7,846     7,720     7,904
Diluted number of
 shares.................     7,003    7,748    7,496     7,980     8,573     8,560     8,368
Pro forma amounts
 assuming SAB 101
 revenue recognition
 applied retroactively:
 Net income (loss)......  $  5,389 $  5,044 $ (3,850) $  3,033       --        --        --
 Basic income (loss) per
  share:................  $   0.80 $   0.68 $  (0.51) $   0.40       --        --        --
 Diluted income (loss)
  per share:............  $   0.77 $   0.65 $  (0.51) $   0.38       --        --        --


Historical Consolidated
 Balance Sheet Data:
Total assets............  $ 44,314 $ 65,523 $ 63,414  $ 74,424  $ 93,600  $ 80,358  $ 91,476
Long term obligations,
 net of current
 portion................  $    278 $    152 $    363  $    213  $    --   $    174  $    --

--------
(a) Net income, basic earnings per share and diluted earnings per share for 1998, before nonrecurring acquisition and restructuring charges, were $0.1 million, $0.02 per share, and $0.02 per share, respectively.

(b) Effective January 1, 2000, IMS changed its method of accounting for systems revenue based on guidance provided in SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," (SAB 101).

                           Comparative Per Share Data

   In the following table, we provide you with certain historical per share data and combined per share data on an unaudited pro forma basis after giving effect to the merger assuming that 0.90 shares of Credence common stock are issued in exchange for each share of IMS common stock. This data should be read along with the selected historical financial data set forth herein and the historical financial statements of Credence and IMS and the notes thereto that are incorporated herein by reference. The pro forma information is presented for illustrative purposes only. You should not rely on the pro forma financial information as an indication of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during the periods presented.

                            Credence Per Share Data

                                                                 Six Months
                                          Fiscal Years Ended     Ended April
                                               Oct. 31,              30,
                                         ---------------------- -------------
                                          1998    1999    2000   2000   2001
                                         ------  ------  ------ ------ ------
                                          (in thousands, except per share
                                                       data)
Credence Historical Data(F):
Net income from continuing operations
 per share--basic....................... $(0.61) $(0.02) $ 2.91 $ 1.10 $(0.55)
Net income from continuing operations
 per share--diluted..................... $(0.61) $(0.02) $ 2.65 $ 1.00 $(0.55)
Book value per share at period end...... $ 3.68  $ 4.16  $13.76 $14.66 $13.22

                               IMS Per Share Data

                                    Year Ended December         Six Months
                                            31,              Ended March 31,
                                   -----------------------  --------------------
                                    1998     1999   2000      2000       2001
                                   -------  ------ -------  ---------  ---------
                                     (in thousands, except per share data)
IMS Historical Data(F):
Basic income (loss) per share:
  Before cumulative effect(A)..... $ (0.44) $ 0.74 $  1.31  $    0.59  $   0.43
  Cumulative effect of accounting
   change(B)...................... $   --   $  --  $ (0.93) $   (0.96) $    --
  Net income (loss) per share(A).. $ (0.44) $ 0.74 $  0.38  $   (0.37) $   0.43
Diluted income (loss) per share:
  Before cumulative effect(A)..... $ (0.44) $ 0.70 $  1.20  $    0.53  $   0.40
  Cumulative effect of accounting
   change(B)...................... $   --   $  --  $ (0.85) $   (0.96) $    --
  Net income (loss) per share(A).. $ (0.44) $ 0.70 $  0.35  $   (0.37) $   0.40
Book value per share at period
 end.............................. $  7.21  $ 8.15 $  8.63  $    8.42  $   8.82

                  Unaudited Pro Forma Combined Per Share Data

                                                                  Six Months
                                                                  Ended April
                                   Fiscal Years Ended Oct. 31,        30,
                                   ----------------------------- -------------
                                      1998      1999     2000     2000   2001
                                   ---------  ------------------ ------ ------
Pro Forma Combined Per Share
 Data(C)(D)(E):
Per Credence common share--
 basic...........................  $   (0.59) $   0.10 $    2.68 $ 1.03 $(0.46)
Per Credence common share--
 diluted.........................  $   (0.59) $   0.09 $    2.44 $ 0.94 $(0.46)
Equivalent per IMS share--basic..  $   (0.54) $   0.09 $    2.41 $ 0.93 $(0.41)
Equivalent per IMS share--
 diluted.........................  $   (0.54) $   0.08 $    2.20 $ 0.85 $(0.41)

Pro Forma Combined Book Value Per
 Share At Period End(C)(D)(E)(F):
Per Credence share...............  $    4.29  $   4.82 $   13.34 $14.00 $12.86
Equivalent per IMS share.........  $    3.86  $   4.34 $   12.01 $12.60 $11.58

--------
(A) Net income, basic earnings per share and diluted earnings per share for 1998, before nonrecurring acquisition and restructuring charges, were $0.1 million, $0.02 per share, and $0.02 per share, respectively.

(B) Effective January 1, 2000, IMS changed its method of accounting for systems revenue based on guidance provided in SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," (SAB 101).

(C) The Unaudited Pro Forma Combined Per Share Data combines financial information of Credence for the fiscal years ended October 31, 1998, October 31, 1999, and October 31, 2000 and the six months ended April 30, 2000 and April 30, 2001 with the financial information of IMS for the fiscal years ended December 31, 1998, December 31, 1999 and December 31, 2000 and the six months ended March 31, 2000 and 2001, respectively. This information which is unaudited, also assumes the merger occurred as of the beginning of the earliest period presented and was accounted for as a pooling of interests.

    Included in the figures for IMS for the six month periods ended March 31, 2000 and 2001 were the following pre-SAB 101 results of operations for the three-month periods ended December 31, 1999 and 2000, respectively:

                                                                 Three Months
                                                                Ended December
                                                                      31,
                                                                ---------------
                                                                 1999    2000
                                                                ------- -------
Consolidated Statement of Operations Data:
Net Sales...................................................... $16,791 $17,714
Income (loss) before cumulative effect of accounting change.... $ 2,510 $ 1,875
Cumulative effect of accounting change......................... $    -- $    --
Net income (loss).............................................. $ 2,510 $ 1,875
IMS Per Share Data:
Basic income (loss) per share:
 Before cumulative effect...................................... $  0.33 $  0.24
 Cumulative effect of accounting change........................ $    -- $    --
 Net Income (loss) per share................................... $  0.33 $  0.24
Diluted:
 Before cumulative effect...................................... $  0.31 $  0.22
 Cumulative effect of accounting change........................ $    -- $    --
 Net Income (loss) per share................................... $  0.31 $  0.22

(D) The Unaudited Pro Forma Combined Per Share Data is presented on a pre-SAB 101 basis for IMS. During the fourth fiscal quarter of 2001, the combined company will record the cumulative effect of SAB 101 at November 1, 2000 and will restate the three fiscal quarters ended July 31, 2001 for the effect of SAB 101.

(E) The unaudited equivalent IMS pro forma per share amounts are calculated by multiplying the Credence combined pro forma per share amounts by the exchange ratio.

(F) The historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the end of the applicable period. The pro forma combined book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of the combined company's common stock outstanding at the end of the applicable period.

                     MARKET PRICE AND DIVIDEND INFORMATION

Credence Market Price Data

   Credence's common stock is traded on the Nasdaq National Market under the symbol "CMOS." The following table shows the range of high and low closing sales prices reported on the Nasdaq National Market for Credence common stock for the periods indicated, adjusted to reflect the two-for-one stock split effected on May 17, 2000.

                                                                   High   Low
                                                                  ------ ------
   Credence's Fiscal 1999
     First Quarter............................................... $14.94 $ 7.19
     Second Quarter.............................................. $15.44 $ 8.94
     Third Quarter............................................... $20.75 $12.07
     Fourth Quarter.............................................. $24.94 $18.44

   Credence's Fiscal 2000
     First Quarter............................................... $49.44 $22.22
     Second Quarter.............................................. $74.59 $43.91
     Third Quarter............................................... $74.38 $42.00
     Fourth Quarter.............................................. $59.00 $16.13

   Credence's Fiscal 2001
     First Quarter............................................... $29.50 $16.19
     Second Quarter.............................................. $27.00 $17.50
     Third Quarter (through June 13, 2001)....................... $26.49 $21.00

IMS Market Price Data

   IMS' common stock is traded on the Nasdaq National Market under the symbol "IMSC." The following table shows the range of high and low sales prices reported on the Nasdaq National Market for IMS common stock for the periods indicated.

                                                                   High   Low
                                                                  ------ ------
   IMS' Fiscal 1999
     First Quarter............................................... $11.00 $ 7.00
     Second Quarter.............................................. $14.38 $ 6.75
     Third Quarter............................................... $15.06 $ 9.75
     Fourth Quarter.............................................. $14.50 $10.44

   IMS' Fiscal 2000
     First Quarter............................................... $24.31 $13.25
     Second Quarter.............................................. $20.25 $12.63
     Third Quarter............................................... $20.88 $11.50
     Fourth Quarter.............................................. $17.75 $ 7.44

   IMS' Fiscal 2001
     First Quarter............................................... $13.69 $ 7.00
     Second Quarter (through June 13, 2001)...................... $23.54 $10.70

Dividend Information

   Neither Credence nor IMS has ever paid any cash dividends on its stock, and both anticipate that they will continue to retain any earnings for the foreseeable future for use in the operation of their respective businesses.

Recent Closing Prices

   As of May 16, 2001, the last trading day before announcement of the proposed merger, the closing prices per share of Credence common stock and IMS common stock on the Nasdaq National Market were $24.76 and $12.81, respectively. On June 13, 2001, the latest practicable trading day before the printing of this proxy statement/prospectus, the closing prices per share of Credence common stock and IMS common stock on the Nasdaq National Market were $22.90 and $20.35, respectively. The equivalent per share prices for IMS common stock based on the Credence common stock prices multiplied by the exchange ratio of
0.90 were $22.28 as of May 16, 2001 and $20.61 as of June 13, 2001.

   Because the exchange ratio is fixed at 0.90 but the market price of Credence common stock is subject to fluctuation, the market value of the shares of Credence common stock that holders of IMS common stock will receive in the merger may increase or decrease prior to and following the merger. We urge you to obtain current market quotations for Credence and IMS common stock. No assurance can be given as to the future prices or markets for Credence or IMS common stock.

IMS Shares

   As of close of business on June 7, 2001, there were approximately 7,941,904 shares of IMS common stock outstanding and entitled to vote at the special meeting.

                                  RISK FACTORS

   By voting in favor of the merger agreement and the merger, you will be choosing to invest in Credence common stock. An investment in Credence common stock involves a high degree of risk. In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, you should carefully consider the following risk factors in deciding whether to vote for the merger.

                          Risks Related to the Merger

   Under this section entitled "--Risks Related to the Merger," use of the term "combined company" refers to the Credence group of companies including IMS after completion of the merger.

You will receive 0.90 shares of Credence common stock for each share of IMS common stock owned despite changes in market value of IMS common stock or Credence common stock.

   Upon completion of the merger, each share of IMS common stock will be exchanged for 0.90 shares of Credence common stock (subject to adjustment to reflect the effect of any stock split, stock dividend, reorganization or similar change in Credence or IMS common stock). There will be no adjustment to the exchange ratio based on changes in the market price of either IMS common stock or Credence common stock. Accordingly, the specific dollar value of Credence common stock to be received by you upon completion of the merger will depend on the market value of Credence common stock at the time of completion of the merger. The share price of Credence common stock is by its nature subject to the general price fluctuations in the market for publicly traded equity securities and has experienced significant volatility. See "Risk Factors--Risks Relating to Credence" below. No prediction can be made as to the market price of Credence common stock upon completion of the merger or as to the market price of Credence common stock after the completion of the merger.

Although Credence and IMS expect that the merger will result in benefits, those benefits may not be realized.

   Credence and IMS entered into the merger agreement with the expectation that the merger will result in benefits to the combined company, but those benefits may not be fully realized. See the section entitled "The Merger and Related Transactions--Reasons for the Merger" for a discussion of some of the anticipated benefits of the merger.

   Achieving the benefits of the merger will depend in part on the integration of the technology, operations and personnel of the two companies in a timely and efficient manner so as to minimize the risk that the merger will result in the loss of customers or key employees. Such integration efforts are difficult and the results are unpredictable in light of the possible cultural, organizational and operational differences between Credence and IMS. Integration efforts can also be expected to require the diversion of significant management attention and resources. Such diversion of attention could have an adverse effect on the combined company during such transition period.

   In addition, integrating IMS' product line into Credence's business model will involve risks that may jeopardize the success of the combined company. Integration of the IMS technology and products will result in significant expansion of Credence's participation in the high performance integrated circuit validation systems market, will involve considerable risks and may not be successful. For the potential benefits of the merger to be fully realized, Credence will have to learn to satisfy the needs of customers in this market in a timely and efficient manner. Credence and IMS cannot, therefore, assure you that IMS will be successfully integrated into Credence or that any of the anticipated benefits will be realized, and failure to do so could have a material adverse effect on the combined company's business, financial condition and operating results and on the price of Credence's common stock.

IMS officers and directors have conflicts of interest that may influence them to support or approve the merger.

   The directors and officers of IMS participate in arrangements and have continuing indemnification against liabilities that provide them with interests in the merger that are different from, or are in addition to, yours including the following:

  . As of June 7, 2001, directors and executive officers of IMS and affiliates (including Cadence) held approximately 34% of the outstanding shares of IMS common stock entitled to vote.

  . As of June 13, 2001, directors and executive officers of IMS held stock options, both vested and unvested, to purchase an aggregate of 1,313,747 shares of IMS common stock under the 1995 Stock Incentive Plan and the 1995 Stock Option Plan for Non-Employee Directors. If the merger is completed, approximately 39% of that total, consisting of the options to purchase 505,935 shares held collectively by Keith L. Barnes, Donald E. Grant and Fred Hall, will accelerate and become fully vested and exercisable immediately pursuant to terms of their existing employment agreements, without any action by IMS or Credence.

  . As a condition to the merger, six of the seven current IMS directors must resign from the board of directors upon completion of the merger. All six of those directors are outside directors and have existing director consulting and indemnity agreements with IMS that obligate IMS to engage each director as a consultant. The aggregate number of shares subject to unvested options for all six outside directors is 74,440. Please see the section entitled "Interests of IMS Directors, Officers and Affiliates in the Merger" on page 67 of this proxy statement/prospectus.

  . Two officers of IMS, W. Barry Baril, Chief Technical Officer, and Gwyn
    Harvey, Vice President of Human Resources, have existing employment agreements that provide that in the event such officer's employment is terminated without cause within one year after a sale of a majority of the voting stock of IMS, then the vesting of IMS options held by the officer will be accelerated. If the employment of Mr. Baril or Ms. Harvey were to be terminated without cause within one year from completion of the merger, their unvested options totaling, as of June 13, 2001, 56,246 shares and 22,227 shares, respectively, will immediately vest and become exercisable.

  . Following completion of the merger, Credence intends to grant an aggregate of 250,000 options to purchase shares of Credence common stock to certain employees of IMS, including certain of its executive officers. Please see the section entitled "Interests of IMS Directors, Officers and Affiliates in the Merger" on page 67 of the proxy statement prospectus.

  . The merger agreement provides for the continuation of indemnification arrangements in favor of directors and officers of IMS for their acts and omissions occurring prior to the completion of the merger. Please see the section entitled "Indemnification of Officers and Directors and Liability Insurance" on page 67 of this proxy statement/prospectus.

   In addition, the merger agreement provides that for a period of six years after the completion of the merger, the surviving corporation will maintain, for the benefit of the directors and officers of IMS at the time of completion of the merger with respect to their acts and omissions in their capacities as directors and officers of IMS occurring prior to completion of the merger, directors' and officers' liability insurance on terms comparable to those maintained by IMS as of the date of the merger agreement.

   As of June 7, 2001, IMS' officers, directors and affiliates (including Cadence) held approximately 2,675,865 shares of IMS common stock, excluding options to purchase IMS common stock which were unexercised as of the record date, which represented approximately 34% of all outstanding shares of IMS common stock entitled to vote. See the section entitled "Interests of IMS Directors, Officers and Affiliates in the Merger" beginning on page 67 of this proxy statement/prospectus.

   As a result, these directors and officers may be more likely to vote to approve the merger agreement than if they did not hold these interests. IMS expects all of its directors and officers to vote for approval of the merger agreement. IMS shareholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

Failure to complete the merger could negatively impact IMS' stock price and future business and operations.

   If the merger is not completed for any reason, IMS may be subject to a number of material risks, including the following:

  . IMS may be required to pay Credence a termination fee and reimburse
    Credence for its out-of-pocket expenses if the merger agreement is terminated under certain circumstances;

  . relationships with customers and suppliers may be adversely affected;

  . the price of IMS' common stock may decline to the extent that the current market price of IMS common stock reflects a market assumption that the merger will be completed; and

  . costs related to the merger, such as legal, accounting and financial advisor fees, must be paid even if the merger is not completed.

   In addition, IMS customers may, in response to the announcement of the merger, defer or cancel pending purchases, delay purchasing decisions, or decline to make future purchases from IMS. Any of these actions by IMS customers could have a material adverse effect on IMS' business, regardless of whether or not the merger is ultimately completed. Similarly, current and prospective IMS employees may experience uncertainty about their future role with Credence until or after Credence's strategies with regard to IMS are announced or executed. This may adversely affect IMS' ability to attract and retain, and may affect the performance during the transition period of, key management, sales, marketing and technical personnel.

   Further, if the merger is terminated and IMS' board of directors determines to seek another merger or business combination, there can be no assurance that it will be able to find a partner willing to pay an equivalent or more attractive price than that which would be paid in the merger. In addition, while the merger agreement is in effect, and subject to certain limited exceptions described on page 64 of this proxy statement/prospectus, IMS is prohibited from soliciting, initiating or encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination, with any party other than Credence, without the prior written consent of Credence.

Customer, supplier and employee uncertainty related to the merger could harm the combined company.

   Credence and IMS customers and suppliers, may, in response to the announcement or consummation of the merger, delay purchasing or supply decisions or otherwise alter existing relationships with Credence and IMS. These decisions or other adverse changes in business relationships of Credence and IMS with their customers and suppliers could adversely affect the business of the combined company. Similarly, current and prospective IMS employees may experience uncertainty about their future as employees of the combined company until or after strategies with regard to IMS are announced or executed. This may adversely affect Credence's or IMS' ability to attract and retain, and may affect the performance during the transition period of, key management, sales, marketing and technical personnel. Credence has not entered into employment agreements with any IMS employees in connection with the merger and, therefore, cannot be certain that it will be able to retain any such employees.

The price of Credence common stock may be affected by factors different from those affecting the price of IMS common stock.

   When the merger is completed, holders of IMS common stock will become holders of Credence common stock. Credence's business differs from that of IMS, and Credence's results of operations, as well as the price of Credence common stock, may be affected by factors different from those affecting IMS' results of operations and the price of IMS common stock.

We may be unable to obtain the required regulatory approvals for completing the merger.

   As a condition to the obligations of Credence and IMS to complete the merger, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, must have expired or been terminated. There can be no assurance that the waiting period under the HSR Act will be permitted to expire or be terminated at all or without materially adverse restrictions or conditions that would have an adverse effect on the combined company. In addition, the merger may be subject to various foreign antitrust laws, some of which may require us to make filings with foreign antitrust authorities. The combined company may be required to agree to various operating restrictions, before or after receipt of shareholder approval, in order to obtain the necessary authorizations and approvals of the merger or to assure that governmental authorities do not seek to block the merger. There is no assurance that Credence and IMS will agree to such restrictions. If Credence and IMS do not agree to these restrictions the merger may not be completed. No additional shareholder approval is expected to be required or sought for any decision by Credence or IMS, after the special meeting of IMS' shareholders, to agree to any terms and conditions necessary to resolve any regulatory objections to the merger, and shareholder approval will not be sought unless such shareholder approval is required under applicable law. If any agreements regarding operating restrictions are required under applicable law or by governmental authorities, under the terms of the merger agreement neither Credence nor IMS is obligated to agree to the divestiture of any assets or business units, unless Credence and IMS mutually agree it is in their respective best interests to do so. Even if regulatory approvals are obtained, any federal, state or foreign governmental entity or any private person may challenge the merger at any time before or after its completion.

The merger may fail to qualify as a reorganization, resulting in your recognition of taxable gain or loss in respect of your IMS shares.

   Credence and IMS intend the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Although the Internal Revenue Service, or IRS, has not provided a ruling on the matter, each of Credence and IMS will, as a condition to closing, obtain a legal opinion from their respective tax counsel that the merger will constitute a reorganization for federal income tax purposes. These opinions do not bind the IRS or prevent the IRS from adopting a contrary position. If the merger fails to qualify as a reorganization you generally would recognize gain or loss on each share of IMS common stock surrendered in an amount equal to the difference between your adjusted tax basis in that share and the sum of the amount of cash, if any, and the fair market value of the Credence common stock received in exchange for that share upon completion of the merger.

The merger may not be able to be accounted for as a pooling of interests business combination.

   Although Credence intends to account for the merger as a pooling of interests business combination, such accounting method may not be available. Failure to account for the merger as a pooling of interests business combination could have a material adverse effect on the financial results of Credence.

There may be increased competition against IMS' business as a result of the merger with Credence.

   After the merger, the level of competition encountered by the combined company may increase. A number of IMS' current customers and partners are competitors of Credence. As a result of the merger, these customers or partners may choose to no longer do business, or may choose to reduce their business, with the combined company and may instead enter IMS' business as a direct competitor to the combined company. Many of these competitors have significant financial, marketing, manufacturing and technological resources. If any of these current customers, or other potential competitors, introduces a virtual test product, it could harm the business of the combined company.

IMS may lose certain strategic relationships as a result of the merger with Credence.

   IMS currently has many strategic relationships with vendors of ATE machines. Many of these relationships are with competitors of Credence. Maintaining close working relationships with these strategic partners is important to IMS' business. As a result of the merger, these strategic partners may no longer do business, or may reduce or impose additional conditions on their business, with the combined company. For example, Agilent Technologies, Inc., or Agilent, has provided notice to IMS that it is canceling an agreement it had in place with IMS. This agreement provides that if IMS consummates a transaction with a competitor of Agilent, Agilent may become entitled, under certain circumstances, to obtain IMS source codes deposited with Agilent, in order to support the technology covered by the agreement, for a period of five years. The inability to maintain, or any other adverse change to, such strategic relationships could have a material adverse effect on the combined company's business, financial condition and operating results.

                           Risks Related to Credence

   Under this section entitled "--Risks Related to Credence," use of the terms "we," "us" and "our" refers to Credence Systems Corporation and its subsidiaries as of the date of this proxy statement/prospectus.

Our operating results may fluctuate significantly which may adversely affect our stock price.

  [GRAPH OF NET SALES AND NET INCOME (LOSS), Q1 1998 THROUGH Q2 2001, APPEARS
                                     HERE]

           1998               1999               2000                2001
            Q1  Q2   Q3   Q4   Q1   Q2   Q3  Q4   Q1   Q2   Q3   Q4   Q1   Q2
Net Sales   82  75   37   22   26   38   52  80  102  154  204  220  123   43
Net Income   9   9  (34) (11)  (7)  (5)   3   8   17   33   41   49   15 (43.7)

   A variety of factors affect our results of operations. The above graph illustrates that our quarterly net sales and operating results have fluctuated significantly. We believe they will continue to fluctuate for several reasons, including:

  . economic conditions in the semiconductor industry in general and capital equipment industry specifically;

  . manufacturing capacity and ability to volume produce systems, including our newest systems, and meet customer requirements;

  . timing of new product announcements and new product releases by us or our competitors;

  . market acceptance of our new products and enhanced versions of existing products;

  . manufacturing inefficiencies associated with the start-up of our new products, changes in our pricing or payment terms and cycles, and those of our competitors, customers and suppliers;

  . write-offs of excess and obsolete inventories and accounts receivable that are not collectible;

  . supply constraints;

  . ability to obtain adequate facilities;

  . patterns of capital spending by our customers, delays, cancellations or reschedulings of customer orders due to customer financial difficulties or otherwise;

  . changes in overhead absorption levels due to changes in the number of systems manufactured, the timing and shipment of orders, availability of components including custom ICs, subassemblies and services, customization and reconfiguration of our systems and product reliability;

  . expenses associated with acquisitions and alliances;

  . operating expense reductions associated with cyclical industry downturns, including costs relating to facilities consolidations and related expenses;

  . the proportion of our direct sales and sales through third parties, including distributors and OEMS, the mix of products sold, the length of manufacturing and sales cycles, and product discounts;

  . natural disasters, political and economic instability, currency fluctuations, regulatory changes and outbreaks of hostilities; and

  . our ability to hire and retain qualified employees in a competitive market.

   We intend to introduce new products and product enhancements in the future, the timing and success of which will affect our business, financial condition and results of operations. Our gross margins on system sales have varied significantly and will continue to vary significantly based on a variety of factors including:

  . manufacturing inefficiencies;

  . pricing concessions by us and our competitors and pricing by our suppliers;

  . hardware and software product sales mix;

  . inventory write-downs;

  . production volumes;

  . new product introductions;

  . product reliability;

  . absorption levels and the rate of capacity utilization;

  . customization and reconfiguration of systems;

  . international and domestic sales mix and field service margins; and

  . facility relocations and expansions.

   New and enhanced products typically have lower gross margins in the early stages of commercial introduction and production. Although we have recorded and continue to record provisions for estimated sales allowances and price adjustments, accounts receivable that might not be collectible, and product warranty costs, we cannot be certain that our estimates will be adequate.

   We cannot forecast with any certainty the impact of these and other factors on our sales and operating results in any future period. Results of operations in any period, therefore, should not be considered indicative of the results to be expected for any future period. Because of this difficulty in predicting future performance, our operating results may fall below the expectations of securities analysts or investors in some future quarter or quarters. Our failure to meet these expectations would likely adversely affect the market price of our common stock. In addition, our need for continued significant expenditures for research and development, marketing and other expenses for new products, capital equipment purchases and worldwide training and customer service and support will impact our sales and operations results in the future. Other significant expenditures may make it difficult for us to reduce our significant fixed expenses in a particular period if we do not meet our net sales goals for that period. These other expenditures include:

  . research and development;

  . support costs for the distribution channels;

  . marketing and other expenses for new products;

  . capital equipment purchases and world-wide training; and

  . customer support and service.

   As a result, we cannot be certain that we will be profitable in the future.

We have a limited backlog and obtain most of our net sales from a relatively few number of system sales transactions, which can result in fluctuations of quarterly results.

   Other than some memory products and software products, for which the price range is typically below $50,000, we obtain most of our net sales from the sale of a relatively few number of systems that typically range in price from $350,000 to $2.5 million. This has resulted and could continue to result in our net sales and operating results for a particular period being significantly impacted by the timing of recognition of revenue from a single transaction. Our net sales and operating results for a particular period could also be materially adversely affected if an anticipated order from just one customer is not received in time to permit shipment during that period. Backlog at the beginning of a quarter typically does not include all orders necessary to achieve our sales objectives for that quarter. Orders in backlog are subject to cancellation, delay, deferral or rescheduling by customers with limited or no penalties. In the first half of fiscal 2001, we experienced customer-requested shipment delays and order cancellations, and we believe it is probable that orders will be canceled in the future. Consequently, our quarterly net sales and operating results have in the past and will in the future, depend upon our obtaining orders for systems to be shipped in the same quarter in which the order is received.

   We believe that some of our customers may, from time to time, place orders with us for more systems than they will ultimately require, or they will order a more rapid delivery than they will ultimately require. For this reason, our backlog may include customer orders in excess of those actually delivered to them or other customers.

   Furthermore, we generally ship products generating most of our net sales near the end of each quarter. Accordingly, our failure to receive an anticipated order or a delay or rescheduling in a shipment near the end of a particular period may cause net sales in a particular period to fall significantly below expectations, which could have a material adverse effect on our business, financial condition or results of operations. The relatively long manufacturing cycle of many of our testers has caused and could continue to cause future shipments of testers to be delayed from one quarter to the next. Furthermore, as we and our competitors announce new products and technologies, customers may defer or cancel purchases of our existing systems. We cannot forecast the impact of these and other factors on our sales and operating results.

The semiconductor industry has been cyclical.

   Revenue growth has slowed in the test and assembly sector of the semiconductor equipment industry during what we now believe is a cyclical downturn in the industry. There is uncertainty as to if and when the next cyclical growth phase will occur. This belief is based on weakening order activity, order cancellation activity, and customer-requested shipment delays from our existing backlog. This business weakness is worldwide but we see it in particular with customers in Asia. Until such time as we return to a growth period, we expect a continuing decline in orders and therefore expect that the July 31, 2001 fiscal quarter's revenue will decline from the levels we experienced during the second quarter of fiscal 2001. In light of that belief, we reduced our worldwide workforce by approximately 21%, or 300 people. We took a charge related to this reduction in force of approximately $2 million in our second fiscal quarter of 2001. Additionally, all remaining employees will be required to take eight days of time off per quarter through July 2001. Other initiatives, including a domestic pay cut, the consolidation and reorganization of certain functions and operations, and the curtailment of discretionary expenses, are also being implemented. If we continue to reduce our workforce, it may adversely impact our ability to respond rapidly to any renewed growth opportunities in the future.

   Our business and results of operations depend largely upon the capital expenditures of manufacturers of semiconductors and companies that specialize in contract packaging and/or testing of semiconductors. This includes manufacturers and contractors that are opening new or expanding existing fabrication facilities or upgrading existing equipment, which in turn depend upon the current and anticipated market demand for semiconductors and products incorporating semiconductors. The semiconductor industry has been highly cyclical with recurring periods of oversupply, which often has had a severe effect on the semiconductor industry's demand for test equipment, including the systems we manufacture and market. We believe that the markets for newer generations of semiconductors will also be subject to similar fluctuations.

   We have experienced shipment delays, delays in commitments and restructured purchase orders by customers and we expect this activity to continue. Accordingly, we cannot be certain that we will be able to achieve or maintain our current or prior level of sales or rate of growth. In addition, sales are expected to be sequentially down in the next fiscal quarter and possibly in the upcoming quarters. We anticipate that a significant portion of new orders may depend upon demand from semiconductor device manufacturers building or expanding fabrication facilities and new device testing requirements that are not addressable by currently installed test equipment, and there can be no assurance that such demand will develop to a significant degree, or at all. In addition, our business, financial condition or results of operations may be adversely affected by any factor adversely affecting the semiconductor industry in general or particular segments within the semiconductor industry. For example, the 1997/1998 Asian financial crisis contributed to widespread uncertainty and, in part, a slowdown in the semiconductor industry. This slowdown in the semiconductor industry resulted in reduced spending for semiconductor capital equipment, including ATE which we sell. This industry slowdown had, and similar slowdowns may in the future have, a material adverse effect on our product backlog, balance sheet, financial condition and results of operations. Therefore, there can be no assurance that our operating results will not be materially adversely affected if downturns or slowdowns in the semiconductor industry occur again in the future.

Over the last several years we have experienced significant fluctuations in our operating results and an increased scale of operations.

   In the first half of fiscal 2001 our net sales fell 35% from the same period in fiscal 2000 as the industry began a cyclical downturn. In fiscal 2000, we generated revenue of $101.8 million in the first quarter and $220.2 million in the fourth quarter, an increase of 116%. In fiscal 1999, we generated revenue of $26.5 million in the first quarter and $80.2 million in the fourth quarter, an increase of 203%. In fiscal 1998, we generated revenue of $82.4 million for the first quarter and $22.4 million for the fourth quarter, a decrease of 73%. Since 1993, except for the current cost-cutting efforts and those during fiscal 1998 and most of fiscal 1999, we have overall significantly increased the scale of our operations in general to support periods of generally increased sales levels and expanded product offerings and have expanded operations to address critical infrastructure and other requirements, including the hiring of additional personnel, significant investments in research and development to support product development, acquisition of the new facilities in Oregon, further investments in our ERP system and numerous acquisitions. These fluctuations in our sales and operations have placed and are placing a considerable strain on our management, financial, manufacturing and other resources. In order to effectively deal with the changes brought on by the cyclical nature of the industry, we have been required to implement and improve a variety of highly flexible operating, financial and other systems, procedures and controls capable of expanding, or contracting consistent with our business. However, we cannot be certain that any existing or new systems, procedures or controls, including our ERP system, will be adequate to support fluctuations in our operations or that our systems, procedures and controls will be cost-effective or timely. Any failure to implement, improve and expand or contract such systems, procedures and controls efficiently and at a pace consistent with our business could have a material adverse effect on our business, financial condition or results of operations.

We are expanding and intend to continue the expansion of our product lines.

   We are currently devoting and intend to continue to devote significant resources to the development, production and commercialization of new products and technologies. In late fiscal 1999 and into 2000, we shipped three major new products. We invested and continue to invest significant resources in plant and equipment, leased facilities, inventory, personnel and other costs to begin or prepare to increase production of these products. A significant portion of these investments will provide the marketing, administration and after-sales service and support required for these new hardware and software products. Accordingly, we cannot be certain that gross profit margin and inventory levels will not be adversely impacted by delays in new product introductions or start-up costs associated with the initial production and installation of these new product lines. We also cannot be certain that we can manufacture these systems per the time and quantity required by our customers. The start-up costs include additional manufacturing overhead, additional inventory and warranty reserve requirements and the enhancement of after-sales service and support organizations. In addition, the increases in inventory on hand for new product development and customer support requirements have increased and will continue to increase the risk of inventory write-offs. We cannot be certain that our net sales will increase or remain at recent levels or that any new products will be successfully commercialized or contribute to revenue growth or that any of our additional costs will be covered.

There are limitations on our ability to find the supplies and services necessary to run our business.

   We obtain certain components, subassemblies and services necessary for the manufacture of our testers from a limited group of suppliers. We do not maintain long-term supply agreements with most of our vendors and we purchase most of our components and subassemblies through individual purchase orders. The manufacture of certain of our components and subassemblies is an extremely complex process. We also rely on outside vendors to manufacture certain components and subassemblies and to provide certain services. We have recently experienced and continue to experience significant reliability, quality and timeliness problems with several critical components including certain custom integrated circuits. We cannot be certain that these or other problems will not continue to occur in the future with our suppliers or outside subcontractors. Our reliance on a limited group of suppliers and on outside subcontractors involves several risks, including an inability to obtain an adequate supply of required components, subassemblies and services and reduced control over the price, timely delivery, reliability and quality of components, subassemblies and services. Shortages, delays, disruptions or terminations of the sources for these components and subassemblies have delayed and could continue to delay shipments of our systems and new products and could continue to have a material adverse effect on our business. Our continuing inability to obtain adequate yields or timely deliveries or any other circumstance that would require us to seek alternative sources of supply or to manufacture such components internally could also have a material adverse effect on our business, financial condition or results of operations. Such delays, shortages and disruptions would also damage relationships with current and prospective customers and have and could continue to allow competitors to penetrate our customer accounts. We cannot be certain that our internal manufacturing capacity or that of our suppliers and subcontractors will be sufficient to meet customer requirements.

The ATE industry is intensely competitive which can adversely affect our revenue growth.

   With the substantial investment required to develop test application software and interfaces, we believe that once a semiconductor manufacturer has selected a particular ATE vendor's tester, the manufacturer is likely to use that tester for a majority of its testing requirements for the market life of that semiconductor and, to the extent possible, subsequent generations of similar products. As a result, once an ATE customer chooses a system for the testing of a particular device, it is difficult for competing vendors to achieve significant ATE sales to such customer for similar use. Our inability to penetrate any large ATE customer or achieve significant sales to any ATE customer could have a material adverse effect on our business, financial condition or results of operations.

   We face substantial competition from ATE manufacturers throughout the world, as well as several of our customers. We do not currently compete in the testing of microprocessors, linear ICs or DRAMs. Moreover, a substantial portion of our net sales are derived from sales of mixed-signal testers. Many competitors have substantially greater financial and other resources with which to pursue engineering, manufacturing, marketing and distribution of their products. Certain competitors have recently introduced or announced new products with certain performance or price characteristics equal or superior to products we currently offer. These competitors have recently introduced products that compete directly against our products. We believe that if the ATE industry continues to consolidate through strategic alliances or acquisitions, we will continue to face significant additional competition from larger competitors that may offer product lines and services more complete than ours. Our competitors are continuing to improve the performance of their current products and to introduce new products, enhancements and new technologies that provide improved cost of ownership and performance characteristics. New product introductions by our competitors could cause a decline in our sales or loss of market acceptance of our existing products.

   Moreover, our business, financial condition or results of operations could continue to be materially adversely affected by increased competitive pressure and continued intense price-based competition. We have experienced and continue to experience significant price competition in the sale of our products. In addition, pricing pressures typically become more intense at the end of a product's life cycle and as competitors introduce more technologically advanced products. We believe that, to be competitive, we must continue to expend significant financial resources in order to, among other things, invest in new product development and enhancements and to maintain customer service and support centers worldwide. We cannot be certain that we will be able to compete successfully in the future.

Our markets are subject to rapid technological change.

   Our ability to compete in our markets depends upon our ability to successfully develop and introduce new hardware and software products and enhancements and related software tools with greater features on a timely and cost-effective basis, including products under development internally as well as products obtained in acquisitions. Our customers require testers and software products with additional features and higher performance and other capabilities. We are therefore required to enhance the performance and other capabilities of our existing systems and software products and related software tools. Any success we may have in developing new and enhanced systems and software products and new features to our existing systems and software products will depend upon a variety of factors, including:

  . product selection;

  . timely and efficient completion of product design;

  . implementation of manufacturing and assembly processes;

  . successful coding and debugging of software;

  . product performance;

  . reliability in the field; and

  . effective sales and marketing.

   Because we must make new product development commitments well in advance of sales, new product decisions must anticipate both future demand and the availability of technology to satisfy that demand. We cannot be certain that we will be successful in selecting, developing, manufacturing and marketing new hardware and software products or enhancements and related software tools. Our inability to introduce new products and related software tools that contribute significantly to net sales, gross margins and net income would have a material adverse effect on our business, financial condition and results of operations. New product or technology introductions by our competitors could cause a decline in sales or loss of market acceptance of our existing products. In addition, if we introduce new products, existing customers may curtail purchases of the older products and delay new product purchases. Any unanticipated decline in demand for our hardware or software products could have a materially adverse effect on our business, financial condition or results of operations.

Significant delays can occur between the time we introduce a system and the time we are able to produce that system in volume.

   We have in the past experienced significant delays in the introduction, volume production and sales of our new systems and related feature enhancements. For example, we have experienced significant delays in the introduction of our VS2000 and Kalos series testers as well as certain enhancements to our existing testers. These delays have been primarily related to our inability to successfully complete product hardware and software engineering within the time frame originally anticipated, including design errors and redesigns of ICs. As a result, some customers have experienced significant delays in receiving and using our testers in production. We cannot be certain that these or additional difficulties will not continue to arise or that delays will not continue to materially adversely affect customer relationships and future sales. Moreover, we cannot be certain that we will not encounter these or other difficulties that could delay future introductions or volume production or sales of our systems or enhancements and related software tools. We have incurred and may continue to incur substantial unanticipated costs to ensure the functionality and reliability of our testers and to increase feature sets. If our systems continue to have reliability, quality or other problems, or the market perceives our products to be feature deficient, we may suffer reduced orders, higher manufacturing costs, delays in collecting accounts receivable and higher service, support and warranty expenses, or inventory write-offs, among other effects. Our failure to have a competitive tester and related software tools available when required by a customer could make it substantially more difficult for us to sell testers to that customer for a number of years. We believe that the continued acceptance, volume production, timely delivery and customer satisfaction of our newer digital, mixed signal and non-volatile memory testers are of critical importance to our future financial results. As a result, our inability to correct any technical, reliability, parts shortages or other difficulties associated with our systems or to manufacture and ship the systems on a timely basis to meet customer requirements could damage our relationships with current and prospective customers and would continue to materially adversely affect our business, financial condition and results of operations.

We may not be able to deliver custom hardware options and software applications to satisfy specific customer needs in a timely manner.

   We must develop and deliver customized hardware and software to meet our customers' specific test requirements. We must be able to manufacture these systems on a timely basis. Our test equipment may fail to meet our customers' technical or cost requirements and may be replaced by competitive equipment or an alternative technology solution. Our inability to meet such hardware and software requirements could impact our ability to recognize revenue on the related equipment. Our inability to provide a test system that meets requested performance criteria when required by a device manufacturer would severely damage our reputation with that customer. This loss of reputation may make it substantially more difficult for us to sell test systems to that manufacturer for a number of years.

We rely on Spirox Corporation and customers in Taiwan for a significant portion of our revenues and the termination of this distribution relationship would materially adversely affect our business.

   Spirox Corporation, a distributor in Taiwan that sells to end-user customers in Taiwan and China, accounted for approximately 20%, 45%, and 39% of our net sales in the first half of fiscal 2001 and fiscal years 2000 and 1999, respectively. One end-user customer headquartered in Taiwan accounted for approximately 19% of our net sales in fiscal 2000. Our agreement with Spirox can be terminated for any reason on 90 days prior written notice. The semiconductor industry is highly concentrated, and a small number of semiconductor device manufacturers and contract assemblers account for a substantial portion of the purchases of semiconductor test equipment generally, including our test equipment. Our top ten end user customers have recently accounted for a substantial portion of our net sales. Consequently, our business, financial condition and results of operations could be materially adversely affected by the loss of or any reduction in orders by Spirox, any termination of the Spirox relationship, or any other significant customer, including the potential for reductions in orders by assembly and tester service companies which that customer may utilize or reductions due to continuing or other technical, manufacturing or reliability problems with our products or continued slow-downs in the semiconductor industry or in other industries that manufacture products utilizing semiconductors. Our ability to maintain or increase sales levels will depend upon:

  . our ability to obtain orders from existing and new customers;

  . our ability to manufacture systems on a timely and cost-effective basis;

  . our ability to timely complete the development of our new hardware and software products;

  . our customers' financial condition and success;

  . general economic conditions; and

  . our ability to meet increasingly stringent customer performance and other requirements and shipment delivery dates.

Our long and variable sales cycle depends upon factors outside of our control and could cause us to expend significant time and resources prior to earning associated revenues.

   Sales of our systems depend in part upon the decision of semiconductor manufacturers to develop and manufacture new semiconductor devices or to increase manufacturing capacity. As a result, sales of our products are subject to a variety of factors we cannot control. The decision to purchase our products generally involves a significant commitment of capital, with the attendant delays frequently associated with significant capital expenditures. For these and other reasons, our systems have lengthy sales cycles during which we may expend substantial funds and management effort to secure a sale, subjecting us to a number of significant risks. We cannot be certain that we will be able to maintain or increase net sales in the future or that we will be able to retain existing customers or attract new ones.

If we engage in acquisitions, we will incur a variety of costs, and the anticipated benefits of the acquisitions may never be realized.

   We have developed in significant part through mergers and acquisitions of other companies and businesses. We intend in the future to pursue additional acquisitions of complementary product lines, technologies and businesses. We may have to issue debt or equity securities to pay for future acquisitions, which could be dilutive to then current stockholders. We have also incurred and may continue to incur certain liabilities or other expenses in connection with acquisitions, which have and could continue to materially adversely affect our business, financial condition and results of operations.

   In addition, acquisitions involve numerous other risks, including:

  . difficulties assimilating the operations, personnel, technologies and products of the acquired companies;

  . diversion of our management's attention from other business concerns;

  . increased complexity and costs associated with internal management structures;

  . risks of entering markets in which we have no or limited experience; and

  . the potential loss of key employees of the acquired companies.

   For these reasons, we cannot be certain what effect future acquisitions may have on our business, financial condition and results of operations.

Changes to financial accounting standards may affect our reported results of operations.

   We prepare our financial statements to conform with generally accepted accounting principles, or GAAP. GAAP are subject to interpretation by the American Institute of Certified Public Accountants, the SEC and various bodies formed to interpret and create appropriate accounting policies. A change in those policies can have a significant effect on our reported results and may even affect our reporting of transactions completed before a change is announced. Accounting policies affecting many other aspects of our business, including rules relating to purchase and pooling of interests accounting for business combinations, in-process research and development charges, revenue recognition, employee stock purchase plans and stock option grants have recently been revised or are under review. Changes to those rules or the questioning of current practices may have a material adverse effect on our reported financial results or on the way we conduct our business. For example, in the fourth quarter of fiscal 2001, we will be required to implement SAB 101 (see Note 4 of the Notes to the Condensed Consolidated Financial Statements). In addition, our preparation of financial statements in accordance with GAAP requires that we make estimates and assumptions that affect the recorded amounts of assets and liabilities, disclosure of those assets and liabilities at the date of the financial statements and the recorded amounts of expenses during the reporting period. A change in the facts and circumstances surrounding those estimates could result in a change to our estimates and could impact our future operating results.

Our executive officers and certain key personnel are critical to our business.

   Our future operating results depend substantially upon the continued service of our executive officers and key personnel, none of whom is bound by an employment or non-competition agreement. Our future operating results also depend in significant part upon our ability to attract and retain qualified management, manufacturing, technical, engineering, marketing, sales and support personnel. Competition for qualified personnel is intense, and we cannot ensure success in attracting or retaining qualified personnel. There may be only a limited number of persons with the requisite skills to serve in these positions and it may be increasingly difficult for us to hire personnel over time. Our business, financial condition and results of operations could be materially adversely affected by the loss of any of our key employees, by the failure of any key employee to perform in his or her current position, or by our inability to attract and retain skilled employees. In December 2000, our Chief Financial Officer resigned from his positions with Credence. In connection with his resignation, our board of directors promoted John R. Detwiler to the position of Senior Vice President of Finance, Chief Financial Officer and Secretary in February 2001.

Our international business exposes us to additional risks.

   International sales accounted for approximately 75%, 80%, and 64% of our total net sales for the first half of fiscal 2001 and fiscal 2000 and 1999, respectively. As a result, we anticipate that international sales will continue to account for a significant portion of our total net sales in the foreseeable future. These international sales will continue to be subject to certain risks, including:

  . changes in regulatory requirements;

  . tariffs and other barriers;

  . political and economic instability;

  . an outbreak of hostilities;

  . integration and management of foreign operations of acquired businesses;

  . foreign currency exchange rate fluctuations;

  . difficulties with distributors, joint venture partners, original equipment manufacturers, foreign subsidiaries and branch operations;

  . potentially adverse tax consequences; and

  . the possibility of difficulty in accounts receivable collection.

   We are also subject to the risks associated with the imposition of domestic and foreign legislation and regulations relating to the import or export of semiconductor equipment and software products. We cannot predict whether the import and export of our products will be subject to quotas, duties, taxes or other charges or restrictions imposed by the United States or any other country in the future. Any of these factors or the adoption of restrictive policies could have a material adverse effect on our business, financial condition or results of operations. Net sales to the Asia-Pacific region accounted for approximately 46%, 69%, and 55% of our total net sales in the first half of fiscal 2001 and fiscal 2000 and 1999, respectively, and thus demand for our products is subject to the risk of economic instability in that region and could continue to be materially adversely affected. Countries in the Asia-Pacific region, including Korea and Japan, have experienced weaknesses in their currency, banking and equity markets in the recent past. These weaknesses could continue to adversely affect demand for our products, the availability and supply of our product components and our consolidated results of operations. The 1997/1998 Asian financial crisis contributed to widespread uncertainty and a slowdown in the semiconductor industry. This slowdown resulted in reduced spending on semiconductor capital equipment, including ATE, and has had, and may in the future have, a material adverse effect on our product backlog, balance sheet and results of operations. Further, many of our customers in the Asia-Pacific region built up capacity in ATE during fiscal 2000 in anticipation of a steep ramp up in wafer fabrication. However, this steep ramp up in output has not fully materialized leaving some customers with excess capacity. Therefore, it is now probable that these customers will spend less in the aggregate this year than they did in fiscal 2000.

   In addition, one of our major distributors, Spirox Corporation, is a Taiwan-based company. This subjects a significant portion of our receivables and future revenues to the risks associated with doing business in a foreign country, including political and economic instability, currency exchange rate fluctuations and regulatory changes. Disruption of business in Asia caused by the previously mentioned factors could continue to have a material impact on our business, financial condition or results of operations.

If the protection of proprietary rights is inadequate, our business could be harmed.

   We attempt to protect our intellectual property rights through patents, copyrights, trademarks, maintenance of trade secrets and other measures, including entering into confidentiality agreements. However, we cannot be certain that others will not independently develop substantially equivalent intellectual property or that we can meaningfully protect our intellectual property. Nor can we be certain that our patents will not be invalidated, deemed unenforceable, circumvented or challenged, or that the rights granted thereunder will provide us with competitive advantages, or that any of our pending or future patent applications will be issued with claims of the scope we seek, if at all. Furthermore, we cannot be certain that others will not develop similar products, duplicate our products or design around our patents, or that foreign intellectual property laws, or agreements into which we have entered will protect our intellectual property rights. Inability or failure to protect our intellectual property rights could have a material adverse effect upon our business, financial condition and results of operations. We have been involved in extensive, expensive and time-consuming reviews of, and litigation concerning, patent infringement claims.

Our business may be harmed if we are found to infringe proprietary rights of others.

   We have at times been notified that we may be infringing intellectual property rights of third parties and we have litigated patent infringement claims in the past. We expect to continue to receive notice of such claims in the future. In July 1998, inTEST IP Corporation, or inTEST, alleged in writing that certain of our products are infringing a patent held by inTEST. We have since then engaged in sporadic discussions with inTEST concerning this matter. On December 15, 2000, inTEST filed a complaint in the U.S. District Court for the District of Delaware against us, alleging infringement of inTEST U.S. patent number 4,589,815 and seeking damages and injunctive relief. On April 10, 2001 we were served with the complaint. We may also be obligated to other third parties relating to this allegation. We believe we have meritorious defenses to the claims. However, we cannot be certain of success in defending this patent infringement claim or claims for indemnification resulting from infringement claims.

   Some of our customers have received notices from Mr. Jerome Lemelson alleging that the manufacture of semiconductor products and/or the equipment used to manufacture semiconductor products infringes certain patents issued to Mr. Lemelson. We have been notified by customers that we may be obligated to defend or settle claims that our products infringe Mr. Lemelson's patents, and that if it is determined that the customers infringe Mr. Lemelson's patents, that customers intend to seek indemnification from us for damages and other related expenses.

   We cannot be certain of success in defending current or future patent or other infringement claims or claims for indemnification resulting from infringement claims. Our business, financial condition and results of operations could be materially adversely affected if we must pay damages to a third party or suffer an injunction or if we expend significant amounts in defending any such action, regardless of the outcome. With respect to any claims, we may seek to obtain a license under the third party's intellectual property rights. We cannot be certain, however, that the third party will grant us a license on reasonable terms or at all. We could decide, in the alternative, to continue litigating such claims. Litigation has been and could continue to be extremely expensive and time consuming, and could materially adversely affect our business, financial condition or results of operations, regardless of the outcome.

A variety of factors may cause the price of our stock to be volatile.

   In recent years, the stock market in general, and the market for shares of high-tech companies in particular, including ours, have experienced extreme price fluctuations, which have often been unrelated to the operating performance of affected companies. For example, in fiscal 1999, the price of our common stock ranged from a closing high of $24.94 to a closing low of $7.19. In fiscal 2000 and through June 13, 2001, the price of our common stock has ranged from a closing high of $74.59 to a closing low of $16.13. The market price of our common stock is likely to continue to fluctuate significantly in the future, including fluctuations unrelated to our performance.

   We believe that fluctuations of our stock price may be caused by a variety of factors, including:

  . announcements of developments related to our business;

  . fluctuations in our financial results;

  . general conditions or developments in the semiconductor and capital equipment industry and the general economy;

  . sales or purchases of our common stock in the marketplace;

  . announcements of our technological innovations or new products or enhancements or those of our competitors;

  . developments in patents or other intellectual property rights;

  . developments in our relationships with customers and suppliers;

  . a shortfall or changes in revenue, gross margins or earnings or other financial results from analysts' expectations or an outbreak of hostilities or natural disasters; or

  . acquisition or merger activity and the success in implementing such acquisitions or other business combinations.

We are subject to anti-takeover provisions that could delay or prevent an acquisition of our company.

   Provisions of our amended and restated certificate of incorporation, shareholders rights plan, equity incentive plans, bylaws and Delaware law may discourage transactions involving a change in corporate control. In addition to the foregoing, our classified board of directors, the stockholdings of our officers, directors and persons or entities that may be deemed affiliates, our shareholder rights plan and the ability of our board of directors to issue preferred stock without further stockholder approval could have the effect of delaying, deferring or preventing a third party to acquire us and may adversely affect the voting and other rights of holders of our common stock.

                              Risks Related to IMS

IMS' operating results fluctuate from period to period.

   IMS' quarterly operating results have fluctuated widely in the past. IMS expects this to continue. IMS' operating results fluctuate both because its net revenues can fluctuate, and because it cannot always adjust its expenses accordingly. These are the principal factors that cause IMS' net revenues to fluctuate:

  . The timing of orders from customers, and the timing of shipments to, and acceptance by, customers, for IMS' integrated circuit validation systems. These systems typically range in price from $0.4 million to $1.8 million for a single unit, so even one shipment can have a very large impact on quarterly results, and a significant impact on annual results.

  . IMS' historical pattern of concentrated shipments in the last month and the last weeks of the quarter.

  . The volume and mix of products sold to customers. If customers buy fewer, or lower priced or lower margin systems, IMS earns less.

  . How successful IMS is in developing, introducing and shipping new products. If IMS expects a new product to be ready for customers by a particular date, and IMS experiences delays, IMS might lose sales or be able to realize them only in later quarters.

  . The length of IMS' sales cycles. It usually takes months, and much internal review, for a customer to decide to spend up to $2.3 million on one of IMS' systems. It is hard to predict how long the customers' decision processes will take.

  . The cyclical nature of the industries in which IMS customers do business.
    In times when IMS customers cannot sell their integrated circuits as fast as they would like, they are less likely to spend money on capital equipment like IMS' products.

  . The configurations of IMS' products its customers choose. If customers want more complex product configurations, it takes longer to build them, and IMS might not be able to ship them and obtain customer acceptance to recognize revenue until a later quarter.

  . Seasonal fluctuations in IMS' customers' buying habits. IMS' customers, particularly in the U.S. and Europe, vacation in the summer. IMS' customers generally approve yearly capital budgets in the first quarter, and then use up those budgets before the end of the year. These influences produce a seasonal fluctuation that results in relative declines in product sales for the first and third quarters and relative increases for the second and fourth quarters. Consequently, IMS' quarterly net revenues and operating results have in the past and will in the future depend upon IMS obtaining orders for validation systems to be shipped and accepted in the same quarter that the order is received.

   These are the principal factors that cause IMS' expenses to fluctuate:

  . The timing of expenditures in anticipation of future sales. IMS may spend money to put resources in place to support sales in periods earlier than when the sales happen. IMS might also misjudge when, whether or how much the sales will grow, and put resources in place too early. Either way IMS' expenses increase without concurrent increases in net revenues. This decreases IMS' profits for that period.

  . A significant portion of IMS' operating expenses is relatively fixed. IMS may not be able to reduce expenses in a particular period if IMS' revenue goals for that period are not met. If IMS cannot reduce expenses quickly enough, it can magnify the adverse impact of a net revenues shortfall on IMS' results of operations.

   For all of the above reasons, IMS' quarterly operating results have in the past been and may in the future be different from the expectations of public market analysts and investors. Because IMS' quarterly operating results fluctuate, IMS believes that quarter-to-quarter comparisons of its operating results are not necessarily meaningful and should not be relied upon as indicators of future performance.

IMS' operating results fluctuate because its customers often place, adjust, cancel or delay orders for complex custom systems late in the quarter.

   IMS usually configures its integrated circuit validation systems to meet specific customer requirements. Over time, IMS' customers increasingly require larger, more complex configurations of its systems. Complex configuration requirements mean it takes longer to build the particular system for that customer. Longer manufacturing times for those customers combined with sales late in the quarter can cause shipments to slip into the next quarter. The percentage of each quarter's shipments that occurred in the last month of each quarter during 2000 and the first quarter of 2001 ranged from 46% to 70%. Further, as customers consider their own quarterly results, they may delay or cancel orders already placed, late in the quarter. During 1998 particularly, IMS' quarterly net revenues were hurt by customer decisions to delay placing orders or cancel plans to place orders for IMS' products in the last few days of the quarter. All of these factors can greatly affect, and have greatly affected, IMS' net revenues and results of operations in a particular quarter.

Much of IMS' net revenues are concentrated in one customer. If that customer orders less or stops ordering, IMS' total net revenues will decline significantly. Broadening IMS' customer base requires additional investments in development resources.

   IMS has been and expects to continue to be dependent on one large customer for a significant part of its net revenues. Sales to Intel Corporation, or Intel, accounted for approximately 31% in the first quarter of 2001, 52% in 2000, 50% in 1999 and 25% in 1998. IMS expects relatively high concentrations of net revenues from Intel to continue. No other customer now accounts, or in the past three years has accounted, for as much as 10% of IMS' annual net revenues. As a result, if Intel delays, reduces, or cancels orders, or decides to buy products from a competitor instead, IMS' net revenues would decline significantly. For example, IMS' 1998 net revenues dropped significantly due to lower than expected sales to Intel. At that time, Intel was shifting its own strategy and, in the process of managing that shift internally, substantially slowed capital purchases. IMS' net revenues and earnings suffered substantially from this event.

   Reducing customer concentration without losing a specific customer requires attracting new customers. Attracting new customers may require adding new features or capabilities to IMS' products that are important to those customers. IMS' existing customers may also require new features and capabilities that are not necessarily the same features that new customers would need. To address both sets of needs, IMS can either address the needs of potential new customers as a lower priority, or can add development resources. A lower priority means delayed or lost revenues; adding resources means higher expenses. Either result hurts IMS' operating performance.

Interruptions or problems in supply from single and sole source suppliers can harm IMS' operating results.

   IMS relies on a number of sole source and single source suppliers for some key components and customized assemblies for its products. A sole source component is something that only one vendor makes, so IMS cannot buy it elsewhere. A single source component is something that IMS can get from more than one source, but is a component that IMS has chosen to purchase from a single source to gain efficiencies in operations or cost. Any of these single and sole source suppliers could experience financial, operational, production or quality assurance difficulties, or a catastrophic event, or something else that would result in a reduction, interruption or discontinuance in supply to IMS. Single and sole source suppliers present these risks:

  . If a sole source supplier cannot deliver, and IMS does not have enough inventory to meet its needs, IMS must wait until that supplier can deliver or IMS must redesign its systems to use a different component. The resulting delay could substantially harm IMS' operating results.

  . If a single source supplier cannot deliver and IMS does not have enough inventory to meet its needs, IMS must wait until that supplier can deliver or until IMS can find and qualify another source. Finding supply at another source can be difficult. The resulting delay could substantially harm IMS' operating results.

  . If supplies are reduced, interrupted, or discontinued, it can take a long time, up to twenty-four months, before IMS would begin receiving supplies from alternative suppliers. In cases where supplies are discontinued and when designing that component out of the product is not feasible, IMS will place a last time buy order for the component. For example, IMS' ATS, XTS and Electra product lines incorporate components that have been discontinued. IMS has therefore made substantial last-time purchases of these components. IMS cannot be certain that such quantities will be adequate to meet its requirements over the remainder of the product's life or that such last-time buy quantities are not in excess of IMS' requirements over the product's remaining life.

  . Making some of IMS' single or sole source components and customized assemblies is a very complex process. That complexity can lead to production difficulties and quality variations, which can increase IMS' cost, hinder IMS' ability to deliver its products on time, or compromise the performance of IMS' own products in the field. For example, in 1998, IMS experienced late delivery of integrated circuits used in some of its integrated circuit validation systems, and discovered that these integrated circuits did not provide the performance IMS expected, requiring IMS to change its product specifications. As a result, IMS may have lost a previously identified sales opportunity.

IMS' results from its virtual test software business will suffer if IMS cannot maintain relationships with vendors of ATE machines and EDA software.

   IMS' virtual test software creates a simulation of third party automated test equipment, or ATE machines. IMS has to know how that equipment works before it can create a software model of the ATE machine. IMS' ability to gain that knowledge will be hindered if IMS' relationships with the vendors of that equipment, including Agilent, Teradyne, Inc. and others, do not remain intact. The proposed merger with Credence will likely have a direct impact on future relationships with the vendors named above and possibly other ATE manufacturers. For example, Agilent has provided notice to IMS that it is canceling an agreement it had in place with IMS. This agreement provides that if IMS consummates a transaction with a competitor of Agilent, Agilent may become,entitled, under certain circumstances, to obtain IMS source codes deposited with Agilent, in order to support the technology covered by the agreement, for a period of five years. IMS' virtual test software also relies upon software simulation programs and other integrated circuit software design tools written by third parties, including Cadence and others. IMS' ability to take timely advantage of advances in those tools will be hindered if IMS does not maintain close working relationships with those vendors. Consequently, maintaining close working relationships both with vendors of ATE machines and electronic design automation, or EDA, software is of strategic importance to IMS. In particular, IMS' ability to maintain these relationships if the merger with Credence is completed, and perhaps even if the merger is not completed, may be adversely affected, since many of these relationships are with competitors of Credence. If IMS cannot maintain relationships with competing ATE providers, IMS' ability to achieve success in the market for its virtual test software could be substantially compromised.

IMS' results of operations will suffer if IMS does not succeed in new markets.

   IMS has derived a majority of its net revenues to date from sales of its logic validation systems. In 1995, IMS established its virtual test software division and began developing the virtual test software market. In 1998, IMS established its memory validation systems division and began selling its Orion memory validation systems. Also in 1998, IMS established its mixed-signal validation systems division and began marketing its Electra mixed-signal validation systems. To date, these new divisions have contributed a relatively small portion of IMS' sales. The risks associated with these new markets and products include the following:

  . The markets for these products may not develop as IMS anticipates or IMS' products may not achieve market acceptance. In particular, the market for IMS' virtual test software has developed more slowly than IMS has anticipated and its software may never achieve wide market acceptance.

  . IMS may fail to appropriately allocate scarce development resources among its various divisions to develop and deliver products in a timely manner that meet its customers' needs.

  . IMS' product families employ different technologies and are targeted at different applications. This requires IMS to train its sales personnel to sell each of these different products. IMS may fail to adequately train its sales force to understand and sell these various product families which would negatively impact IMS' ability to grow.

  . IMS may fail to adequately allocate its manufacturing, inventory, field applications support and customer support resources among its various divisions. If IMS does not allocate these resources appropriately, IMS may lose customers and delay or lose orders.

  . Gross profits and inventory levels will be adversely affected if IMS experiences delays in new product introductions or start-up costs associated with simultaneous development and introduction of new products.

IMS' business will suffer if its products contain defects.

   IMS makes complex software and hardware products. No matter how much IMS tests them, IMS knows it will not be able to test them completely. If IMS' customers find errors in IMS' existing or new software or hardware products, IMS could face, among others, any or all of these problems:

  . Legal actions against IMS, leading to costs and diversion of management time even if the actions are unsuccessful.

  . Diversion of development resources to try to fix the problems.

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

  . Loss of reputation and customers.

  . Increased support and service costs.

  . Loss of revenue and market share.

Sales of IMS' products are highly dependent on the strategic decisions of other companies, and have a lengthy sales cycle.

   Sales of IMS' products depend in significant part upon the decisions of companies in technology industries to develop and manufacture new electronic devices. IMS has little or no influence on those decisions. Further, because IMS' products are expensive, its customers must typically gain capital budget approval to buy them. That process can take a long time. For new customers, IMS' validation systems and virtual test software also represent a change in the way they have done design and development in the past, so customers that have not yet adopted the methods IMS' systems and software represent may need to make basic changes in their own integrated circuit development approach to take advantage of what IMS offers. For these and other reasons, sales of IMS' products have lengthy sales cycles during which IMS may expend substantial funds and management effort to secure a sale. This subjects IMS to fluctuations in operating results over which they have little control.

IMS depends on key technical and senior management personnel.

   IMS' future success depends on the efforts and continued services of its key executives and technical personnel and its ability to attract and retain qualified management, technical and sales and support personnel. In IMS' industry, significant competition exists for those people. IMS cannot be certain that it will retain its existing personnel, find qualified replacements or add enough people to serve its future needs. The market for technically qualified people is particularly competitive. IMS also cannot be sure that employees will not leave and then compete against it. If IMS cannot attract and retain key personnel, it could seriously harm IMS' operating results.

IMS may be unable to adequately protect its proprietary technology.

   Generally, IMS has not sought patent protection for its validation systems, services or processes. IMS has been issued two patents, which each involve technologies relating to its virtual test software. In addition to these patents, IMS principally relies on a combination of trade secret, copyright and trademark laws, confidentiality agreements and contractual provisions to protect its proprietary rights. Such protection is legally less absolute than patent protection would be. The steps IMS has taken, such as entering into proprietary rights agreements with its employees, may prove to be inadequate to prevent third parties from using, infringing, or misappropriating IMS' intellectual property. Moreover effective trademark, patent, copyright and trade secret protection may not be available in other countries in which IMS now operates, or will eventually operate, to the same extent such protection is available in the United States. IMS cannot be certain that it will obtain additional patents, trademarks or copyrights, or that its trade secrets will remain secret to IMS. IMS also cannot be sure that its trademarks, patents, copyrights, or trade secrets will be sufficiently broad to protect its proprietary rights or will not be challenged or circumvented by competitors. If IMS must enforce its rights, IMS may find that the cost of the proceeding itself, both financially and in the time of key personnel, would be substantial and would hurt IMS' operating results, even if IMS ultimately prevails.

   Although IMS enters into proprietary rights agreements with its employees and consultants and controls access to and distribution of its proprietary information, unauthorized parties, including departing employees, business partners and others, may attempt to copy or otherwise obtain and use IMS' intellectual property rights. Monitoring unauthorized use of IMS' intellectual property rights is very difficult, and IMS may be unable to prevent misappropriation of these rights.

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

IMS may confront, or be unable to protect itself from, claims by others with respect to proprietary technology.

   IMS has in the past received notices of potential claims that its products infringe another party's intellectual property rights. Several of IMS' customers informed IMS that they received letters from Mr. Jerome Lemelson alleging that equipment used in the manufacture of electronic devices infringes patents issued to Mr. Lemelson relating to electronic manufacturing technologies. Those customers may seek indemnification or contribution from IMS for any damages and expenses resulting from this matter. If any of IMS' equipment or software is found to infringe a patent, a court may grant an injunction to prevent making, selling or using the equipment or software in the United States or other markets covered by equivalent patents or award damages against IMS. IMS may also be required to obtain licenses to the infringing technology or expend significant resources to develop non-infringing technology. IMS cannot predict the outcome of this or any similar claims it may receive, or the effect of such claims upon IMS.

   Patent or other intellectual property litigation or claims could seriously harm IMS' business, financial condition or results of operations. Irrespective of the validity or success of such claims, IMS could incur significant costs, both financially and in the time of key personnel, in defending them.

IMS could face infringement or other claims resulting from its employment of competitors' former employees.

   IMS hires employees who have previously been employed by its competitors and hire contractors who have previously performed work for its competitors. Some of these competitors include companies with whom IMS has in the past held detailed business discussions, including in-depth due diligence. Consequently, former employers could assert claims against IMS, and IMS cannot be sure that its practices and policies dealing with respecting obligations to those former employers will be enough to prevent those claims from being successful.

IMS faces risks from international operations.

   IMS markets and sells its products worldwide. In 2000, international sales represented 19% of IMS' net revenues and IMS anticipates that international sales will continue to account for a significant portion of its revenues. In addition, IMS develops and manufactures its Orion memory validation systems in Europe. IMS' international operations are subject to a number of risks, including:

  . The imposition of governmental controls on technology in IMS' overseas markets. Import restrictions have in the past and may in the future result in high tariffs or bans on imports of advanced technologies to protect a domestic industry.

  . Export restrictions or license requirements the United States may elect to impose or tighten, or that may affect future generations of IMS' products. These restrictions have particularly affected advanced technologies.

  . Fluctuations in the value of foreign currencies against the U.S. dollar.

  . Difficulties in staffing and managing international operations.

  . Political and economic instability in IMS' overseas markets.

  . Difficulties in collecting accounts receivable.

  . Changes in tariffs and taxes.

   The occurrence of the above factors could harm IMS' future international sales and operations and, consequently, its business, financial condition and results of operations.

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

IMS' limited experience in managing international development and manufacturing operations, and the limited experience of its new development and manufacturing teams in Europe, could damage IMS' operating results.

   In September 1998, IMS acquired a memory test company in Dresden, Germany, and IMS now develops memory integrated circuit validation systems in Dresden. IMS has also opened manufacturing operations for those systems in Sargans, Switzerland, and shipped its first system to a customer in the second quarter of 1999. Before those initiatives, IMS' development and manufacturing had always been at the same facility, and always in the United States. Initiating development and manufacturing of one of its product lines outside the United States therefore represents a new experience for IMS as a company, and if IMS' limited experience leads it to fail to anticipate problems that could arise, or fail to manage the operations successfully for other reasons, IMS' results could suffer. IMS' new risks include all of the usual risks of international operations, such as currency fluctuations, cultural and language differences, time zone differences and legal differences. In addition, the teams of people in both Dresden and Sargans are relatively new to IMS, and relatively untested. Until those teams gain experience and familiarity with the markets IMS serves, the risks are higher both for employee turnover and for product design and manufacturing introduction delays or cost overruns in those facilities than in IMS' primary facility in the United States. Those risks could adversely affect performance in IMS' memory test division, and therefore its operating results.

The inability to meet IMS' future capital requirements would limit its ability to grow.

   Developing new and enhanced integrated circuit validation systems or virtual test software is expensive. IMS may not have the resources for ongoing development or may find that obtaining the necessary funds when needed might not be possible on terms favorable to IMS' shareholders or at all. For example, if the merger is not completed and IMS issues additional equity securities, IMS shareholders may experience additional dilution and the new equity securities may have rights, preferences or privileges senior to those of IMS' common stock. If IMS cannot raise funds on acceptable terms, IMS may not be able to develop or enhance its products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements.

IMS' industry is subject to rapid technological change and IMS must introduce new and enhanced products in a timely manner to effectively compete.

   The market for integrated circuit validation systems is characterized by rapid technological change because integrated circuits themselves are evolving so quickly. That rapid change requires IMS to spend significant resources developing and introducing new products, and enhancing existing products. To remain competitive, IMS' products must keep pace with technological developments, with evolving industry standards and methodologies, and with the increasingly sophisticated needs of IMS' customers. In fact, the introduction of integrated circuits embodying new technologies or changes in industry standards or customer requirements could render IMS' existing products obsolete and unmarketable. Furthermore, commitments to develop new products generally must be made well in advance of sales. That means IMS must anticipate both future demand and the availability of technology to satisfy that future demand. IMS' success in developing new and enhanced products to keep pace with changing technology and demand depends upon a variety of factors, including:

  . IMS' ability to adequately fund new product development, and to raise the capital necessary to do so. IMS cannot assure you that it will have the budget necessary to keep pace with technological change.

  . IMS' ability to design new products and product enhancements efficiently and on time. This factor is not just a management risk, it is also an engineering and invention risk. IMS will need to solve technical problems caused by the increasing speed, density, complexity, and sophistication of the integrated circuits it tests. IMS cannot assure you that it can solve those problems, or that solutions even exist.

  . IMS' ability to manufacture and assemble systems on time and effectively, including its ability to find qualified and reliable sources for specialized components IMS may need for future products. IMS cannot assure you that it can find those suppliers, or that its products will be of sufficient quantity, quality and reliability to support its business.

  . IMS' ability to create products that its customers like and accept. This factor depends significantly on IMS' ability to accurately forecast what the market will need when its new designs are in production which may be many months or even years after IMS' product design is begun. IMS cannot assure you that it will be able to judge those needs successfully.

   As a result of any of these factors, IMS could lose orders and its business, financial condition and results of operations could be adversely affected. Combinations of these factors have in the past led to significant delays between IMS' introduction of a new integrated circuit validation system or a new version of its software and large scale customer deliveries of those products, and have interfered with its ability to deliver enhancements as quickly as IMS would have wanted to deliver them.

Competition in the electronic design and test industries is intense.

   IMS currently competes with customer-developed solutions and excess capacity on ATE machines. ATE machines manufactured by companies including, but not limited to, Advantest Corporation, Agilent, Credence, LTX Corporation, Schlumberger Limited and Teradyne, Inc., can be used for logic and mixed-signal validation. The primary competitor for IMS' Orion memory integrated circuit validation systems is Mosaid Technologies. Most of these companies have significantly greater financial, marketing, manufacturing and technological resources than IMS does. IMS believes that its long-term success will depend largely on its ability to identify design and test needs ahead of its competitors and to develop products that respond to those needs in a timely manner, and IMS cannot be certain of its ability to do this better than its competition. New product introductions or product announcements by IMS' competitors could cause a decline in sales or loss of market acceptance of its existing or future products. Increased competitive pressure could also lead to intensified price-based competition, eroding IMS' margins and hurting its results. Additionally, EDA companies such as Avant! Corporation, Cadence, Mentor Graphics Corporation or Synopsys, Inc. could elect to enter into the virtual test software business and directly compete with IMS. Any of them, and perhaps others, are financially and technologically well positioned to do so. If one of the EDA software companies did introduce a virtual test product, it could substantially harm IMS' sales of virtual test software.

IMS' business is particularly sensitive to general economic and market conditions and cyclicality.

   The industries in which IMS competes and the markets that IMS serves are highly cyclical. During recent years, segments of these industries, including the aerospace, automotive, computer, consumer electronics, data communications, medical electronics, semiconductor and telecommunications industries, have experienced significant economic downturns from time to time. The semiconductor industry is particularly volatile due to rapid technological change, short product life cycles, fluctuations in manufacturing capacity and pricing and gross margin pressures. IMS' operations have in the past and may in the future fluctuate substantially from period to period as a consequence of industry patterns like these, or of general economic conditions affecting the timing of significant orders from customers and other factors affecting capital spending.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Credence's and IMS' financial condition, results of operations and business and on the expected impact of the merger on Credence's financial performance. Examples of forward-looking statements include statements regarding Credence's or IMS' future financial results, operating results, business strategies, projected costs, competitive position, and plans and objectives of management for future operations. Words like "may," "will," "should," "would," "predicts," "potential," "continue," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and the negative of these terms or other comparable terminology are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including those discussed in the Risk Factors, that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These and many other factors could affect the future financial and operating results of Credence or IMS. In evaluating the merger, you should carefully consider the discussion of certain risks and uncertainties in the section entitled "Risk Factors" on page 13 of this proxy statement/prospectus and in the documents incorporated by reference in this proxy statement/prospectus.

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

                              THE SPECIAL MEETING

Proxy Statement/Prospectus

   This proxy statement/prospectus is furnished in connection with the solicitation of proxies from the holders of IMS common stock by the IMS board of directors for use at a special meeting of IMS shareholders.

   This proxy statement/prospectus is first being furnished to shareholders of IMS on or about June 21, 2001.

Date, Time and Place of the Special Meeting

   The special meeting will be held on July 31, 2001 at 10:00 a.m., local time, at the Courtyard by Marriott, 8500 S.W. Nimbus Avenue, Beaverton, Oregon 97008.

Matters to be Considered at the Special Meeting

   At the special meeting and any adjournment or postponement of the special meeting, shareholders of IMS will be asked to consider and vote upon proposals:

  . To approve the agreement and plan of merger and reorganization, dated May
    16, 2001, as amended, by and among Credence, Iguana Acquisition Corporation and IMS. Under the agreement and plan of merger and reorganization, each outstanding share of IMS common stock will be converted into the right to receive 0.90 shares of Credence common stock (subject to adjustment to reflect the effect of any stock split, stock dividend, reorganization or similar change in Credence or IMS common stock); and

  . To transact such other business as may properly come before the special meeting.

Record Date and Shares Entitled to Vote

   IMS' board of directors has fixed the close of business on June 7, 2001, as the record date for determination of IMS shareholders entitled to notice of, and to vote at, the special meeting. As of the close of business on the record date, there were approximately 7,941,904 shares of IMS common stock outstanding and entitled to vote. Each IMS shareholder is entitled to one vote for each share of IMS common stock held as of the record date.

Voting of Proxies

   You are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to IMS. If your shares are held in "street name" by your broker, your broker will vote your shares only if you provide instructions on how to vote. Your broker will provide you with directions regarding how to instruct your broker to vote your shares. All properly executed proxies received by IMS prior to the vote at the special meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies. If no direction is made, your proxy will be voted to approve the merger agreement. IMS' board of directors does not presently intend to bring any other business before the special meeting and, so far as is known to IMS' board of directors, no other matters are to be brought before the special meeting. As to any business that may properly come before the special meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof by the proxy holders in such manner as they determine to be in the best interests of IMS. You may revoke your proxy at any time prior to its use by delivering to the Secretary of IMS a signed notice of revocation or a subsequently dated, signed proxy, or by attending the special meeting and voting in person. Attendance at the special meeting does not in itself constitute the revocation of a proxy. If you fail to vote, it will, in effect, count as a vote against approval of the merger agreement.


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

Vote Required

   The Articles of Incorporation of IMS require the affirmative vote of the holders of 67% of the shares of IMS common stock outstanding and entitled to vote at the special meeting to approve the merger agreement and the merger. Cadence, a shareholder of IMS, has entered into a shareholder agreement and has delivered an irrevocable proxy obligating it to vote in favor of the merger agreement and the merger. As of the date of this proxy statement/prospectus, Cadence beneficially owned 2,559,000 shares (exclusive of any shares held by or issuable upon the exercise of options or warrants held by any officer, director or employee of Cadence) of IMS common stock (constituting approximately 32% of the shares of IMS common stock outstanding as of the record date). As of the record date and the date of this proxy statement/prospectus, Credence owns no shares of IMS common stock.

Quorum; Abstentions and Broker Non-Votes

   The required quorum for the transaction of business at the special meeting is a majority of the shares of IMS common stock issued and outstanding on the record date. If a quorum is not present in person or represented by proxy, it is expected that the special meeting will be adjourned or postponed to solicit additional proxies. Because approval of the merger agreement and the merger requires the affirmative vote of 67% of the outstanding shares of IMS common stock entitled to vote, abstentions and broker non-votes will have the same effect as votes against the merger agreement and the merger. In addition, the failure of an IMS shareholder to return a proxy will have the effect of a vote against the approval of the merger agreement and the merger. The actions proposed in this proxy statement/prospectus are not matters that can be voted on by brokers holding shares for beneficial owners without the owners' specific instructions. Accordingly, you are urged to return the enclosed proxy card marked to indicate your vote. Abstentions and broker non-votes each will be included in determining the number of shares present and voting at the meeting for the purpose of determining the presence of a quorum.

Solicitation of Proxies

   In addition to solicitation by mail, the directors, officers and employees of IMS may solicit proxies from shareholders by telephone, facsimile or in person. Also, Allen Nelson & Co. may solicit proxies at an approximate cost of $3,000, plus reasonable expenses. IMS will bear its own expenses in connection with the solicitation of proxies for its special meeting of shareholders, although Credence will pay one-half of all printing and filing costs and expenses incurred in connection with the registration statement and this proxy statement/prospectus. Following the original mailing of the proxies and other soliciting materials, IMS will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of IMS common stock and to request authority for the exercise of proxies. In these cases, IMS, upon the request of the record holders, will reimburse the record holders for their reasonable expenses.

No Dissenters' Rights

   You are not entitled to exercise dissenters' rights as a result of the merger or to demand payment for your shares under Oregon law.

Board Recommendation

   The IMS board of directors has carefully considered the terms and conditions of the merger and has unanimously determined that the terms are fair to, and in the best interests of, IMS shareholders. The board of directors has unanimously adopted the merger agreement and approved the merger and unanimously recommends that you vote FOR the approval of the merger agreement and the merger. In considering such recommendation, IMS shareholders should be aware that certain IMS directors and officers have interests in the merger that are different from, or in addition to yours. Please see the section entitled "Interests of IMS Directors, Officers and Affiliates in the Merger" on page 67 of this proxy statement/prospectus.

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

   The matters to be considered at the special meeting are of great importance to the shareholders of IMS. Accordingly, you are urged to read and carefully consider the information presented in this proxy statement/prospectus, and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope.

   You should not send any stock certificates with your proxy card. A transmittal form with instructions for the surrender of IMS common stock certificates will be mailed to you promptly after completion of the merger. For more information regarding the procedures for exchanging IMS stock certificates for Credence stock certificates see "Merger and Related Transactions--Exchange of IMS Stock Certificates for Credence Stock Certificates" herein.

                      THE MERGER AND RELATED TRANSACTIONS

   This section of the proxy statement/prospectus describes material aspects of the proposed merger, including the material terms of the merger agreement. While we believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should read this entire document and the other documents, including the merger agreement, we refer to carefully for a more complete understanding of the merger.

Background of the Merger

   Credence has developed in significant part through strategic mergers and acquisitions of other companies and businesses. In furtherance of this strategy, Credence has consulted from time to time with various third parties, including investment banking firms, regarding strategic acquisition opportunities.

   On February 28, 2001, during a meeting with Credence management, Credence management expressed to SG Cowen an interest in the possibility of acquiring IMS. SG Cowen thereafter communicated this interest to management of IMS.

   On March 1, 2001, Credence engaged Goldman, Sachs & Co. as its financial advisor relating to the potential transaction with IMS.

   On March 6, 2001, after considering Credence's expression of interest, IMS engaged SG Cowen as its exclusive financial advisor in connection with a potential strategic transaction with Credence.

   On the afternoon of March 12, 2001, Dr. Graham J. Siddall, President and Chief Executive Officer of Credence, and David A. Ranhoff, Executive Vice President and Chief Operating Officer of Credence, met with Keith L. Barnes, Chairman and Chief Executive Officer of IMS, and Fred Hall, Chief Financial Officer of IMS. Also in attendance were a representative of Goldman Sachs and representatives of SG Cowen. During the meeting, the parties discussed publicly available information concerning their respective businesses, products, markets, sales channels, and financial results.

   On March 27, 2001, at the request of IMS, representatives of SG Cowen met with Dr. Siddall at the SG Cowen Technology Conference in Cannes, France. The parties had preliminary discussions of the potential terms of a possible transaction. Subsequently, representatives of IMS and SG Cowen discussed the results of the meeting.

   On the afternoon of April 12, 2001, Mr. Barnes and Dr. Siddall met in Portland, Oregon at the offices of Ater Wynne LLP, counsel to IMS, to discuss possible terms of an acquisition, including price, transaction structure, roles for IMS management after the merger, operating structure after the merger, and employee benefits. During that meeting, the parties executed a non-disclosure agreement in order to facilitate further discussion and due diligence relating to a potential transaction. The parties scheduled in-depth technical and business due diligence meetings.

   On April 13, 2001, Dr. Siddall, Todd Del Vecchio, Director, Strategic Business Development, Bart Freedman, Vice President Worldwide Field Operations, and Jim Ellis, former Vice President and General Manager of the NMS/DFT Division of Credence, participated in a preliminary due diligence meeting with Mr. Barnes and Barry Baril, Chief Technology Officer of IMS. The parties discussed the companies' road maps and sales distribution channels.

   On April 18, 2001, Mr. Barnes reviewed the status of the merger discussions with the audit committee of the IMS board of directors.

   On April 20, 2001, Dr. Siddall and Mr. Barnes participated in a telephone conference regarding a proposed term sheet relating to a potential transaction. After that call was concluded, Credence delivered a working draft of a proposed term sheet. Over the next few days, IMS management and advisors reviewed the term sheet and, working with Credence and Credence's advisors, developed proposed changes, refinements, and modifications.

   On April 21, 2001, Dr. Siddall and Mr. Barnes had a breakfast meeting at the offices of Ater Wynne LLP to discuss the proposed terms.

   Between April 23 and April 25, 2001, the parties through their investment bankers discussed potential exchange ratios.

   On April 26, 2001, Dr. Siddall had a dinner meeting with Donald Grant, President and Chief Operating Officer of IMS to discuss the companies' respective businesses.

   On April 27, 2001, Credence delivered Credence's final draft of a term sheet. Also on April 27, 2001, the IMS board of directors met to review that proposal, the terms of the discussion and course of negotiations to date. At the meeting, SG Cowen discussed the financial terms of the transaction with the board of IMS. After discussion, the board of IMS unanimously directed management to proceed with business, technical, legal, and financial due diligence, and the negotiation of a definitive acquisition agreement.

   Also on April 27, 2001, IMS and Credence entered into an exclusive negotiations letter agreement to permit due diligence and negotiation of a definitive agreement. Pursuant to this agreement, IMS agreed not to solicit or negotiate an alternative acquisition proposal by a party other than Credence prior to May 16, 2001.

   On May 1, 2001, representatives for both companies met at the offices of Ater Wynne LLP to review technology, products and product road maps. In attendance for Credence were Dr. Siddall; John Detwiler, Senior Vice President and Chief Financial Officer; Byron Milstead, Vice President and General Counsel; George DeGeer, Senior Vice President and General Manager, Consumer Mixed Signal Division; Mr. Ellis; Gary Gillette, Vice President Engineering for the Memory Products Division; Steve Payne, Engineering Director for the Consumer Mixed Signal Division; and Cathy Hearn, Vice President and Corporate Controller. In attendance for IMS were Mr. Barnes; Mr. Hall; Mr. Baril; John Miller, Vice President of Engineering; and Mark Allison, General Manager, Memory Division. Goldman Sachs and SG Cowen were also represented.

   On May 2, 2001, representatives again met at the offices of Ater Wynne LLP, this time to review human resource issues and IMS financial results, forecasts and condition. In attendance for Credence were Mr. Detwiler; Mr. Milstead; Dennis Hopwood, Vice President of Human Resources; Ms. Hearn; Bradley Wallin, Operations Controller; and Steven Souders, Benefits Manager. In attendance for IMS were Mr. Hall; Gwyn Harvey, Vice President of Human Resources; and Lois Miesbach, Controller. Representatives of Goldman Sachs and SG Cowen also attended.

   On May 4, 2001, at a regularly scheduled board meeting, IMS management updated IMS' board of directors on the progress of due diligence, and based on that due diligence, on management's conclusions concerning the technical and business outlook for Credence, and for a combined Credence and IMS. The board of IMS reviewed its duties in connection with consideration of the merger with legal counsel.

   Also on May 4, 2001, the parties began negotiations of a definitive merger agreement, and began bilateral legal due diligence. Both processes continued during the next two weeks.

   On the afternoon of May 8, 2001, representatives from both companies met in Fremont, California to review Credence's operations, distribution organization and financial results, forecasts and condition. In attendance for Credence were Dr. Siddall; Mr. Ranhoff; Mr. Detwiler; Mr. Milstead; Mr. Freedman; and Glyn Davies, Vice President, Corporate Marketing. In attendance for IMS were Mr. Barnes; Mr. Hall; and Mr. Grant. Also in attendance were representatives from Goldman Sachs and SG Cowen.

   On May 10, 2001, representatives from both companies met at the offices of Ater Wynne LLP to review IMS operations and distribution network and both companies' manufacturing operations. In attendance for Credence were Mr. Ranhoff and Debra Moberly, Vice President, Operations. In attendance for IMS were Mr. Barnes, Mr. Grant and Mr. Hall.

   Between May 11, 2001 and May 15, 2001, the parties, along with their investment bankers and attorneys participated in conferences for the purpose of resolving remaining due diligence issues and open items within the merger agreement, and to complete Credence management interviews with selected IMS senior managers. Discussions regarding the merger agreement included, in particular the provisions governing the IMS board's exercise of its fiduciary duties pending close.

   On May 15, 2001, Credence's board of directors held a regularly scheduled board meeting. As part of that meeting the board discussed the proposed acquisition of IMS. The board discussed IMS' products and product strategies, the market for such products and general information about IMS. The board of Credence also reviewed the status of the transaction, including the proposed terms of the transaction. The board of Credence then discussed the results of Credence's due diligence review. Finally, the board of Credence discussed the terms of the proposed acquisition and the directors' legal duties and responsibilities. Credence's board unanimously voted to approve the merger agreement and related transaction documents. Representatives of Goldman Sachs and Brobeck, Phleger & Harrison LLP were in attendance.

   On May 15, 2001, IMS' board of directors held a meeting and discussed with management final due diligence results. In addition, SG Cowen delivered its written analyses and its oral opinion to the IMS board of directors, subsequently confirmed in writing as of the same date, to the effect that, and subject to the various assumptions set forth therein, as of May 15, 2001, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the shareholders of IMS. Further, the IMS board of directors reviewed with legal counsel the specific terms of the merger agreement including provisions relating to the exercise of the board's fiduciary duties pending close. The IMS board unanimously approved the merger agreement and related transaction documents.

   On the morning of May 16, 2001, representatives of Brobeck, Phleger & Harrison LLP and Ater Wynne LLP continued to finalize the terms of the merger agreement and related transaction documents.

   On May 16, 2001, IMS and Credence entered into the merger agreement and certain related agreements were executed and delivered by Credence and the parties thereto. Promptly thereafter Credence and IMS issued a joint press release announcing the proposed business combination.

   On June 1, 2001, IMS and Credence entered into amendment no. 1 to the merger agreement.

Reasons for the Merger

 Credence's Reasons for the Merger

   Credence's board of directors has unanimously concluded that the merger is in the best interest of Credence and its stockholders. Credence's board of directors has identified several potential benefits of the merger that it believes will contribute to the success of the combined company. These potential benefits include:

  . a reduction in the volatility of Credence's business model;

  . the addition of complementary product lines and capabilities;

  . potentially expanded customer usage model from design prototype validation to production test;

  . a broader potential customer and relationship base;

  . a potentially expanded customer base geographically;

  . an enhanced technology portfolio;

  . a stronger virtual test product;

  . enhanced purchasing power with suppliers;

  . leverage of Credence's global salesforce; and

  . Credence's increased visibility in emerging markets and technologies.

   The Credence board of directors also identified and considered a number of potentially negative factors in its deliberations concerning the merger, including:

  . the possibility that the merger would not be consummated;

  . the risk that, despite the efforts of IMS and Credence, key technical, marketing and management personnel might choose not to remain employed by the combined company after the merger;

  . the fact that the exchange ratio is fixed and will not change with increases or decreases in the market price of either Credence's or IMS' stock before the closing of the merger;

  . the risk of market confusion and hesitation and potential delay or reduction in orders; and

  . the risk that the potential benefits sought in the merger might not be realized fully or within the time frame contemplated, if at all.

   The Credence board of directors has concluded that the potential benefits of the merger outweigh these risks and for the strategic reasons set forth above, the Credence board of directors has determined that Credence should proceed with the merger agreement and the merger.

 IMS' Reasons for the Merger

   The IMS board of directors has unanimously adopted the merger agreement and approved the merger and unanimously recommends that the holders of shares of IMS common stock vote FOR the approval of the merger agreement and the merger.

   The IMS board of directors identified a number of benefits for IMS' shareholders that could result from the merger. These potential benefits include:

  . Liquidity--IMS has a relatively small number of shares that float in the public markets as compared to Credence. This lack of liquidity substantially reduces the number of potential buyers of IMS stock and is a direct cause of the low average daily trading volume. Merging with Credence could provide IMS shareholders with greater liquidity;

  . An extensive design prototype validation to production test solution, making the combined company more competitive than either of the companies individually;

  . The opportunity to leverage scarce development funds by eliminating redundancy in the products or components developed. IMS competes in a market where the other participants are generally significantly larger. The solutions for the market requirements are all quite similar, yet the funds available to IMS for developing those solutions are substantially less than those funds available to the other participants;

  . Because there are common components and technologies, combining with Credence should provide more leverage in purchasing those components and technologies;

  . Credence has a strong worldwide distribution network. Because the technologies, markets and business philosophies of the two companies are complementary, IMS will be able to leverage this distribution network to, over time, reduce its cost per sale;

  . The fixed exchange ratio of 0.9 to 1 represents a premium of approximately 58% to the closing price of IMS stock on May 14, 2001. IMS believes this is a competitive premium for mergers and acquisitions within the semiconductor industry during the past year; and

  . Credence is a strong participant in the ATE market. IMS believes that Credence has solid technology and products and is well positioned in its markets.

   In addition, the IMS board of directors noted that the merger is expected to be accounted for as a pooling of interests and that no goodwill is expected to be created on the books of the combined company as a result of the merger.

   The IMS board of directors also identified and considered a number of potentially negative factors in its deliberations concerning the merger, including:

  . the possibility that the merger would not be consummated and the effect of the public announcement of the merger on IMS' sales and operating results and IMS' ability to attract and retain key management, sales, marketing and technical personnel;

  . the risk that, despite the efforts of IMS and Credence, key technical, marketing, sales and management personnel might choose not to remain employed by the combined company after the merger;

  . the stock issued in the merger may be worth substantially less than the same number of shares are worth at the time the merger agreement was executed;

  . the risk of market confusion, hesitation and potential delay or reduction in orders and potential adverse effect on existing customer and supplier relationships;

  . the risk that the potential benefits sought in the merger might not be realized fully or within the time frame contemplated, if at all;

  . the substantial charges to be incurred, primarily in the quarter in which the merger is consummated, including costs of integrating the business and transaction expenses arising from the merger;

  . the restrictions imposed by the merger agreement on the operation of IMS prior to completion or termination of the merger agreement;

  . the challenges associated with integrating the operations of IMS and Credence; and

  . the other risks associated with Credence's business and the merger described under "Risk Factors" beginning on page 13 of this proxy statement/prospectus.

   The foregoing discussion of the information and factors considered by the IMS board of directors is not intended to be exhaustive but is believed to include all material factors considered by the IMS board of directors. In view of the variety of factors considered in connection with its evaluation of the merger, the IMS board of directors did not find it practicable to and did not quantify or otherwise assign relative weight to the specific factors considered in reaching its determination. In addition, individual members of the IMS board of directors may have given different weight to different factors.

Recommendation of IMS' Board of Directors

   For the reasons discussed above and after careful consideration, the IMS board of directors has unanimously adopted the merger agreement and approved the merger and unanimously recommends that IMS shareholders vote "FOR" approval of the merger agreement and the merger.

   In considering the recommendation of the IMS board of directors, you should be aware that some of the directors and officers of IMS have interests in the merger that are different from, or are in addition to, the interests of IMS shareholders generally. Please see the section entitled "Interests of IMS Directors, Officers and Affiliates in the Merger" on page 67 of this proxy statement/prospectus.

Opinion of SG Cowen, Financial Advisor to IMS

   Pursuant to an engagement letter dated March 6, 2001, IMS retained SG Cowen Securities Corporation to act as exclusive financial advisor to IMS in connection with the merger.

   On May 15, 2001, SG Cowen delivered written analyses and its oral opinion to the IMS board of directors, subsequently confirmed in writing as of the same date, to the effect that and subject to the various assumptions set forth therein, as of May 15, 2001, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, on the date of such opinion, to the shareholders of IMS.

   The full text of the written opinion of SG Cowen, dated May 15, 2001, is attached as Appendix C and is incorporated into this proxy statement/prospectus by reference. Holders of IMS common stock are urged to read the opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by SG Cowen. The summary of the written opinion of SG Cowen set forth herein is qualified in its entirety by reference to the full text of the SG Cowen opinion. SG Cowen's analyses and opinion were prepared for and addressed to the IMS board and are directed only to the fairness, from a financial point of view, of the exchange ratio, and do not constitute an opinion as to the merits of the transaction or a recommendation to any shareholder as to how to vote on the proposed transaction. The exchange ratio was determined through negotiations between IMS and Credence and not pursuant to recommendations of SG Cowen.

   In arriving at its opinion, SG Cowen reviewed and considered the financial and other matters as it deemed relevant, including, among other things:

  . a draft of the merger agreement dated May 14, 2001;

  . certain publicly available information for IMS, including its annual report filed on Form 10-K for the year ended December 31, 2000, its press release dated April 18, 2001, its Proxy Statement dated April 18, 2001, and certain other relevant financial and operating data furnished to SG Cowen by IMS management;

  . certain publicly available information for Credence, including its annual report filed on Form 10-K for the year ended October 31, 2000, its quarterly report filed on Form 10-Q for the quarter ended January 31, 2001, its Proxy Statement dated February 20, 2001 and certain other relevant financial and operating data furnished to SG Cowen by Credence management;

  . certain internal financial analyses, financial forecasts, reports and other information concerning IMS prepared by the management of IMS;

  . First Call estimates and financial projections in Wall Street analyst reports for each of IMS and Credence;

  . discussions SG Cowen had with certain members of the management of each of IMS and Credence concerning the historical and current business operations, financial conditions and prospects of IMS and Credence and such other matters SG Cowen deemed relevant;

  . certain operating results and the reported price and trading histories of the shares of common stock of IMS as compared to operating results and the reported price and trading histories of publicly traded companies SG Cowen deemed relevant;

  . certain financial terms of the merger as compared to the financial terms of certain selected business combinations SG Cowen deemed relevant;

  . based on the forecasts provided by IMS and certain Wall Street projections, the cash flows generated by IMS on a stand-alone basis to determine the present value of the discounted cash flows;

  . certain pro forma financial effects excluding goodwill of the merger on an accretion/dilution basis; and

  . such other information, financial studies, analyses and investigations and such other factors that SG Cowen deemed relevant for the purposes of its opinion.

   In conducting its review and arriving at its opinion, SG Cowen, with IMS' consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to it by IMS and Credence, respectively, or which was publicly available. SG Cowen did not undertake any responsibility for the accuracy, completeness or reasonableness of, or independently to verify, this information. In addition, SG Cowen did not conduct or assume any obligation to conduct any physical inspection of the properties or facilities of IMS or Credence. SG Cowen further relied upon the assurance of management of IMS that they were unaware of any facts that would have made the information provided to SG Cowen incomplete or misleading in any respect. SG Cowen, with IMS' consent, assumed that the financial forecasts it examined were reasonably prepared by the management of IMS on bases reflecting the best currently available estimates and good faith judgments of IMS management as to the future performance of IMS, and that such projections, and Wall Street analyst projections utilized in SG Cowen's analysis provide a reasonable basis for its opinion. Because the management of Credence did not provide multi-year projections and Wall Street analyst projections did not extend past Credence's 2002 calendar year, SG Cowen did not perform a discounted cash flow analysis on Credence in reaching its opinion.

   SG Cowen did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities of IMS or Credence, nor was SG Cowen furnished with such valuations. SG Cowen's services to IMS in connection with the merger were comprised solely of rendering an opinion from a financial point of view with respect to the exchange ratio. SG Cowen did not consider the effect, if any, of any legal matters in its opinion, and expresses no opinion with respect to any legal matter. SG Cowen's opinion was necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated by SG Cowen on the date of its opinion. SG Cowen was directed by management of IMS and Credence to utilize certain Wall Street projections in conducting its analysis. SG Cowen did not consider and was not asked to consider the financial effects, if any, of any announcements that IMS and Credence made or may make after SG Cowen delivered its fairness opinion with respect to their past quarterly results or future performance. It should be understood that although subsequent developments may affect its opinion, SG Cowen does not have any obligation to update, revise or reaffirm its opinion and SG Cowen expressly disclaims any responsibility to do so.

   For purposes of rendering its opinion, SG Cowen assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger will be satisfied without waiver thereof. SG Cowen assumed that the final form of the merger agreement would be substantially similar to the last draft received by SG Cowen prior to rendering its opinion. SG Cowen also assumed that all governmental, regulatory and other consents and approvals contemplated by the merger agreement would be obtained and that, in the course of obtaining any of those consents, no restrictions would be imposed or waivers made that would have an adverse effect on the contemplated benefits of the merger. IMS informed SG Cowen, and SG Cowen assumed, that the merger (1) would be recorded as a pooling of interests under generally accepted accounting principles and (2) would be treated as a reorganization for tax purposes.

   SG Cowen's opinion does not constitute a recommendation to any shareholder as to how the shareholder should vote on the proposed merger or to take any other action in connection with the merger or otherwise. SG Cowen's opinion does not imply any conclusion as to the likely trading range for Credence common stock following consummation of the merger. SG Cowen's opinion is limited to the fairness, from a financial point of view, of the exchange ratio on the date of such opinion. SG Cowen expresses no opinion as to the underlying business reasons that may support the decision of the IMS board to approve, or IMS' decision to consummate, the merger.

   The following is a summary of the principal financial analyses performed by SG Cowen to arrive at its opinion. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses. SG Cowen performed various procedures, including each of the financial analyses described below, and reviewed with the management of IMS and Credence the assumptions on which those analyses were based and other factors, including the historical and projected financial results of IMS and Credence. No limitations were imposed by the IMS board with respect to the investigations made or procedures followed by SG Cowen in rendering its opinion.

   Stock Trading History. To provide contextual data and comparative market data, SG Cowen reviewed the historical market prices of IMS common stock for the twelve month period ended May 14, 2001. SG Cowen noted that over the indicated period the high and low prices for shares of IMS common stock were $20.88 and $7.00. SG Cowen also reviewed the historical market prices of Credence common stock for the twelve month period ended May 14, 2001. SG Cowen noted that over the indicated period the high and low prices for shares of Credence common stock were $72.75 and $14.75.

   Contribution Analysis. SG Cowen analyzed the respective contributions of IMS and Credence to the combined company based on the latest twelve months (referred to as LTM) reported revenues, earnings before interest expense and taxes (referred to as EBIT) and earnings and calendar year 2001 and calendar year 2002 estimated revenues, and EBIT and earnings. This analysis was based upon the historical financial results of IMS and Credence, and also the projected financial results of IMS and Credence obtained from, with IMS' management's consent, SG Cowen Equity Research dated April 19, 2001 for IMS' calendar years ended 2001 and 2002, SG Cowen Equity Research estimates dated April 19, 2001 for Credence's calendar year 2001 and Salomon Smith Barney Equity Research estimates dated April 19, 2001 for Credence's calendar year 2002. Additionally, SG Cowen's analysis, with IMS' management's consent, used SG Cowen Equity Research dated April 19, 2001, for calendar year 2002 to illustrate a downside case for Credence. These research reports were utilized upon the direction of each management team, respectively. The table below shows IMS' and Credence's respective percentage contributions with respect to each of these items.

                                                         % of Combined Company
                                                       -------------------------
                                                         Credence       IMS
                                                       Contribution Contribution
                                                       ------------ ------------
   Operating results
   LTM
     Revenues.........................................     90.0%        10.0%
     Gross profit.....................................     89.7%        10.3%
     EBIT.............................................     94.0%         6.0%
     Earnings.........................................     93.8%         6.2%

   CY 2001
     Revenues.........................................     74.6%        25.4%
     Gross profit.....................................     69.1%        30.9%
     EBIT.............................................       NM           NM
     Earnings.........................................       NM           NM

   CY 2002
     Revenues.........................................     86.8%        13.2%
     Gross profit.....................................     86.2%        13.8%
     EBIT.............................................     91.9%         8.1%
     Earnings.........................................     90.2%         9.8%

   CY 2002--Downside Case
     Revenues.........................................     82.2%        17.8%
     Gross profit.....................................     80.3%        19.7%
     EBIT.............................................     78.8%        21.2%
     Earnings.........................................     78.1%        21.9%

--------
   "NM" means not meaningful.

   Pro Forma Ownership Analysis. SG Cowen analyzed the pro forma ownership in the combined company by the holders of IMS and Credence common stock and noted that holders of IMS common stock would own approximately 13.1% of the combined company, based on Credence's closing share price on May 14, 2001.

   Historical Stock Trading Analysis. SG Cowen analyzed the closing prices of IMS common stock over various periods ending May 14, 2001. The table below illustrates the stock prices for those periods and the premium or discount implied by the implied offer price in the merger to those historical stock prices.

                                                                     Premium /
                                                                   (Discount) %
                                                                    Implied by
                                                                   Implied Offer
   Period                                              Stock Price     Price
   ------                                              ----------- -------------
   Latest twelve months average.......................   $13.97         49.1 %
   Latest 120-trading-day average.....................   $11.89         75.3 %
   Latest 20-trading-day average......................   $13.22         57.6 %
   Latest 5-trading-day average.......................   $13.39         55.6 %
   20 trading days prior..............................   $12.31         69.3 %
   5 trading days prior...............................   $13.28         56.9 %
   High (latest twelve months)........................   $20.88         (0.2)%
   Low (latest twelve months).........................   $ 7.00        197.6 %
   May 14, 2001.......................................   $13.15         58.4 %

   Historical Exchange Ratio Analysis. SG Cowen analyzed the ratios of the closing prices of IMS common stock to those of Credence common stock over various periods ending May 14, 2001. The table below illustrates the ratios for those periods and the premium or discount implied by the exchange ratio in the merger to those historical exchange ratios.

                                                                    Premium /
                                                                   (Discount) %
                                                                    Implied by
   Period                                          Exchange Ratio Exchange Ratio
   ------                                          -------------- --------------
   Latest twelve months average...................     0.4778          88.4 %
   Latest 120-trading-day average.................     0.5202          73.0 %
   Latest 20-trading-day average..................     0.5731          57.0 %
   Latest 5-trading-day average...................     0.5776          55.8 %
   20 trading days prior..........................     0.5787          55.5 %
   5 trading days prior...........................     0.5797          55.3 %
   High (latest twelve months)....................     0.9730          (7.5)%
   Low (latest twelve months).....................     0.2065         335.9 %
   May 14, 2001...................................     0.5680          58.4 %

   Analysis of Selected Publicly Traded Companies. To provide contextual data and comparative market information, SG Cowen compared selected historical operating and financial data and ratios for IMS to the corresponding financial data and ratios of other companies whose securities are publicly traded and which SG Cowen believes have operating, market valuation and trading valuations similar to what might be expected of IMS. These companies were:

  . Aehr Test Systems, Inc.

  . Aetrium Inc.

  . Credence Systems Corporation

  . Cohu, Inc.

  . Electroglas, Inc.

  . FEI Co.

  . InTest Corp.

  . LTX Corp.

  . Teradyne, Inc.

   The data and ratios included the market capitalization of common stock plus total debt less cash and equivalents (referred to as the enterprise value) of the selected companies, as multiples of LTM revenues, calendar year 2001 estimated revenue and calendar year 2002 projected revenue, and LTM EBIT. SG Cowen also examined the ratios of the current share prices of the selected companies to the LTM earnings per share and estimated calendar year 2002 earnings per share (in each case, as available from Wall Street analyst reports or, if not so available, First Call) for the selected companies.

   The following table presents, for the periods indicated, the multiples implied by the ratio of enterprise value to LTM revenues and estimates for calendar year 2001 and 2002 revenues, and LTM EBIT, and the ratio of equity value to LTM earnings and estimates for calendar year 2002 earnings. The information in the table is based on the closing stock price of IMS and Credence common stock on May 14, 2001.

                                           Selected Company
                                               Multiples           Multiple
                                        -----------------------   Implied by
                                        Low  Mean  Median High  exchange ratio
                                        ---- ----- ------ ----- --------------
   Enterprise value as a ratio of:
     LTM revenue....................... 0.3x  1.4x  1.1x   3.0x      2.0x
     CY 2001 revenue................... 0.5x  2.6x  2.5x   4.5x      2.2x
     CY 2002 revenue................... 1.2x  2.1x  2.1x   3.0x      1.9x
     LTM EBIT.......................... 4.2x  9.5x  9.2x  17.3x     11.2x

   Equity value as a ratio of:
     LTM earnings...................... 7.6x 14.5x 14.0x  24.7x     17.4x
     CY 2002 earnings.................. 7.3x 20.5x 17.7x  31.9x     22.6x

   Although the selected companies were used for comparison purposes, none of those companies is directly comparable to IMS. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the selected companies or IMS to which they are being compared.

   Analysis of Selected Transactions. SG Cowen reviewed the financial terms, to the extent publicly available, of 11 representative transactions in the semiconductor capital equipment industry and similar technology industries (referred to as the total transactions) announced or completed since December 9, 1998, which included 7 transactions announced prior to August 2000 (referred to as the pre-August 2000 transactions) and 4 transactions announced after August 2000 (referred to as the post-August 2000 transactions). These transactions were (listed as acquiror/target/announcement date):

  . Novellus Systems, Inc. / GaSonics International Corp. / October 25, 2000

  . Kulicke & Soffa Industries, Inc. / Cerprobe Corp. / October 12, 2000

  . MKS Instruments, Inc. / Applied Science & Technology, Inc. / October 2,
    2000

  . ASM Lithography Holding N.V. / Silicon Valley Group, Inc. / October 2,
    2000

  . Advanced Energy Industries, Inc. / Engineering Measurements Company /
    July 6, 2000

  . Mattson Technology, Inc. / CFM Technologies, Inc. / June 28, 2000

  . Mattson Technology, Inc. / STEAG Electronic Sys. AG--Semi. Equip. Div. /
    June 28, 2000

  . Credence Systems Corporation / TMT. Inc. / March 13, 2000

  . Veeco Instruments, Inc. / CVC, Inc. / February 29, 2000

  . Applied Materials, Inc. / ETEC Systems, Inc. / January 12, 2000

  . Cadence Design Systems, Inc. / Quickturn Design Systems, Inc. / December
    9, 1998

   SG Cowen reviewed the enterprise value paid in the representative transactions as a multiple of LTM revenues and EBIT, and also examined the multiples of equity value paid in the representative transactions to book value and LTM earnings.

   The following table presents, for the periods indicated, the multiples implied by the ratio of enterprise value to LTM revenues and EBIT, and the ratio of equity value to book value and LTM earnings. The information in the table is based on the closing stock price of IMS and Credence stock on May 14, 2001.

                                  Multiples Implied for:
                         -----------------------------------------------
                                         Pre-August       Post-August
                            Total            2000             2000
                         Transactions   Transactions     Transactions
                         -------------  ---------------  ---------------  Multiple Implied
                         Mean   Median  Mean    Median   Mean    Median   by exchange ratio
                         -----  ------  ------  -------  ------  -------  -----------------
Enterprise value as a
 ratio of:
  LTM revenues..........  3.2x   2.2x     4.1x     3.8x    1.8x     1.8x         2.0x
  LTM EBIT.............. 15.5x  16.4x       NM       NM      NM       NM        11.2x

Equity value as a ratio
 of:
  Book value............  4.7x   3.6x     5.9x     7.3x    2.6x     2.6x         2.7x
  LTM earnings.......... 24.5x  26.1x       NM       NM      NM       NM        18.6x
--------
"NM" means not meaningful.

   Although the representative transactions were used for comparison purposes, none of those transactions is directly comparable to the merger, and none of the companies in those transactions is directly comparable to IMS or Credence.
Accordingly, an analysis of the results of this comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the acquisition value of these companies or IMS to which they are being compared.

   Analysis of Premiums Paid in Selected Transactions. SG Cowen reviewed the premium of the offer price over the trading prices one trading day and four weeks prior to the announcement date of the 11 representative transactions in the semiconductor capital equipment industry and similar technology industries described above. The following table presents the premiums of offer prices over the trading prices one trading day and four weeks prior to the announcement date for the respective transactions, and the premiums implied for IMS, based on the exchange ratio. The information in the table is based on the closing price of Credence and IMS common stock on May 14, 2001.

                                    Premiums Paid for:
                         -----------------------------------------------
                                         Pre-August       Post-August
                            Total           2000             2000
                         Transactions   Transactions     Transactions
                         -------------  ---------------  ---------------   Premium Implied
                         Mean   Median  Mean    Median   Mean    Median   by Exchange Ratio
                         -----  ------  ------  -------  ------  -------  -----------------
Premiums Paid to Stock
 Price:
  One trading day prior
   to announcement......  44.1%  42.3%    40.5%    34.7%   48.6%    50.1%        58.4%
  Four weeks prior to
   announcement.........  69.9%  53.8%    90.3%    93.3%   44.3%    40.9%        69.3%

   Discounted Cash Flow Analysis. SG Cowen estimated a range of values for IMS common stock based upon the discounted present value of the projected after-tax cash flows of IMS described in the financial forecasts based on Wall Street analyst research and provided by management of IMS, and in the financial forecasts on a fully taxed basis, for the fiscal years ended December 31, 2001 through December 31, 2005, and of the terminal value of IMS at December 31, 2005, based upon multiples of earnings before interest expense, taxes, and depreciation and amortization (referred to as EBITDA). After-tax cash flow was calculated by taking projected EBIT and subtracting from this amount projected taxes, capital expenditures, software development costs, service spare parts, changes in working capital and changes in other assets and liabilities and adding back projected depreciation and amortization. This analysis was based upon assumptions described by, projections supplied by and discussions held with the management of IMS. In performing this analysis, SG Cowen utilized discount rates ranging from 14% to 20%, which were selected based on the estimated industry weighted average cost of capital. SG Cowen utilized terminal multiples of EBITDA ranging from 5.0 times to 9.0 times, representing the general range of multiples of EBITDA for the selected companies.

   Utilizing this methodology, the per share equity value of IMS ranged from $17.43 to $30.01 per share, based on the fully taxed financial forecasts. Because the discounted terminal value accounted for such a high percentage of the discounted present value of IMS, SG Cowen did not ascribe significance to this analysis in reaching its opinion.

   Pro Forma Earnings Analysis. SG Cowen analyzed the potential effect of the proposed merger on the projected combined income statement of operations of Credence and IMS for the quarters ended September 30, 2001 and December 31, 2001 and the calendar years ended December 31, 2001 and 2002 (assuming Credence's results for the quarters ended October and January correspond to calendar quarters ended September and December, and year ended January correspond to year ended December). This analysis was based upon (1) the projected financial forecasts of Credence and IMS for Credence and (2) 7,859,597 primary shares of IMS common stock outstanding and options to purchase 2,407,004 shares of IMS common stock outstanding at a weighted average exercise price of $9.89 according to IMS as of March 31, 2001. This analysis, with IMS' management's consent, used SG Cowen Equity Research estimates dated April 19, 2001, for IMS' quarters ended September 30, 2001 and December 31, 2001 and calendar year 2001, SG Cowen Equity Research estimates dated April 19, 2001, for Credence's calendar year 2001 and Salomon Smith Barney Equity Research estimates dated April 19, 2001, for Credence's calendar year 2002. Additionally, SG Cowen's analysis, with IMS' management's consent, used SG Cowen Equity Research dated April 19, 2001, for calendar year 2002 to illustrate a downside case for Credence.

   This analysis indicated that the proposed merger could increase Credence's projected earnings per share, on an after-tax basis, for the quarters ended September 30, 2001 and December 31, 2001 (assuming Credence's results for the quarters ended October and January correspond to calendar quarters ended September and December, and year ended October correspond to year ended December) and calendar year 2001 by $0.02, $0.04, $0.14, respectively, and decrease Credence's projected earnings per share, on an after-tax basis, for the calendar year 2002 by $(0.04). Using SG Cowen Equity Research estimates dated April 19, 2001 to illustrate a downside case for Credence, the proposed merger could increase Credence's projected earnings per share, on an after-tax basis, for the calendar year ended 2002 by $0.06. SG Cowen's pro forma earnings analysis did not take into account the possible effect of any cost savings or synergies in the proposed merger. The table below summarizes the results.

   Credence after-tax earnings
   per share                     Accretion/(Dilution) $ Accretion/(Dilution) %
   ---------------------------   ---------------------- ----------------------
   Quarter ended September 30,
    2001........................         $ 0.02                    NM
   Quarter ended December 31,
    2001........................         $ 0.04                    NM

   Calendar Year ended December
    31, 2001....................         $ 0.14                    NM
   Calendar Year ended December
    31, 2002....................         $(0.04)                 (3.2)%
   Calendar Year ended December
    31, 2002 ...................         $ 0.06                  11.9%
   (Downside Case)

--------
"NM" means not meaningful.

   Additionally, SG Cowen performed analysis which indicated that the proposed merger could decrease IMS' projected earnings per share, on an after-tax basis, for the quarters ended September 30, 2001 and December 31, 2001 and calendar year 2001 by $(0.17), $(0.26), $(0.93), respectively, and increase IMS' projected earnings per share, on an after-tax basis, for the calendar year 2002 by $0.31. Using SG Cowen Equity Research estimates dated April 19, 2001 to illustrate a downside case for Credence, the proposed merger could decrease IMS' projected earnings per share, on an after-tax basis, for the calendar year ended 2002 by $(0.37). SG Cowen's pro forma earnings analysis did not take into account the possible effect of any cost savings or synergies in the proposed merger. The table below summarizes the results.

   IMS after-tax earnings per
   share                         Accretion/(Dilution) $ Accretion/(Dilution) %
   --------------------------    ---------------------- ----------------------
   Quarter ended September 30,
    2001........................         $(0.17)                (183.5)%
   Quarter ended December 31,
    2001........................         $(0.26)                (103.9)%

   Calendar Year ended December
    31, 2001....................         $(0.93)                (141.2)%
   Calendar Year ended December
    31, 2002....................         $ 0.31                   33.8 %
   Calendar Year ended December
    31, 2002....................         $(0.37)                 (40.2)%
   (Downside Case)

   The summary set forth above does not purport to be a complete description of all the analyses performed by SG Cowen. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. SG Cowen did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, SG Cowen believes, and has advised the IMS board, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, SG Cowen made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of IMS and Credence. These analyses performed by SG Cowen are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, these analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. None of IMS, Credence, SG Cowen or any other person assumes responsibility if future results are materially different from those projected. The analyses supplied by SG Cowen and its opinion were among several factors taken into consideration by the IMS board in making its decision to enter into the merger agreement and should not be considered as determinative of such decision.

   SG Cowen was selected by the IMS board to render an opinion to the IMS board because SG Cowen is a nationally recognized investment banking firm and because, as part of its investment banking business, SG Cowen is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. SG Cowen is providing financial services for IMS for which it will receive customary fees. In addition, in the ordinary course of its business, SG Cowen and its affiliates trade the equity securities of IMS and Credence for their own account and for the accounts of their customers, and, accordingly, may at any time hold a long or short position in these securities. SG Cowen and its affiliates in the ordinary course of business have from time to time provided, and in the future may continue to provide, commercial and investment banking services to IMS and Credence, including serving as a financial advisor on potential acquisitions and as an underwriter on equity offerings, and have received and may in the future receive fees for the rendering of such services. In particular, SG Cowen has acted as co-managing underwriter for Credence on its initial public offering in 1993 and subsequent follow-on offerings in 1994, 1995 and 2000.

   Pursuant to the SG Cowen engagement letter, if the merger is consummated, SG Cowen will be entitled to receive a transaction fee based on Credence's closing share price on the date of completion of the merger. Based on Credence's closing share price on May 31, 2001, the transaction fee would be approximately $2.9 million. IMS has also agreed to pay a fee of $500,000 to SG Cowen for rendering its opinion, which fee shall be credited against any transaction fee paid. Additionally, IMS has agreed to reimburse SG Cowen for its out-of-pocket expenses, including attorneys' fees, and has agreed to indemnify SG Cowen against certain liabilities, including liabilities under the federal securities laws. The terms of the fee arrangement with SG Cowen, which are customary in transactions of this nature, were negotiated at arm's length between IMS and SG Cowen, and the IMS board was aware of the arrangement, including the fact that a significant portion of the fee payable to SG Cowen is contingent upon the completion of the transaction.

Completion and Effectiveness of the Merger

   The merger will be completed when all of the conditions of the merger are satisfied or waived, including approval of the merger agreement by the IMS shareholders. The merger will become effective upon the filing of the articles of merger with the Secretary of State for the State of Oregon.

   We are working towards completing the merger as quickly as possible. We hope to complete the merger in early August 2001. Because the merger is subject to government approvals, we cannot predict the exact timing.

Structure of the Merger and Conversion of IMS Common Stock

   In accordance with the merger agreement and Oregon law, Iguana Acquisition Corporation, a newly-formed, wholly-owned subsidiary of Credence, will be merged with and into IMS. As a result of the merger, the separate corporate existence of Iguana Acquisition Corporation will cease and IMS will survive the merger as a wholly-owned subsidiary of Credence. Upon consummation of the merger, the members of IMS' board of directors will be Graham J. Siddall, John
R. Detwiler and Keith L. Barnes. The membership of the Credence board of directors will remain unchanged as a result of the merger. Following the merger, the officers of IMS will be Mr. Barnes (President), Fred Hall (Vice President-Finance and Secretary) and Mr. Detwiler (Vice President and Assistant Secretary).

   Upon completion of the merger, each outstanding share of IMS common stock will automatically be canceled and converted into the right to receive 0.90 shares of Credence common stock (subject to adjustment to reflect the effect of any stock split, stock dividend, reorganization or similar change in Credence or IMS common stock). A corresponding right to purchase shares of Credence Series A Junior Participating Preferred Stock, par value $0.001 per share, pursuant to a Rights Agreement dated as of June 2, 1998 between Credence and BankBoston, N.A. will accompany each share of Credence common stock. The number of shares of Credence common stock issuable in the merger will be proportionately adjusted for any stock split, stock dividend, reorganization or similar change in IMS common stock or Credence common stock effected between the date of the merger agreement and the completion of the merger.

   No fractional shares of Credence common stock will be issued in connection with the merger. In lieu of a fraction of a share of Credence common stock, you will receive an amount of cash equal to the product of the fraction multiplied by the average closing price for a share of Credence common stock as quoted on the Nasdaq National Market for the last ten trading days ending on the third full trading day prior to the completion of the merger.

Exchange of IMS Stock Certificates for Credence Stock Certificates

   Once the merger is completed, Credence's transfer agent, EquiServe, who will act as exchange agent, will mail to you a letter of transmittal and instructions for use in surrendering your IMS stock certificates in exchange for Credence stock certificates. When you deliver your IMS stock certificates to the exchange agent along with a properly executed letter of transmittal and any other required documents, your IMS stock certificates will be canceled and you will receive Credence stock certificates (except in the case of IMS stock held subject to vesting or repurchase rights which will be held in book form) representing the number of full shares of Credence common stock to which you are entitled under the merger agreement (and cash in lieu of fractional shares).

   YOU SHOULD NOT SUBMIT YOUR STOCK CERTIFICATES FOR EXCHANGE UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL AND INSTRUCTIONS REFERRED TO ABOVE.

   You are not entitled to receive any dividends or other distributions on Credence common stock with a record date after the merger is completed until you have surrendered your IMS stock certificates in exchange for Credence stock certificates.

   If there is any dividend or other distribution on Credence common stock with a record date after the merger and a payment date prior to the date you surrender your IMS stock certificates in exchange for Credence stock certificates, you will receive it with respect to the whole shares of Credence common stock issued to you promptly after your IMS stock certificates are surrendered, without interest. If there is any dividend or other distribution on Credence common stock with a record date after the merger and a payment date after the date you surrender your IMS stock certificates in exchange for Credence stock certificates, you will receive it with respect to the whole shares of Credence common stock issued to you promptly after the payment date related to such dividend or other distribution.

   Credence will only issue a Credence stock certificate, or a check in lieu of a fractional share, in a name other than the name in which a surrendered IMS stock certificate is registered, if you present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that you paid any applicable stock transfer taxes.

Treatment of IMS Stock Options and Stock Incentive Plans

   Upon completion of the merger, each outstanding option to purchase shares of IMS common stock issued under IMS' 1995 Stock Incentive Plan, 1995 Stock Option Plan for Non-Employee Directors and 2000 Nonqualified Stock Option Plan will be assumed by Credence regardless of whether the options are vested or unvested. Each IMS stock option, which will be assumed by Credence, will continue to have the same terms, and be subject to the same conditions, that were applicable to the option immediately prior to completion of the merger, except that:

  . each IMS stock option will be exercisable for shares of Credence common stock;

  . the number of shares of Credence common stock issuable upon exercise of any given IMS option will be determined by multiplying the exchange ratio of 0.90 by the number of shares of IMS common stock underlying the option, rounded down to the nearest whole number;

  . the per share exercise price of any given option will be determined by dividing the exercise price of the option immediately prior to completion of the merger by the exchange ratio of 0.90, rounded up to the nearest whole cent; and

  . As of June 13, 2001, directors and executive officers of IMS held stock options, both vested and unvested, to purchase an aggregate of 1,313,747 shares of IMS common stock under the 1995 Stock Incentive Plan and the 1995 Stock Option Plan for Non-Employee Directors. If the merger is completed, approximately 39% of that total, consisting of the options to purchase 505,935 shares held by Keith L. Barnes, Donald E. Grant and Fred Hall, will accelerate and become fully vested and exercisable immediately, pursuant to their existing employment agreements, without any action by IMS or Credence. See "--Interests of IMS Directors, Officers and Affiliates in the Merger" herein.

   Credence has agreed to file a registration statement on Form S-8 covering shares of Credence common stock issuable upon the exercise of outstanding IMS options granted to individuals for which a registration statement on Form S-8 is available.

Treatment of Options Outstanding under the IMS 1995 Employee Stock Purchase
Plan

   Upon completion of the merger, each option to purchase shares under the IMS 1995 Employee Stock Purchase Plan will be assumed by Credence. Each outstanding option to be assumed will be subject to the same terms and conditions existing under the IMS 1995 Employee Stock Purchase Plan immediately prior to the merger, except that when each outstanding option under the IMS 1995 Employee Stock Purchase Plan is exercised on January 31, 2002, each participant shall be issued shares of Credence common stock instead of IMS common stock and the purchase price will be the participant's price pursuant to the terms of the IMS 1995 Employee Stock Purchase Plan, adjusted as necessary to reflect the exchange ratio of 0.90. The IMS 1995 Employee Stock Purchase Plan will terminate on January 31, 2002 following such purchase date. IMS employees who presently participate in the IMS 1995 Employee Stock Purchase Plan and meet the eligibility requirements for participation in Credence's Employee Stock Purchase Plan will be eligible to participate in the plan as of the first entry date following January 31, 2002.

Other Provisions of the Merger Agreement

  Representations and Warranties

   IMS and Credence each made a number of representations and warranties in the merger agreement regarding authority to enter into the merger agreement and to consummate the other transactions contemplated by the merger agreement and with regard to aspects of their respective business, financial condition, structure and other facts pertinent to the merger.

   The representations given by IMS cover the following topics as they relate to IMS and its subsidiaries:

  . IMS' valid organization and qualification, power and authority to conduct business;

  . IMS' capitalization;

  . authorization of the merger and the transaction agreements by IMS;

  . the enforceability of the merger agreement and the absence of conflicts with the organizational documents of IMS and its subsidiaries, or with any material mortgage, indenture, lease, contract, or other agreement or any instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation;

  . the obtaining of all consents, approvals, orders or authorizations of or registration, declaration of or filing with any governmental authorities or instrumentalities or stock exchange required to enter into the merger agreement or consummate the merger;

  . IMS' filings and reports with the SEC;

  . IMS' financial statements;

  . changes in IMS' business since March 31, 2001;

  . absence of undisclosed liabilities;

  . pending or threatened litigation and investigations involving IMS;

  . absence of restrictions on IMS' business activities;

  . the possession of and compliance with governmental permits, licenses and other authorizations;

  . title to the properties owned or leased;

  . intellectual property used, owned and licensed by IMS and infringement of intellectual property rights;

  . compliance with environmental laws;

  . matters relating to taxes;

  . matters relating to employee benefit plans;

  . matters relating to employees and the effect of the merger on obligations to employees, officers and directors;

  . transactions with interested parties;

  . insurance coverage and claims;

  . compliance with applicable laws;

  . brokers' and finders' fees incurred in connection with the merger;

  . information supplied by IMS in this proxy statement/prospectus and the related registration statement of Credence;

  . the opinion of IMS' financial advisor;

  . the vote required of the IMS shareholders to approve the merger;

  . authorization and recommendation of the merger by the IMS board of directors;

  . the agreement of Cadence to vote for approval of the merger;

  . the inapplicability of state anti-takeover and control share statutes to the merger;

  . certain IMS customers and suppliers;

  . the absence of violations or defaults under IMS' organizational documents, judgments, decrees or orders binding on IMS or any agreement, note, mortgage, indenture, contract, lease, instrument, permit, concession, franchise or license to which IMS is a party or by which it is bound;

  . IMS' compliance with export control laws;

  . treatment of the merger as a pooling of interests and a reorganization for tax purposes;

  . IMS affiliates;

  . the accuracy and completeness of the disclosure provided by IMS; and

  . the inapplicability of IMS' rights agreement to the merger.

   The representations given by Credence cover the following topics as they relate to Credence:

  . valid organization, good standing, qualification, power and authority to conduct the business of Credence and Iguana Acquisition Corporation;

  . capitalization of Credence and Iguana Acquisition Corporation;

  . authorization of the merger by Credence and Iguana Acquisition
    Corporation;

  . the enforceability of the merger agreement and the absence of conflicts with the organizational documents of Credence, or with any material mortgage, indenture, lease, contract, or other agreement or any instrument, permit, concession, franchise, license, judgment, order, decree, statute, laws, ordinance, rules or regulations;

  . the obtaining of all consents, approvals, orders or authorizations of, or registration, declaration of or filing with any governmental authorities or instrumentalities or stock exchanges required to enter into the merger agreement or consummate the merger;

  . Credence's filings and reports with the SEC;

  . Credence's financial statements;

  . absence of undisclosed liabilities;

  . pending or threatened litigation and investigations involving Credence;

  . brokers' and finders' fees incurred in connection with the merger;

  . information supplied by Credence and Iguana Acquisition Corporation in this proxy statement/ prospectus and the related registration statement of Credence;

  . authorization by Credence's board of directors;

  . treatment of the merger as a pooling of interests and a reorganization for tax purposes;

  . changes in Credence's business since January 31, 2001; and

  . Credence's compliance with applicable laws.

   This is only a summary. You are urged to carefully read the articles in the merger agreement and the amendment thereto, attached as Appendix A1 and Appendix A2 to this proxy statement/prospectus entitled "Representations and Warranties of Company" and "Representations and Warranties of Parent and Merger Sub."

 IMS' Conduct of Business before Completion of the Merger

   IMS agreed that until the completion of the merger, the termination of the merger agreement, or unless Credence consents in writing, IMS and its subsidiaries will pay their respective debts and taxes when due and will operate their respective businesses in the ordinary course and consistent with their past practices, and otherwise use their commercially reasonable best efforts consistent with past practices to preserve their businesses so as to:

  . preserve their assets and current business organizations;

  . keep available the services of their current officers and key employees;
    and

  . maintain their relationships with:

   . customers;

   . suppliers;

   . distributors;

   . licensors;

   . licensees; and

   . others having business dealings with them.

   IMS also agreed to promptly notify Credence of any material event which could reasonably be expected to have a material adverse effect on IMS or the occurrence of events outside the usual course of business. IMS also agreed that until the completion of the merger, termination of the merger agreement, or unless Credence consents in writing, IMS and its subsidiaries will conduct their business in compliance with certain restrictions relating to the following:

  . modifications of IMS' or its subsidiaries' articles of incorporation or bylaws (or equivalent organizational documents);

  . the issuance of dividends or other distributions or changes in IMS' capital structure;

  . the modification of any stock option plans;

  . the execution, modification or waiver of material contracts or commitments;

  . the issuance, encumbrance or redemption of securities, except for:

   . the issuance of IMS common stock pursuant to the exercise of outstanding options, warrants or other rights therefor outstanding as of the date of the merger agreement;

   . limited grants of stock options under IMS' stock option plans; and

   . repurchases of IMS common stock from certain employees, directors and consultants in connection with their termination of service;

  . the transfer or license of intellectual property;

  . the granting or amendment of exclusive rights with respect to products or technology of IMS or its subsidiaries;

  . the disposition of any properties or assets that are material to IMS' or its subsidiaries' businesses;

  . the incurrence or guarantee of indebtedness for borrowed money;

  . the execution of material operating leases;

  . the payment of obligations over a specified amount and other than in the ordinary course of business;

  . capital expenditures over a specified amount;

  . the reduction of insurance coverage;

  . the waiver, termination, or assignment of any material right or claim;

  . employment of senior employees, or adoption or amendment of employee benefits and option plans or remuneration paid to employees, consultants or directors;

  . the execution of any employment contracts or collective bargaining agreements;

  . creation of severance arrangements;

  . commencement of any lawsuit other than routine collection matters;

  . the acquisition of other business entities or making of investments in other business entities;

  . making or altering any tax elections or settling any tax liabilities;

  . the revaluation of assets other than in the ordinary course of business;
    and

  . changing the accounting policies and procedures of IMS and its subsidiaries.

   This is only a summary. You are urged to carefully read the article in the merger agreement entitled "Conduct Prior to the Effective Time" in Appendix A1 to the proxy statement/prospectus.

 Conditions to the Merger

   Credence's and IMS' respective obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following conditions before completion of the merger:

  . the merger agreement and the merger must be approved by the holders of 67% of the outstanding shares of IMS common stock;

  . Credence's registration statement registering the shares to be issued in the merger must have been declared effective by the SEC and remain effective and the SEC shall not have threatened actions or otherwise taken steps challenging such effectiveness;

  . no law, regulation, or order shall have been enacted or issued which has the effect of making the merger illegal or otherwise prohibiting completion of the merger;

  . Credence, Iguana Acquisition Corporation and IMS shall have received all approvals, waivers, or consents required under United States federal and state securities laws and any other approvals, waivers, or consents necessary to complete the merger, which if not obtained would have a material adverse effect on Credence or IMS following the merger;

  . all applicable waiting periods under the HSR Act shall have expired or been terminated;

  . Credence and IMS each shall have received the opinion of their respective tax counsel to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

  . the shares of Credence common stock to be issued in the merger, and upon exercise of the IMS options assumed by Credence, must have been approved for listing on the Nasdaq National Market.

   IMS' obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction, or waiver by IMS, of each of the following additional conditions before completion of the merger:

  . Credence's representations and warranties must be true and correct when made and as of the closing of the merger, except (i) representations made as of a particular date, which need to be true and correct only as of that date, and (ii) for failures to be true and correct which (without regard to materiality qualifications) do not have a material adverse effect on Credence, as confirmed in a certificate executed on behalf of Credence;

  . Credence and Iguana Acquisition Corporation shall have complied in all material respects with all covenants, obligations and conditions of the merger agreement required to be performed and complied with by them, as confirmed in a certificate executed on behalf of Credence; and

  . no material adverse effect with respect to Credence, or event or circumstance that could reasonably be expected to result in a material adverse effect, shall have occurred and it or its effects not have been cured.

   Credence's and Iguana Acquisition Corporation's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction, or waiver by Credence, of each of the following additional conditions before completion of the merger:

  . IMS' representations and warranties must be true and correct when made and as of the closing of the merger, except (i) representations made as of a particular date, which need to be true and correct only as of that date, and (ii) for failures to be true and correct which (without regard to materiality qualifications) do not have a material adverse effect on IMS, and under certain circumstances, on the merger, as confirmed in a certificate executed on behalf of IMS;

  . IMS shall have complied in all material respects with all covenants, obligations and conditions of the merger agreement required to be performed and complied with by it, as confirmed in a certificate executed on behalf of IMS;

  . no material adverse effect with respect to IMS, or event or circumstance that could reasonably be expected to result in a material adverse effect, shall have occurred and it or its effects not have been cured;

  . Credence shall have been provided with evidence that IMS has obtained all necessary third-party consents under its material contracts or other material consents required for the consummation of the merger;

  . no injunctions, or restraining orders, or other orders shall have been imposed, or shall be threatened or pending, which would limit or restrict Credence's conduct or operation of IMS' business following the merger;

  . employment agreements with certain key IMS employees shall have been executed and delivered to Credence;

  . Cadence shall have delivered to Credence an executed shareholder agreement;

  . the affiliates of IMS shall have delivered to Credence executed affiliate agreements; and

  . the directors of IMS, other than Keith L. Barnes, shall have delivered executed resignation letters to Credence.

   As used in the merger agreement a "material adverse effect" with respect to any person means any event, matter, change, condition, circumstance, or effect that is materially adverse to the condition or prospects (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such person and its subsidiaries taken as a whole, but disregarding:

  . decreases, in and of themselves, in trading price or volume of IMS or Credence common stock;

  . general changes in the automatic test equipment or integrated circuit validation systems markets or general changes in economic conditions that affect such person and its subsidiaries taken as a whole; or

  . the loss of customers or suppliers, or loss or reduction of orders or shipments from customers or suppliers, to the extent those losses arise after the date of the merger agreement and are primarily attributable to the announcement or pendency of the merger.

 Termination of the Merger Agreement

   At any time prior to the completion of the merger, the merger agreement may be terminated and the merger abandoned:

  . by mutual consent of the boards of directors of Credence and IMS;

  . by either Credence or IMS, if:

   . the closing shall not have occurred on or before November 16, 2001, which final date may at the request of either party, subject to certain limitations as set forth in the merger agreement, be extended to December 31, 2001 if the closing is delayed due to:

    . the failure of the registration statement relating to the issuance of Credence shares in the merger to be declared, or remain, effective or the SEC having threatened action or taken steps to challenge that effectiveness;

    . the failure to obtain required approvals, consents, or waivers with respect to the securities laws or other material consents, waivers, or approvals; or

    . the waiting period under the HSR Act shall not have elapsed or terminated;

   . any permanent injunction or other order of a court or other competent authority preventing the consummation of the merger shall have become final and nonappealable; or

   . any required approval of the IMS shareholders shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof, subject to certain exceptions with respect to IMS as set forth in the merger agreement.

  . by Credence, if:

   . unless cured within ten business days of receipt of written notice, IMS shall have breached any of its representations or warranties in a manner that has a material adverse effect on IMS, or IMS shall have breached in any material respect any other obligation;

   . unless cured within ten business days of receipt of written notice, IMS' rights plan or Oregon's anti-takeover statute causes a material adverse effect in any material respect on the consummation of the merger;

   . unless cured within ten business days of receipt of written notice, a material adverse effect with respect to IMS, or an event or circumstance that could reasonably be expected to result in a material adverse effect, shall have occurred;

   . if a trigger event (as further explained below) or takeover proposal
     (as further explained below) has occurred and the board of directors of IMS does not within 10 business days of such occurrence:

    . reconfirm its recommendation, without conditions, of the approval of the merger agreement and the transactions contemplated thereby; and

    . reject such takeover proposal or trigger event (in the case of a takeover proposal or trigger event involving a tender or exchange offer);

   . the IMS board of directors shall have failed to recommend, without conditions, that IMS shareholders vote to approve the merger and the merger agreement, or shall have withdrawn or modified that recommendation in a manner adverse to Credence or shall have resolved to do any of the foregoing or shall have failed to reaffirm its recommendation within 10 business days of a written request to do so by Credence;

   . the IMS board of directors shall have recommended, endorsed, approved, accepted or agreed to a takeover proposal, or shall have entered into any letter of intent or similar document or agreement relating to a takeover proposal, or shall have resolved to do any of the foregoing;

   . any IMS representative shall have solicited, initiated, encouraged, facilitated, or entered into any agreement in respect of any takeover proposal, or engaged in any discussions or negotiations with, or disclosed any nonpublic information relating to IMS or any of its subsidiaries to, or afforded access to the properties, books or records of IMS or any of its subsidiaries to, any person that has advised IMS that it is seeking to make, or that the board of directors in good faith understands is seeking to make, or that since the date of the merger agreement has made, a takeover proposal, except as permitted by the merger agreement;

   . IMS shall have endorsed, approved or recommended any takeover proposal, except as permitted by the merger agreement; or

   . IMS shall have failed to take all action necessary to convene the special meeting of its shareholders on a date no later than 45 days after the registration statement of which this proxy statement/prospectus is a part is declared effective, or IMS otherwise shall have failed to comply with its obligations to convene the shareholder's meeting or solicit votes in favor of the approval of the merger;

  . by IMS, if:

   . unless cured within ten business days of receipt of written notice, Credence shall have breached any of its representations, warranties in a manner that has a material adverse effect on Credence, or Credence shall have breached in any material respect any other obligation; or

   . unless cured within ten business days of receipt of written notice, a material adverse effect with respect to Credence, or an event or circumstance that could reasonably be expected to result in a material adverse effect, shall have occurred.

   If the merger agreement is terminated, then it will be of no further effect and none of the parties to the merger agreement will have any liability or obligations in respect thereof, except for liabilities relating to:

  . breaches of confidentiality obligations;

  . obligations to pay expenses and termination fees under the merger agreement; and

  . breaches of representations, warranties and covenants.

   For purposes of the merger agreement, a "trigger event" occurs if any person, other than a shareholder party to an enforceable shareholder's agreement, acquires securities representing 15% or more of the voting power of IMS, or commences a tender or exchange offer, open market purchase program or other publicly announced initiative following the successful consummation of which the offeror and its affiliates would beneficially own securities representing 15% or more of the voting power of IMS.

   For purposes of the merger agreement, a "takeover proposal" means any agreement, offer or proposal (whether written or oral) for:

  . a merger, reorganization, share exchange, consolidation, or other business combination involving IMS or any of its subsidiaries;

  . a tender offer for IMS;

  . the acquisition of 15% or more of the outstanding shares of any class of capital stock of IMS; or

  . the acquisition of a significant portion of the assets of IMS or any of its subsidiaries;

other than, in each case, the merger.

 Payment of Termination Fees and Expenses

   Whether or not the merger is consummated, the merger agreement provides that each party will bear its own costs and expenses incurred in connection with the merger agreement and the merger, except that the following expenses shall be shared equally by Credence and IMS:

  . expenses incurred in connection with printing this proxy statement/prospectus;

  . registration and filing fees incurred in connection with this proxy statement/prospectus;

  . the listing of additional shares;

  . fees, costs and expenses, associated with compliance with applicable state securities laws in connection with the merger; and

  . fees, costs and expenses incurred in connection with HSR Act filings.

   In addition to any expenses otherwise payable, IMS is required by the merger agreement to pay Credence a termination fee of $8 million in the event that Credence terminates the merger agreement because:

  . a trigger event or takeover proposal has occurred and the board of directors of IMS, if requested by Credence, does not within 10 business days of that occurrence: (i) reconfirm its recommendation, without conditions, of the approval of the merger agreement and the transactions contemplated thereby; and (ii) reject the takeover proposal or trigger event (in the case of a takeover proposal or trigger event involving a tender or exchange offer);

  . the IMS board of directors shall have failed to recommend, without conditions, that IMS shareholders vote to approve the merger and the merger agreement, or shall have withdrawn or modified or conditioned that recommendation in a manner adverse to Credence, or shall have resolved to do any of the foregoing, or shall have failed to reaffirm its recommendation within 10 business days of a written request to do so by Credence;

  . the IMS board of directors shall have recommended, endorsed, approved, accepted, or agreed to a takeover proposal, or shall have entered into any letter of intent or similar document or agreement relating to a takeover proposal, or shall have resolved to do any of the foregoing;

  . any IMS representative shall have solicited, initiated, encouraged, facilitated or entered into any agreement in respect of any takeover proposal or engaged in any discussions or negotiations with, or disclosed any nonpublic information relating to IMS or any of its subsidiaries to, or afforded access to the properties, books or records of IMS or any of its subsidiaries to, any person that has advised IMS that it is seeking to make, or that the board of directors of IMS in good faith understands is seeking to make, or that since the date of the merger agreement has made, a takeover proposal;

  . IMS shall have endorsed, approved or recommended any takeover proposal, except as permitted by the merger agreement; or

  . IMS shall have failed to take all action necessary to convene the special meeting of its shareholders on a date no later than 45 days after the registration statement of which this proxy statement/prospectus is a part is declared effective, or IMS otherwise shall have failed to comply with its obligations to convene the shareholders' meeting or solicit votes in favor of the approval of the merger.

The payment of that termination fee does not limit any remedies available to Credence for a willful breach of the merger agreement by IMS or its subsidiaries.

   In addition to any expenses otherwise payable, IMS is required by the merger agreement to pay Credence a termination fee of $1 million in the event that either Credence or IMS terminates the merger agreement because:

  . the closing shall not have occurred on or before November 16, 2001, which final date may at the request of either party, subject to certain limitations as set forth in the merger agreement, be extended to December 31, 2001 if the closing is delayed due to:

   . the failure of the registration statement relating to the issuance of Credence shares in the merger to be declared, or remain, effective or the SEC having threatened action or taken steps to challenge that effectiveness;

   . the failure to obtain required approvals, consents, or waivers with respect to the securities laws or other material consents, waivers, or approvals;

   . the waiting period under the HSR Act shall not have elapsed or terminated; or

  . if any required approval of the IMS shareholders shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof, subject to certain exceptions with respect to IMS as set forth in the merger agreement;

and prior to that termination there had been a trigger event or takeover proposal that has not been withdrawn (or if withdrawn, the withdrawal was not made early enough as to no longer prejudice the IMS shareholders' consideration of the merger).

   Further, if within 12 months of a termination entitling payment of the $1 million termination fee described above any takeover proposal or trigger event is consummated, IMS is required pursuant to the terms of the merger agreement to pay Credence an additional $7 million. The payment of those termination fees will not limit any remedies available to Credence for a willful breach of the merger agreement by IMS or its subsidiaries.

   For purposes of the preceding paragraph, the "consummation" of a takeover proposal shall occur on the date a definitive written agreement is entered into with respect to: a merger or other business combination involving IMS, or the acquisition of 15% or more of the outstanding shares of any class of capital stock of IMS, or sale or transfer of any material assets (excluding the sale or disposition of assets in the ordinary course of business) of IMS or any of its subsidiaries. For purposes of the preceding paragraph, "consummation" of a trigger event shall occur on the date any person (other than any shareholder which currently owns 15% or more of the outstanding shares of capital stock of IMS, provided that such shareholder does not increase its ownership) or any of its affiliates or associates would beneficially own securities representing 15% or more of the voting power of IMS, following a tender or exchange offer.

   If Credence terminates the merger agreement because:

  . IMS shall have breached any of its representations or warranties in a manner that has a material adverse effect on IMS, or breached in any material respect any other obligation; or

  . IMS' rights plan or Oregon's anti-takeover statute causes a material adverse effect in any material respect on the consummation of the merger;

IMS is required pursuant to the terms of the merger agreement to reimburse Credence's out-of-pocket costs and expenses, in an amount not to exceed $1 million. The payment of these costs and expenses will not limit any remedies available to Credence for a willful breach of the merger agreement by IMS or its subsidiaries, any of these payments in respect of costs and expenses will be reduced by the amount of any termination fee paid to Credence and described above.

   If IMS terminates the merger agreement because:

  . Credence shall have breached any of its representations or warranties in a manner that has a material adverse effect on Credence, or breached in any material respect any other obligation;

Credence is required pursuant to the terms of the merger agreement to reimburse IMS' out-of-pocket costs and expenses, in an amount not to exceed $1 million. The payment of these costs and expenses will not limit any remedies available to IMS for a willful breach of the merger agreement by Credence or its subsidiaries.

 No Solicitation of Transactions

   Until the merger is completed or the merger agreement is terminated, IMS has agreed not to directly or indirectly take any of the following actions:

  . solicit, initiate, encourage, facilitate, or enter into any letter of intent or other agreement in respect of any takeover proposal;

  . engage in discussions or negotiations with, or disclose any nonpublic information relating to IMS or any of its subsidiaries to, or afford access to the properties, books or records of IMS or any of its subsidiaries to, any person that has advised IMS that it is seeking to make, or that the board of directors of IMS in good faith understands is seeking to make, or that since the date of the merger agreement has made, a takeover proposal; or

  . endorse, approve or recommend any takeover proposal.

   However, these restrictions do not prevent the board of directors of IMS from taking and disclosing to the IMS shareholders a position with respect to a tender offer or otherwise complying with their obligations pursuant to Rules 14d-9 and 14e-2 promulgated under the Securities Exchange Act of 1934.

   Furthermore, if prior to approval of the merger by IMS' shareholders, IMS has received an unsolicited written takeover proposal and the board of directors of IMS:

  . believes in good faith in the proper exercise of their fiduciary duties and after receiving advice from their financial advisors and taking into account all of the terms of the proposal including the likelihood and timing of the consummation of such proposal, that such proposal will result in a transaction more favorable than the merger to the IMS shareholders from a financial point of view (any such proposal being referred to in the merger agreement as a "superior proposal"); and

  . determines in good faith, after consultation with outside legal counsel, that it is necessary for the board in order to comply with its fiduciary duties to the shareholders of IMS under applicable law;

then IMS, or its representatives, may:

  . furnish information to the person making such superior proposal and disclose to such person non-public information concerning IMS and its subsidiaries, provided that any such disclosure is made on terms at least as restrictive as those contained in the confidentiality agreement entered between IMS and Credence;

  . engage in negotiations with the person making such superior proposal;

  . endorse, or approve, or recommend the superior proposal; or

  . withdraw, condition or modify its recommendation of the approval of the merger.

   IMS is obligated to immediately notify Credence of the receipt of any takeover proposal or requests for access to information, books or records or non-public information from any person who has advised IMS that it is intending to make, or has made a takeover proposal or whose efforts to formulate a takeover proposal would be assisted thereby.

   IMS is further obligated to inform Credence of its determination that there is a superior proposal, to provide true and complete copies of the superior proposal and also to provide copies of all non-public information or documents provided to the person making the superior proposal, and to keep Credence informed of the status of the superior proposal. Additionally, IMS is required to give Credence at least three days prior notice of any decision to endorse or recommend a superior proposal or to withdraw, condition or modify its recommendation of the merger.

   By executing the merger agreement, IMS has also agreed that it will end any discussion of takeover proposals, with anyone other than Credence, existing at the date of the merger agreement.

 Extension, Waiver and Amendment of the Merger Agreement

   The board of directors of either party may amend the merger agreement at any time by execution of a written amendment signed on behalf of each of the parties to the merger agreement. In addition, at any time prior to the completion of the merger, either party may:

  . extend the other's time for the performance of any of the obligations or other acts under the merger agreement;

  . waive any inaccuracies in the other's representations and warranties; and

  . waive compliance by the other with any of the agreements or conditions contained in the merger agreement.

 Further Assurances

   Both IMS and Credence are required to use their respective reasonable best efforts to fulfill the conditions to closing of the merger, to effectuate the transactions contemplated by the merger agreement and to provide such documents and do such things as may be reasonably required by the other party for such purposes and to consummate the merger.

 Benefit Plans and Programs

   Credence and IMS intend that employees of IMS and its subsidiaries after the merger will have substantially similar benefits, by either continuing in current IMS plans or participating in Credence's benefit plans and programs. Participation in Credence benefit plans would be on the same terms applicable to similarly situated employees of Credence and to the extent that such plans and programs provide the following benefits:

  . medical/dental/vision care;

  . life insurance;

  . disability income;

  . sick pay;

  . holiday and vacation pay;

  . 401(k) plan coverage;

  . Internal Revenue Code Section 125 benefit arrangements;

  . bonus, profit-sharing or other incentive plans;

  . pension or retirement programs, including a nonqualified deferred compensation program;

  . dependent care assistance; and

  . severance benefits.

   Each employee of IMS will be given credit, for purposes of any service requirements for participation in Credence benefit plans or programs or vesting, for his or her period of service with IMS or any of its subsidiaries credited under a similar plan prior to completion of the merger, subject to appropriate break in service rules. Each continuing employee will, with respect to any Credence plans or programs which have co-payment, deductible or other co-insurance features, receive credit for any amounts such individual has paid to date in the plan year of the merger under comparable plans or programs maintained by IMS or any of its subsidiaries prior to the merger.

   Each employee of IMS and eligible dependent who, upon completion of the merger, was participating in an employee group health plan maintained by IMS or any of its subsidiaries will not be excluded from Credence's employee group health plan or limited in coverage thereunder by reason of any waiting period restriction or pre-existing condition limitation. Unless Credence consents, IMS is required to take all action necessary to terminate, or cause to terminate, before the completion of the merger, any IMS benefit plan that is a 401(k) plan or other defined contribution retirement plan.

Related Agreements

 Shareholder Agreement

   In connection with the merger, Cadence has entered into a shareholder agreement with Credence. The terms of the shareholder agreement provide that Cadence will vote all shares of IMS common stock beneficially owned by it in favor of the approval of the merger agreement and require Cadence to vote against any other merger or other business combination proposals. The shareholder agreement terminates on the earlier of the completion of the merger or the termination of the merger agreement pursuant to its terms.

   The shareholder agreement also requires Cadence to deliver an irrevocable proxy to Credence. The irrevocable proxy enables Credence to vote Cadence's shares to approve the merger and enables Credence to vote Cadence's shares against any other merger or other business combination proposals. As of June 7, 2001, Cadence beneficially owned 2,559,000 shares (exclusive of any shares issuable upon the exercise of options or warrants held by any officer, director or employee of Cadence) of IMS common stock, which represented approximately 32% of the outstanding IMS common stock as of the record date.

 Amendment to IMS Shareholder Rights Agreement

   In connection with the merger agreement, IMS executed an amendment to its rights agreement, dated March 25, 1998, by and between IMS and Mellon Investor Services, LLC (formerly ChaseMellon Shareholder Services, LLC) (the "rights agreement") pursuant to which Credence, Iguana Acquisition Corporation and Cadence shall not be deemed Acquiring Persons (as defined in the rights agreement) under the terms of the rights agreement by virtue of the approval, execution, delivery, or performance of the merger agreement or the shareholder agreement and pursuant to which the execution, delivery and the performance of the merger agreement or shareholder agreement shall not result in a Distribution Date (as defined in the rights agreement).

Operations Following the Merger

   Following the merger, IMS will continue its operations as a wholly-owned subsidiary of Credence. Upon consummation of the merger, the members of IMS' board of directors will be Graham J. Siddall, John R.

Detwiler and Keith L. Barnes. The membership of the Credence board of directors will remain unchanged as a result of the merger. Following the merger, the officers of IMS will be Mr. Barnes (President), Fred Hall (Vice President-Finance and Secretary) and Mr. Detwiler (Vice President and Assistant Secretary). The shareholders of IMS will become stockholders of Credence, and their rights as stockholders will be governed by Credence's certificate of incorporation and bylaws and the laws of the State of Delaware. The day-to-day operations of IMS following the merger will be the responsibility of its officers and directors. In addition, provided certain ongoing revenue target levels are met or exceeded, it is the intention of Credence to maintain existing headcount and compensation levels of IMS employees.

   It is the current intent of Credence and IMS that the existing headoffice of IMS at Gemini Drive, Beaverton, Oregon, will be maintained as the headoffice of IMS following the merger through February 29, 2004, the end of the current term of the lease of such premises, and that headoffice employees of IMS will not be relocated without either their approval or the unanimous approval of the board of directors of IMS. It is the intention of the parties that IMS will continue to use its existing brands on its current products following the merger.

Indemnification of Officers and Directors and Liability Insurance

   The merger agreement provides that all rights to indemnification existing in favor of directors and officers of IMS as of the date of the merger agreement for their acts and omissions occurring prior to the completion of the merger will survive the merger and will be observed by the surviving corporation to the fullest extent available under Oregon law for a period of six years. The articles of incorporation and the bylaws of the surviving corporation will also continue for a period of six years (subject to restrictions under applicable law) to contain provisions with respect to exculpation and indemnification of officers and directors at least as favorable overall to those persons as the provisions contained in IMS' current articles of incorporation and bylaws.

   In addition, the merger agreement provides that for a period of six years after the completion of the merger, the surviving corporation will maintain, for the benefit of the directors and officers of IMS as of the date of the mergers with respect to their acts and omissions, in their capacities as directors and officers of IMS occurring prior to completion of the merger, directors' and officers' liability insurance on terms comparable to those maintained by IMS as of the date of the merger agreement.

Interests of IMS Directors, Officers and Affiliates in the Merger

   In considering the recommendation of the IMS board of directors, you should be aware that certain directors and officers of IMS have interests in the merger which are different from, or in addition to, yours. The IMS board of directors was aware of these potential conflicts when considering their approval and recommendation of the merger. These interests include the following:

  . As of June 7, 2001, directors, executive officers and affiliates of IMS
    (including Cadence) held approximately 34% of the outstanding shares of IMS common stock entitled to vote.

  . As of June 13, 2001, non-employee directors of IMS beneficially owned stock options, vested and unvested, to purchase an aggregate of 204,722 shares of IMS common stock. The merger agreement requires all members of IMS' board of directors other than Keith L. Barnes to resign from the board as of completion of the merger. Each of the directors who is required to resign has an existing consulting and indemnity agreement with IMS which provides that upon resignation from the board of directors as part of IMS' process of merging with another entity, IMS remains obligated to continue to engage the that director as a consultant. Upon completion of the merger, the following non-employee directors will be offered the opportunity to consult for IMS. The following chart indicates, as of June 13, 2001, the number of unvested options held by the six non-employee directors, however this number will decrease monthly (next on June 30, 2001) as unvested options vest automatically in accordance with the terms of the stock options plans pursuant to which those options were originally granted:

                                                       # of Vested # of Unvested
        Name                                           IMS Options  IMS Options
        ----                                           ----------- -------------
      C. Scott Gibson.................................   40,112       11,888
      James E. Solomon................................   40,112       11,888
      Milton R. Smith.................................   13,834       11,888
      Paul A. Gary....................................   18,418       12,582
      Michael Bosworth................................    2,500       12,500
      Tom Franz.......................................   15,306       13,694

  . As of June 13, 2001, executive officers (including the only employee director, Keith L. Barnes) beneficially owned stock options (some of which are vested and unexercised, and the balance of which are unvested) to purchase an aggregate of 1,109,025 shares of IMS common stock. Upon completion of the merger, the portion of unvested stock options held by the following executive officers will accelerate and become fully vested and exercisable in accordance with existing employment agreements, as shown below:

                                                            % of All Unvested
                                        # of IMS Option      Options Held By
        Name                          Shares Accelerating Executive Accelerating
        ----                          ------------------- ----------------------
      Keith L. Barnes................       337,605                100%
      Donald E. Grant................        81,250                 66%
      Fred Hall......................        87,080                100%

  . Two officers of IMS, W. Barry Baril, Chief Technical Officer, and Gwyn
    Harvey, Vice President of Human Resources, have existing employment agreements with IMS that provide that in the event such officer's employment is terminated without cause within one year after a sale of a majority of the voting stock of IMS, then the vesting of IMS options held by the officer will accelerate. If the employment of Mr. Baril or Ms. Harvey were to be terminated without cause within one year following completion of the merger, their unvested options totaling, as of June 13, 2001, 56,246 shares and 22,227 shares, respectively, will immediately vest and become exercisable.

  . Following completion of the merger, Credence intends to grant an aggregate of 250,000 options to purchase shares of Credence common stock to certain employees of IMS, including certain of its executive officers, as shown below:

                                                                   # of Credence
        Name                                          Title        Option Grants
        ----                                    ------------------ -------------
      Keith L. Barnes.......................... Chairman and CEO      35,000
      Donald E. Grant.......................... President and COO     30,000
      Fred Hall................................ CFO                   30,000
      W. Barry Baril........................... CTO                   25,000
      Michael Evon............................. VP Worldwide Sales     7,500

  . The acceleration of the vesting of options upon the merger and any other payments in the nature of compensation to certain employees or independent contractors of IMS that are contingent upon or made in connection with the merger may result in "excess parachute payments" as defined in Section 280G of the Internal Revenue Code. Excess parachute payments are not deductible in accordance with Section 280G. As a result, neither Credence nor IMS will be entitled to a tax deduction for the amounts determined to be excess parachute payments. The amount of the lost deduction will depend, in part, on the value of the shares at the time of the merger, the number of option shares being accelerated, and the amount of any other payments in the nature of compensation that are contingent upon or deemed to be made in connection with the merger. Any payments required to be made pursuant to Section 280G of the Code will be treated as transaction expenses. In accordance with Section 4999 of the Internal

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   Revenue Code, the employee or independent contractor that receives an excess parachute payment must pay a federal excise tax (in addition to all other income taxes imposed on the payment) equal to 20% of the amount of the excess parachute payment.

  . IMS, based on advice from an outside consultant, has conducted an analysis to ascertain whether any payments or acceleration of options made to Keith L. Barnes, Fred Hall or Donald E. Grant could result in excess parachute payments under Section 280G. IMS believes that as a result of its analysis, no excess parachute payments would be made as a result of the merger. This result could change, however, if the trading price of IMS common stock subject to the accelerated stock options exceeded $23 per share, in the case of Mr. Grant, or $24 per share, in the case of either Mr. Barnes or Mr. Hall.

  . The merger agreement provides for the continuation of indemnification arrangements in favor of and maintenance of insurance coverage in respect of, directors and officers of IMS for their acts and omissions occurring prior to the completion of the merger. Please see the section above entitled "Indemnification of Officers and Directors and Liability Insurance" on page 67 of this proxy statement/prospectus.

Antitrust Approval

   The merger is subject to the requirements of the HSR Act. The HSR Act requires both parties to file written notification of the proposed merger with the Antitrust Division of the Department of Justice and the Federal Trade Commission, and to provide each of those agencies with certain information and documentary materials for their review. The HSR Act also prohibits the parties from closing the merger transaction until certain waiting periods end or expire. The initial waiting period is 30 days after both parties have made their written filings and provided the information and documentary materials required.

   Credence and IMS have made their HSR Act filings on June 6, 2001, and the initial waiting period therefore will expire at 11:59 p.m. Eastern Daylight Time on July 6, 2001. The requirements of the HSR Act will be satisfied if the merger is completed within one year from the termination of the waiting period.

   However, the Antitrust Division of the Department of Justice or the Federal Trade Commission may issue, during the initial waiting period, a second request to the parties, requiring them to submit additional information and documentary materials. If such a second request were to be issued, it would extend the waiting period until a date 30 days after Credence and IMS substantially complied with their obligations under the second request.

   In addition, the Antitrust Division of the Department of Justice or the Federal Trade Commission could challenge the merger on antitrust grounds either before or after expiration of the waiting period. Accordingly, at any time before or after the completion of the merger, either the Antitrust Division of the Department of Justice or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, or other persons could take action under the antitrust laws, including seeking to enjoin the merger. Additionally, at any time before or after the completion of the merger, notwithstanding that the applicable waiting period expired or ended, any state could take action under the antitrust laws as it deems necessary or desirable in the public interest. There can be no assurance that a challenge to the merger will not be made or that, if a challenge is made, we will be successful in opposing it.

   In addition, Credence and IMS may need to obtain approval for the merger in foreign jurisdictions depending upon the extent to which IMS and/or Credence conducts business in these jurisdictions and the statutory requirements of each of these jurisdictions.

Material Federal Income Tax Considerations

   The following discussion describes the material United States federal income tax considerations that are generally applicable to holders of IMS common stock who exchange IMS common stock for Credence common stock pursuant to the merger and does not purport to be a complete analysis or listing of all potential

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tax considerations relevant to a decision whether to vote in favor of the merger. This discussion is based on currently existing provisions of the Internal Revenue Code, existing and proposed Treasury regulations promulgated thereunder and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences to IMS shareholders as described herein.

   IMS shareholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular IMS shareholders in light of their particular circumstances, such as shareholders who:

  . are dealers in securities;

  . are subject to the alternative minimum tax provisions of the Internal
    Revenue Code;

  . are foreign persons; or

  . acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions.

   In addition, the following discussion does not address the tax consequences of the merger under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the merger (whether or not any such transactions are undertaken in connection with the merger), including without limitation any transaction in which shares of IMS common stock are acquired or shares of Credence common stock are disposed of, the tax consequences of the assumption by Credence of the outstanding IMS stock options or the tax consequences of the receipt of rights to acquire Credence common stock. Accordingly, IMS SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

   The merger is intended to constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code. If the merger does qualify as a reorganization, then, subject to the limitations and qualifications referred to herein, the merger will generally result in the following federal income tax consequences to the IMS shareholders:

  . no gain or loss will be recognized by holders of IMS common stock solely upon their receipt of Credence common stock in exchange for IMS common stock in the merger (except to the extent of cash received in lieu of a fractional share of Credence common stock);

  . the aggregate tax basis of the Credence common stock received by IMS shareholders in the merger (including any tax basis attributable to fractional shares deemed to be disposed of) will be the same as the aggregate tax basis of the IMS common stock surrendered in exchange therefor;

  . the holding period of the Credence common stock received by each IMS shareholder in the merger will include the period for which the IMS common stock surrendered in exchange therefor was considered to be held, provided that the IMS common stock so surrendered is held as a capital asset at the time of the merger; and

  . cash payments received by holders of IMS common stock in lieu of a fractional share will be treated as if the fractional share of Credence common stock had been issued in the merger and then redeemed by Credence. An IMS shareholder receiving cash payments will recognize gain or loss, upon payment, measured by the difference, if any, between the amount of cash received and that shareholder's basis in the fractional share.

   The parties are not requesting and will not request a ruling from the Internal Revenue Service as to the tax consequences of the merger. The consummation of the merger is conditioned on the receipt by Credence of an opinion from Brobeck, Phleger & Harrison LLP and the receipt by IMS of an opinion from Ater Wynne LLP

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to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. IMS shareholders should be aware that the tax opinions do not bind the Internal Revenue Service, and the Internal Revenue Service is, therefore, not precluded from successfully asserting a contrary opinion. The tax opinions will be subject to certain assumptions and qualifications, including the truth and accuracy of certain representations made by Credence, IMS and Iguana Acquisition Corporation.

   A successful Internal Revenue Service challenge to the reorganization status of the merger would result in IMS shareholders recognizing taxable gain or loss with respect to each share of common stock of IMS surrendered equal to the difference between the shareholder's basis in the share and the sum of the amount of cash, if any, and the fair market value, as of completion of the merger, of the Credence common stock received in exchange therefor. In this event, a shareholder's aggregate basis in the Credence common stock so received would equal its fair market value, and the shareholder's capital gains holding period for such stock would begin the day after the merger.

Accounting Treatment

   Credence intends to account for the merger as a pooling of interests business combination and the parties have agreed to use their reasonable best efforts to cause the merger to be accounted for in this manner. Additionally, IMS has agreed to use its reasonable best efforts to obtain from its accountants, Arthur Andersen LLC, confirmation that IMS qualifies as a party to a merger to be accounted for as a pooling of interests business combination. Although Credence intends to account for the merger as a pooling of interests business combination, that accounting treatment is not a condition to completion of the merger.

No Dissenters' Rights

   You are not entitled to exercise dissenters' rights as a result of the merger or to demand payment for your shares under Oregon law.

Restrictions on Sale of Shares by Affiliates of IMS

   The shares of Credence common stock to be issued in connection with the merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of Credence common stock issued to any person who is deemed to be an affiliate of IMS at the time of the special shareholders meeting. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control of IMS and may include some of IMS' officers and directors, as well as its principal shareholders. Affiliates may not sell their shares of Credence common stock acquired in connection with the merger except pursuant to:

  . an effective registration statement under the Securities Act covering the resale of those shares;

  . an exemption under paragraph (d) of Rule 145 under the Securities Act; or

  . another applicable exemption under the Securities Act.

   Credence's registration statement on Form S-4, of which this proxy statement/prospectus forms a part, does not cover the resale of shares of Credence common stock to be received by affiliates in the merger. Credence has offered limited registration rights to certain parties who may be deemed to be affiliates of IMS which may be utilized if those affiliates are unable to sell their shares of Credence common stock acquired in the merger under Rules 144 and 145 under the Securities Act. In addition, in connection with accounting for the merger as a pooling of interests, IMS' affiliates will not be able to sell their shares of Credence common stock received in the merger from the date beginning 30 days prior to the completion of the merger until Credence releases earnings containing at least 30 days of earnings of the combined company.

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                  COMPARISON OF RIGHTS OF SHAREHOLDERS OF IMS
                          AND STOCKHOLDERS OF CREDENCE

   The following discussion of certain similarities and material differences between the rights of Credence stockholders and the rights of IMS shareholders under their respective certificate/articles of incorporation and bylaws is only a summary of certain provisions and does not purport to be a complete description of the similarities and differences, and is qualified in its entirety by reference to the Delaware law and the Oregon law and the full text of the certificate/articles of incorporation and bylaws of each of Credence and IMS.

   This section of the proxy statement/prospectus describes certain differences between the rights of holders of Credence common stock and IMS common stock. While we believe that the description covers the material differences between the two, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to for a more complete understanding of the differences between being a stockholder of Credence and being a shareholder of IMS . When reading this description, please note that Delaware law refers to holders of common stock as stockholders while Oregon law uses the term shareholder. The two terms mean the same thing in practice and for all practical purposes may be used interchangeably; however, we generally have used the term "stockholder" when referring to holders of Credence common stock or to Delaware law and "shareholder" when referring to holders of IMS common stock or to Oregon law.

   As a shareholder of IMS, your rights are governed by IMS' amended and restated articles of incorporation and IMS' second restated bylaws. After completion of the merger, you will become a stockholder of Credence. As a Credence stockholder, your rights will be governed by Credence's amended and restated certificate of incorporation and Credence's bylaws. In addition, Credence is incorporated in Delaware while IMS is incorporated in Oregon. Although the rights and privileges of stockholders of a Delaware corporation are in many instances comparable to those of shareholders of an Oregon corporation, there are also differences.

Power to Call Special Meetings of Shareholders

   Under Delaware law, a special meeting of stockholders may be called by the board of directors or any other person as may be provided in the certificate of incorporation or bylaws. The Credence bylaws provide that special meetings of the stockholders may be called at any time by a majority of the board of directors, the President, or by stockholders owning at least 10% in amount of the entire capital stock of Credence issued and outstanding and entitled to vote.

   Under Oregon law, a special meeting of shareholders may be called by the board of directors or by any other person authorized to do so in the articles of incorporation or the bylaws, or by written demand by the holders of at least 10% of all votes entitled to be cast on any issue proposed to be considered at any such meeting. The IMS bylaws provide that a special meeting of shareholders may be called at any time by the board of directors, the President, or by the holders of not less than 10% of the outstanding shares entitled to vote at the meeting.

Shareholder Action without a Meeting

   Under Delaware law, unless otherwise provided in the certificate of incorporation, any action which may be taken at a meeting of the stockholders may also be taken without a meeting and without prior notice of a meeting if a consent in writing is obtained. This consent needs to be signed by holders of outstanding shares having at least the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted. However, the Credence certificate of incorporation modifies this general rule and specifically provides that no action shall be taken by the stockholders except at an annual or special meeting called in accordance with the bylaws.

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

   Under Oregon law and the IMS bylaws, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing is signed by all shareholders entitled to vote on the action.

Bylaws

   Under Delaware law, a corporation's bylaws may be adopted, amended or repealed by the stockholders of the corporation. However, under Delaware law, a corporation may also, in its certificate of incorporation, confer the power to adopt, amend, or repeal the bylaws upon the directors, subject to the stockholders' right to do the same and the Credence certificate of incorporation so provides.

   Under Oregon law, a corporation's bylaws may be adopted, amended or repealed either by the board of directors or the stockholders of the corporation, unless the corporation's articles of incorporation provide that the stockholders solely have the power to amend or repeal the bylaws, or the stockholders, in amending or repealing a particular bylaw, provide expressly that the board of directors may not amend or repeal that bylaw. The IMS articles of incorporation do not restrict the power to amend or repeal any bylaws solely to the shareholders and consequently the IMS board of directors may also amend, repeal and adopt bylaws, subject to repeal or change by action of the stockholders.

Size of the Board of Directors

   Under Delaware law, the number of directors is fixed by, or in the manner provided for in, the bylaws, unless the certificate of incorporation fixes the number of directors. The Credence certificate of incorporation provides that the number of directors shall be designated in the bylaws. Credence currently has six directors and the size of the board can be changed by the board without a stockholder vote.

   Under Oregon law, the number of directors may be fixed in either the articles of incorporation or bylaws. The board of directors or the shareholders of an Oregon corporation may change the number of directors (within any minimum and maximum range established by the articles of incorporation or bylaws). If the articles of incorporation establish a fixed or variable range, then, after shares are issued, only the shareholders may change the range for the size of the board or change from a fixed or variable-ranged size board by amendment to the corporation's articles of incorporation. The articles of incorporation of IMS do not currently specify the number of directors. The IMS bylaws currently provide that IMS shall have not less than three nor more than twelve directors, with the IMS board of directors having the right to set the specific number by resolution. Currently IMS has seven directors.

Classification of the Board of Directors

   A classified board is one in which a certain number of directors, but not necessarily all, are elected on a rotating basis each year. Delaware law permits, but does not require, a classified board of directors, in which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. The Credence certificate of incorporation and bylaws provide for three classes of directors with staggered three-year terms.

   If there are six or more directors, Oregon law permits, but does not require, an Oregon corporation to provide in its articles of incorporation or bylaws for a classified board of directors, in which the directors can be divided into up to three classes of directors with staggered terms of office, with only one class of directors standing for election each year. The IMS bylaws provide, in the event the number of directors is six or more, for three classes of directors with staggered three-year terms. Currently, IMS has seven directors.

Cumulative Voting

   In an election of directors under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder/stockholder may

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then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder/stockholder may choose. Without cumulative voting, the holders of a majority of the shares present at an annual meeting or any special meeting held to elect directors would have the power to elect all the directors to be elected at that meeting, and no person could be elected without the support of holders of a majority of the shares voting at such meeting. Under Delaware law, cumulative voting in the election of directors is not mandatory but is a permitted option. The Credence certificate of incorporation and bylaws do not permit cumulative voting. Under Oregon law, shareholders do not have a right to cumulative voting unless the articles of incorporation provide otherwise. The IMS articles of incorporation do not provide for cumulative voting.

Dissenters' and Appraisal Rights

   Under Oregon law and Delaware law, a shareholder/stockholder of a corporation engaging in certain major corporate transactions (such as business combinations) may, under various circumstances, be entitled to dissenters' rights/appraisal rights pursuant to which such shareholder/stockholder may receive cash in the amount of the fair value of the shares held by such shareholder/stockholder, as determined by a court or by agreement of the corporation and the shareholder/stockholder. This payment is made instead of the consideration such shareholder/stockholder would otherwise receive in the relevant corporate transaction.

   Under Delaware law, the fair value of shares is determined without regard to any value arising from the accomplishment or expectation of the merger or consolidation. Under Delaware law, appraisal rights are not available in the following situations:

  . with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or designated as a national market system security or are held of record by more than 2,000 holders, and if such stockholders receive only shares of the surviving corporation, or shares of any other corporation that are either listed on a national securities exchange or designated as a national market system security or held of record by more than 2,000 holders, plus cash in lieu of fractional shares of such corporations; or

  . to stockholders of a corporation or parent corporation surviving a merger if no vote of the stockholders of the that corporation is required to approve the merger under Delaware law.

   Under Oregon law, unless a corporation's articles of incorporation provide otherwise, dissenters' rights are generally not available to holders of shares of any class or series of stock in connection with a merger if the shares of the class or series were registered on a national securities exchange or quoted on Nasdaq as a national market system security on the record date for the meeting at which the merger is to be approved or on the date a copy or summary of the plan of merger is mailed to the shareholders. IMS' articles of incorporation do not provide otherwise.

   Dissenters' rights are not available to the IMS shareholders with respect to the merger between IMS and Credence.

Special Meetings of the Board of Directors

   Under the Credence bylaws, meetings of Credence's board of directors may be called by the President, or any two directors. Notice is required to be given two days in advance.

   Oregon law provides that, unless the articles of incorporation or bylaws set forth a longer or shorter period, special meetings of a corporation's board of directors must be preceded by at least two days' notice of the date, time and place of the meeting. The IMS bylaws stipulate that special meetings of the board of directors may be called by the President or any director then in office. Notice is required to be given three days in advance by any means provided by law.

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Dividends and Repurchases of Shares

   Delaware law permits a corporation, subject to any restrictions contained in its certificate of incorporation, to declare and pay dividends out of capital surplus or, if there is no capital surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. However, the directors of a corporation may not pay any dividends out of net profits if the capital of the corporation has been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Capital is determined by the board of directors, but may not be less than the aggregate par value of the outstanding capital stock of the corporation having par value. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and the redemption or repurchase would not impair the capital of the corporation.

   The Credence certificate of incorporation does not allow the corporation to pay any dividend with respect to the common stock without the prior approval of the holders of a majority of the outstanding shares of preferred stock, if any. Credence currently does not have any shares of preferred stock outstanding.

   Oregon law permits a corporation, unless otherwise restricted by its articles of incorporation, to make distributions to its shareholders, if both of the following factors are, in the judgment of the directors, satisfied:

  . the corporation would be able to pay its debts as they come due in the usual course of business; and

  . the corporation's total assets would at least equal the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

   The IMS articles of incorporation do not otherwise restrict the ability of its board of directors to make distributions to its shareholders. In addition, Oregon law generally provides that a corporation may redeem or repurchase its shares.

Derivative Actions

   Derivative actions may be brought under Delaware law by a stockholder on behalf of, and for the benefit of, the corporation, if the stockholder was a stockholder, or received stock by operation of law from someone who was a stockholder, of the corporation at the time of the transaction of which he or she complains. A stockholder may not sue derivatively unless he first makes demand on the corporation that it bring suit and such demand has been refused, unless it is shown that such demand would have been futile.

   Oregon law provides that a shareholder bringing a derivative action on behalf of the corporation must have been a shareholder, or received shares through transfer by operation of law from someone who was a shareholder, at the time of the transaction in question. A complaint in a proceeding brought in the right of a corporation must allege with particularity the demand made, if any, to obtain action by the board of directors and either that the demand was refused or ignored or why a demand was not made. Whether or not a demand for action was made, if the corporation commences an investigation of the charges made in the complaint, the court may stay any proceeding until the investigation is completed.


Limitation of Liability of Directors; Indemnification

   Under the Credence certificate of incorporation, directors are indemnified by the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

  . for any breach of the director's duty of loyalty to the corporation or its stockholders;

  . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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

  . for which indemnification is prohibited by Delaware law; or

  . for any transaction from which the director derived any improper personal benefit.

   Delaware law also generally permits indemnification of expenses, including attorneys' fees, actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a majority vote of disinterested directors, by a committee of directors designated by a majority of the directors, by independent legal counsel in a written opinion, or by the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in best interests of the corporation and, with respect to a criminal action, had no reasonable cause to believe his conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable to the corporation. Delaware law requires indemnification of expenses to the extent the individual being indemnified has successfully defended any action, claim, issue or matter therein, on the merits or otherwise.

   Expenses incurred by an officer or director in defending any action may be paid in advance, under Delaware law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, Delaware law authorizes a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

   The indemnification and expense advancement provisions under Delaware law described above are not exclusive of other rights of indemnification and advancement that a director or officer may be granted by a corporation in its bylaws, by agreement, or by a stockholder vote or vote of disinterested directors.

   Under Oregon law, a corporation's articles of incorporation may set forth a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director. However, such provisions may not eliminate or limit a director's liability for:

  . any act or omission occurring prior to the date when such provision becomes effective;

  . breaches of the director's duty of loyalty to the corporation or its shareholders;

  . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

  . the payment of unlawful distributions; or

  . any transaction from which the director derived an improper personal benefit.

   The IMS articles of incorporation contain provisions eliminating a director's or officer's liability to the fullest extent permitted by Oregon law.

   Under Oregon law, a corporation may, subject to the limitations described below, indemnify a director against liability incurred if the conduct was in good faith, the individual reasonably believed the individual's conduct was in the best interests of the corporation, or at least not opposed to its best interests and, in the case of a criminal proceeding, the individual had no reasonable cause to believe the conduct was unlawful. Under Oregon law, a director may not be indemnified in connection with a proceeding by or in the right of the corporation in which the director was found liable to the corporation or in connection with any other proceeding charging improper personal benefit to the director in which the director was found liable on the basis that personal benefit was improperly received. Oregon law provides for mandatory indemnification of directors when the indemnified party is wholly successful on the merits or otherwise in the defense of any proceeding to which the director was a party because of being a director.

Inspection of Stockholder List

   Delaware law allows any stockholder to inspect the stockholder list for a purpose reasonably related to such person's interest as a stockholder. Delaware law also provides for inspection rights of the list of

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

stockholders entitled to vote at a meeting within a ten day period preceding a stockholders' meeting for any purpose germane to the meeting.

   Oregon law allows any shareholder to inspect the shareholder list for a proper purpose upon five days written notice to the corporation of such request. Oregon law also allows any shareholder to inspect the shareholder list beginning two business days after notice of a meeting is given for which the list was prepared and continuing through the meeting.

Removal of Directors

   Under Delaware law, any director or the entire board of directors of a corporation may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote at an election of directors, except that unless the certificate of incorporation provides otherwise, in the case of a classified board, the directors can only be removed by the stockholders for cause. The Credence certificate of incorporation does not provide otherwise.

   Under Oregon law, any director of an Oregon corporation may be removed, with or without cause, by the shareholders unless the articles of incorporation provide that directors may only be removed for cause. A director may be removed only if the number of votes cast to remove the director exceed the votes cast not to remove the director. Furthermore, a director may be removed by the shareholders only at a meeting called for the purpose of removing the director and the meeting notice must state that the purpose of the meeting is to remove a director. The IMS bylaws provide that any or all directors may be removed only for cause and at a meeting of shareholders called expressly for that purpose, by the vote of 75% of the votes entitled to be cast for the election of directors.

Transactions Involving Officers and Directors

   Under Delaware law, any corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation, including any officer or employee who is also a director of the corporation, whenever, in the judgment of the directors, such loan, guaranty, or assistance may reasonably be expected to benefit the corporation. Furthermore, under Delaware law, a corporation may enter into contracts or otherwise engage in transactions with its directors or a corporation of which any of its directors is also a director, however:

  . the material facts as to the transaction and as to any director's relationship or interest needs to be disclosed or known to the board of directors, committee of the board of directors or the stockholders entitled to vote thereon, and the affirmative vote of a majority of the disinterested directors on the board or committee or a majority of the stockholders entitled to vote thereon, as applicable, need to approve or ratify the transaction in good faith; or

  . the contract or transaction needs to be fair to the corporation at the time it was authorized, approved or ratified.

   An Oregon corporation may loan money to, or guarantee any obligation incurred by, its directors only if either:

  . the particular loan or guarantee is approved by a majority of the votes represented by the outstanding voting shares of all classes, voting as a single voting group, excluding the voting shares owned by or voted under the control of the benefited director; or

  . the board of directors determines such loan or guarantee benefits the corporation and the board of directors either approves the specific loan or guarantee or a general plan authorizing the loans and guarantees.

   With respect to any other contract or transaction between the corporation and one or more of its directors, such transactions may be entered into, however:

  . the material facts of the transaction and the director's interest need to be disclosed or made known to the board of directors, committee of the board of directors or the shareholders of the corporation entitled to vote thereon, and the transaction needs to be approved or ratified by a majority of the disinterested directors or by the shareholders; or

  . the contract or transaction needs to be fair to the corporation.

   Oregon law does not specifically regulate loans to officers or employees.

Approval of Certain Corporate Transactions

   Under both Oregon law and Delaware law, with certain exceptions, any merger, consolidation, or sale of all or substantially all the assets of a corporation must be approved by the corporation's board of directors and a majority of the outstanding shares entitled to vote. Credence's certificate of incorporation does not provide otherwise. IMS' articles of incorporation provide that a merger, consolidation, or sale of all or substantially all of the assets of IMS must be approved by 67% of the outstanding shares of the corporation entitled to vote thereon.

Class Voting in Certain Corporate Transactions

   Under Delaware law, certain amendments of a corporation's certificate of incorporation must be approved by a majority of the outstanding shares of each class of stock, without regard to limitations on voting rights. With certain exceptions, any merger or sale of all or substantially all of the assets of a corporation must be approved by the holders of a majority of the outstanding stock of the corporation. Oregon law does not generally require separate class votes of all voting classes in order to approve charter amendments and sales of substantially all the corporate assets. Oregon law, however, provides that all classes of stock vote separately on charter amendments, mergers and share exchanges that affect the rights of holders of such class of stock.

Business Combinations with Interested Stockholders

   Under Section 203 of the Delaware General Corporation Law, a Delaware corporation is prohibited from engaging in a business combination with an "interested stockholder," as defined below, for three years following the date that such person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity who or which owns, individually or with or through certain other persons or entities, 15% or more of the corporation's outstanding voting stock, including any rights to acquire stock under an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only. The three-year moratorium imposed by
Section 203 on business combinations does not apply if one or more of the following applies:

  . prior to the date on which such stockholder becomes an interested stockholder, the board of directors of the subject corporation approves either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder;

  . upon consummation of the transaction that made him or her an interested stockholder, the interested stockholder owns at least 85% of the corporation's voting stock outstanding at the time the transaction commenced, excluding from the 85% calculation shares owned by directors who are also officers of the subject corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer; or

  . on or after the date such person or entity becomes an interested stockholder, the board of directors approves the business combination and it is also approved at a stockholder meeting, and not by written consent, by 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

   Although a Delaware corporation to which Section 203 applies may elect not to be governed by Section 203, Credence has not made any such election.

   The Oregon Business Corporation Act contains provisions that are essentially the same as Section 203 of the Delaware General Corporation Law. Although an Oregon corporation to which these sections apply may elect not to be governed by them, IMS has not made such election and therefore is subject to these provisions.

Dissolution

   Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be unanimously approved by all the stockholders entitled to vote thereon. Only if the dissolution is initially approved by the board of directors may the dissolution be approved by a simply majority of the outstanding shares of the corporation's stock entitled to vote. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions. The Credence certificate of incorporation does not contain such a supermajority voting requirement.

   Under Oregon law, a dissolution must either be approved by written consent of all shareholders or be initiated by the board of directors and, unless the articles of incorporation or the board requires a greater vote or a vote by voting groups, approved by a majority of the votes entitled to be cast on the proposal for dissolution. The IMS articles of incorporation contain a provision requiring the approval of not less than 67% of the outstanding shares of the corporation entitled to vote for a dissolution of the company.

Control Share Act

   The Oregon Control Share Act generally provides that a person who acquires control shares cannot vote the shares unless voting rights are approved by both a majority of all the votes entitled to be cast by holders of voting shares and a majority of all votes other than votes of "interested shareholders" entitled to be cast by holders of voting shares. Delaware law does not contain an equivalent to the Oregon Control Share Act. The IMS bylaws provide that the provisions of the Oregon Control Share Act shall not apply to acquisitions of shares of voting stock of IMS.

                                    EXPERTS

   The consolidated financial statements of Credence Systems Corporation appearing in Credence Systems Corporation's Annual Report on Form 10-K for the year ended October 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

   The consolidated financial statements and schedules of Integrated Measurement Systems, Inc. and subsidiaries incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                 LEGAL MATTERS

   The validity of the shares of Credence common stock offered by this proxy statement/prospectus and certain legal matters with respect to federal income tax consequences in connection with the merger will be passed upon for Credence by Brobeck, Phleger & Harrison LLP, Palo Alto, California. Certain legal matters with respect to federal income tax consequences in connection with the merger will be passed upon for IMS by Ater Wynne LLP, Portland, Oregon. Attorneys of Ater Wynne LLP beneficially own an aggregate of approximately 5,000 shares of IMS' common stock.

                      WHERE YOU CAN FIND MORE INFORMATION

   Credence and IMS file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Credence's and IMS' SEC filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at http://www.sec.gov.

   Credence filed a Registration Statement on Form S-4 to register with the SEC Credence common stock to be issued to IMS stockholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes the prospectus of Credence as well as being a proxy statement of IMS for the IMS special meeting.

   Credence has supplied all the information contained in this proxy statement/prospectus relating to Credence and IMS has supplied all such information relating to IMS. As allowed by SEC rules, this proxy statement/prospectus does not contain all of the information relating to Credence and IMS you can find in the registration statement or the exhibits to the registration statement.

   Some of the important business and financial information relating to Credence and IMS that you may want to consider in deciding how to vote is not included in this proxy statement/prospectus, but rather is "incorporated by reference" to documents that have been previously filed by Credence and IMS with the SEC. The information incorporated by reference is deemed to be a part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus.

   If you are an IMS shareholder, you can obtain any of the documents incorporated by reference through Credence, IMS or the SEC. Documents incorporated by reference are available from Credence or IMS without charge, excluding all exhibits. You may obtain documents incorporated by reference in this proxy statement/prospectus free of charge by requesting them orally or in writing to the following addresses or by telephone:

    Credence Systems Corporation            Integrated Measurement Systems, Inc.
    Investor Relations Office               Investor Relations
    215 Fourier Avenue                      9525 S.W. Gemini Drive
    Fremont, CA 94539                       Beaverton, OR 97008
    (510) 492-3229                          (503) 626-7117

   To ensure timely delivery, you must make this request no later than five business days before the special meeting or July 24, 2001.

   You should rely only on the information contained in or incorporated by reference in this proxy statement/prospectus to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. You should not assume that the information contained in the proxy statement/prospectus is accurate as of any date other than the date hereof, and neither the mailing of this proxy statement/prospectus to IMS stockholders nor the issuance of Credence common stock in the merger shall create any implication to the contrary.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   Credence and IMS file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document Credence and IMS file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Credence's and IMS' SEC filings are also available to the public from Credence's and IMS' respective web sites at http://www.credence.com or http://www.ims.com or at the SEC's Web site at http://www.sec.gov.

   The SEC allows Credence and IMS to "incorporate by reference" the information each files with the SEC, which means that Credence and IMS can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement/prospectus, and later information filed with the SEC will update and supersede this information. Credence and IMS incorporate by reference the documents listed below and any future filings made with the SEC under Section 13a, 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934 until this merger is completed:

Credence

   1. Credence's Annual Report on Form 10-K for the fiscal year ended October 31, 2000, filed January 26, 2001, including certain information in Credence's Definitive Proxy Statement proposal in connection with Credence's 2001 Annual Meeting of Stockholders;

   2. Credence's Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2001 and April 30, 2001, filed March 15, 2001 and June 14, 2001, respectively;

   3. Credence's Current Reports on Form 8-K filed on each of November 30, 2000, May 17, 2001; May 17, 2001 and June 4, 2001;

   4. the description of Credence's common stock contained in Credence's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act with the SEC on September 10, 1993, including any amendment or report filed for the purpose of updating such description; and

   5. the description of Credence's Series A Junior Participating Preferred Stock contained in Credence's Registration Statement on Form 8-A filed under
Section 12 of the Exchange Act with the SEC on June 19, 1998, including any amendment or report filed for the purpose of updating such description.

IMS

   1. IMS' Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed March 30, 2001, including certain information in IMS' Definitive Proxy Statement in connection with IMS' 2001 Annual Meeting of Shareholders;

   2. IMS' Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, filed May 15, 2001;

   3. IMS' Current Reports on Form 8-K filed on May 18, 2001 and June 5, 2001;

   4. the description of IMS' common stock contained in IMS' Registration Statement on Form 8-A filed under Section 12 of the Exchange Act with the SEC on June 21, 1995, including any amendment or report filed for the purpose of updating such description; and

   5. the description of IMS' Series A Participating Preferred Stock contained in IMS' Registration Statement on form 8-A filed under Section 12 of the Exchange Act with the SEC on March 26, 1998, including any amendment or report filed for the purpose of updating such description.

   You may request a copy of Credence's and IMS' filings, free of charge, by writing or telephoning Credence or IMS, as the case may be, at the following address:

    Credence Systems Corporation            Integrated Measurement Systems, Inc.
    Chief Financial Officer                 Chief Financial Officer
    215 Fourier Avenue                      9525 S.W. Gemini Drive
    Fremont, CA 94539                       Beaverton, OR 97008
    (510) 657-7400                          (503) 626-5353

   You must request this information no later than five business days before the date of the special meeting or July 24, 2001 to ensure timely delivery.

                                                                     Appendix A1

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                         CREDENCE SYSTEMS CORPORATION,

                         IGUANA ACQUISITION CORPORATION

                                      AND

                      INTEGRATED MEASUREMENT SYSTEMS, INC.

                                  May 16, 2001

                               TABLE OF CONTENTS

                                                                         Page
                                                                         -----
 ARTICLE I THE MERGER...................................................  A1-1

    1.1  The Merger....................................................   A1-1
    1.2  Closing; Effective Time.......................................   A1-1
    1.3  Effect of the Merger..........................................   A1-2
    1.4  Articles of Incorporation; Bylaws.............................   A1-2
    1.5  Directors and Officers........................................   A1-2
    1.6  Effect on Capital Stock.......................................   A1-2
    1.7  Surrender of Certificates.....................................   A1-3
    1.8  Termination of Exchange Agent Funding.........................   A1-4
    1.9  No Further Ownership Rights in Company Common Stock...........   A1-4
    1.10 Lost, Stolen or Destroyed Certificates........................   A1-4
    1.11 Tax and Accounting Consequences...............................   A1-5
    1.12 Withholding Rights............................................   A1-5
    1.13 Taking of Necessary Action; Further Action....................   A1-5

 ARTICLE II REPRESENTATIONS AND WARRANTIES OF COMPANY...................  A1-5

    2.1  Organization, Standing and Power..............................   A1-6
    2.2  Capital Structure.............................................   A1-6
    2.3  Authority.....................................................   A1-7
    2.4  SEC Documents; Financial Statements...........................   A1-8
    2.5  Absence of Certain Changes....................................   A1-8
    2.6  Absence of Undisclosed Liabilities............................   A1-9
    2.7  Litigation....................................................   A1-9
    2.8  Restrictions on Business Activities...........................   A1-9
    2.9  Governmental Authorization....................................   A1-9
    2.10 Title to Property.............................................   A1-9
    2.11 Intellectual Property.........................................  A1-10
    2.12 Environmental Matters.........................................  A1-11
    2.13 Taxes.........................................................  A1-12
    2.14 Employee Benefit Plans........................................  A1-12
    2.15 Certain Agreements Affected by the Merger.....................  A1-14
    2.16 Employee Matters..............................................  A1-15
    2.17 Interested Party Transactions.................................  A1-16
    2.18 Insurance.....................................................  A1-16
    2.19 Compliance With Laws..........................................  A1-16
    2.20 Brokers' and Finders' Fees....................................  A1-17
    2.21 Registration Statement; Proxy Statement/Prospectus............  A1-17
    2.22 Opinion of Financial Advisor..................................  A1-17
    2.23 Vote Required.................................................  A1-17
    2.24 Board Approval................................................  A1-17
    2.25 Shareholder Agreements; Irrevocable Proxies...................  A1-17
               Sections 60.835 and 60.801--60.816 of the Oregon Law Not
    2.26 Applicable....................................................  A1-17
    2.27 Customers and Suppliers.......................................  A1-18
    2.28 No Default....................................................  A1-18
    2.29 Export Control Laws...........................................  A1-18
    2.30 Tax Matters...................................................  A1-18
    2.31 Affiliates....................................................  A1-18
    2.32 Representations Complete......................................  A1-18
    2.33 Rights Agreement..............................................  A1-18

                                                                          Page
                                                                          -----

 ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB....  A1-19

    3.1  Organization, Standing and Power..............................   A1-19
    3.2  Capital Structure.............................................   A1-19
    3.3  Authority.....................................................   A1-19
    3.4  SEC Documents; Financial Statements...........................   A1-20
    3.5  Absence of Undisclosed Liabilities............................   A1-20
    3.6  Litigation....................................................   A1-21
    3.7  Broker's and Finders' Fees....................................   A1-21
    3.8  Registration Statement; Proxy Statement/Prospectus............   A1-21
    3.9  Board Approval................................................   A1-21
    3.10 Tax Matters...................................................   A1-21
    3.11 Absence of Certain Changes....................................   A1-21
    3.12 Compliance With Laws..........................................   A1-22

 ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.........................  A1-22

    4.1  Conduct of Business of Company................................   A1-22
    4.2  Restrictions on Conduct of Business of Company................   A1-22
    4.3  No Solicitation...............................................   A1-24

 ARTICLE V ADDITIONAL AGREEMENTS........................................  A1-25

    5.1  Proxy Statement/Prospectus; Registration Statement............   A1-25
    5.2  Meeting of Shareholders.......................................   A1-26
    5.3  Access to Information.........................................   A1-26
    5.4  Confidentiality...............................................   A1-27
    5.5  Public Disclosure.............................................   A1-27
    5.6  Consents; Cooperation.........................................   A1-27
    5.7  Legal Requirements............................................   A1-28
    5.8  Blue Sky Laws.................................................   A1-28
    5.9  Employee Benefit Plans........................................   A1-28
    5.10 Forms S-8.....................................................   A1-30
    5.11 Listing of Additional Shares..................................   A1-30
    5.12 Nasdaq Quotation..............................................   A1-30
    5.13 Tax Treatment.................................................   A1-30
    5.14 Pooling Accounting............................................   A1-30
    5.15 Pooling Letter................................................   A1-30
    5.16 Shareholder Litigation........................................   A1-30
    5.17 Further Assurances............................................   A1-30
    5.18 Affiliates....................................................   A1-31
    5.19 Operation of Surviving Corporation............................   A1-31
    5.20 Indemnification of Officers and Directors.....................   A1-32

 ARTICLE VI CONDITIONS TO THE MERGER....................................  A1-33

    6.1  Conditions to Obligations of Each Party to Effect the Merger..   A1-33
    6.2  Additional Conditions to Obligations of Company...............   A1-34
          Additional Conditions to the Obligations of Parent and Merger
    6.3  Sub...........................................................   A1-34

 ARTICLE VII TERMINATION, AMENDMENT AND WAIVER..........................  A1-35

    7.1  Termination...................................................   A1-35
    7.2  Effect of Termination.........................................   A1-36
    7.3  Expenses and Termination Fees.................................   A1-36
    7.4  Amendment.....................................................   A1-37
    7.5  Extension; Waiver.............................................   A1-37

                                                                           Page
                                                                           -----

 ARTICLE VIII GENERAL PROVISIONS.......................................... A1-38

    8.1 Non-Survival at Effective Time...................................  A1-38
    8.2 Notices..........................................................  A1-38
    8.3 Interpretation...................................................  A1-39
    8.4 Counterparts.....................................................  A1-39
    8.5 Entire Agreement; Nonassignability; Parties in Interest..........  A1-39
    8.6 Severability.....................................................  A1-39
    8.7 Remedies Cumulative..............................................  A1-39
    8.8 Governing Law....................................................  A1-39
    8.9 Rules of Construction............................................  A1-39

SCHEDULES

Company Disclosure Schedule
Parent Disclosure Schedule

EXHIBITS

Exhibit A -- Shareholder Agreement
Exhibit B -- Articles of Merger
Exhibit C -- Affiliate Agreement

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

   This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") is made and entered into as of May 16, 2001, by and among Credence Systems Corporation, a Delaware corporation ("Parent"), Iguana Acquisition Corporation, an Oregon corporation ("Merger Sub") and wholly owned subsidiary of Parent, and Integrated Measurement Systems, Inc., an Oregon corporation ("Company").

                                   RECITALS:

   A. The Boards of Directors of Company, Parent and Merger Sub believe it is in the best interests of their respective companies and the shareholders of their respective companies that Company and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into Company (the "Merger") and, in furtherance thereof, have approved the Merger.

   B. Pursuant to the Merger, among other things, the outstanding shares of Company Common Stock, $0.01 par value ("Company Common Stock"), shall be converted into shares of Parent Common Stock, $0.001 par value ("Parent Common Stock"), at the rate set forth herein.

   C. Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

   D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and use reasonable best efforts to qualify as a pooling of interests for financial accounting purposes.

   E. Concurrently with the execution of this Agreement and as an inducement to Parent and Merger Sub to enter into this Agreement, certain shareholders of Company have on the date hereof entered into shareholder agreements in the form attached hereto as Exhibit A (each a "Shareholder Agreement") to vote the shares of Company Common Stock owned by such persons to approve the Merger.

                                   AGREEMENT:

   NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

   1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Articles of Merger attached hereto as Exhibit B (the "Articles of Merger") and the applicable provisions of the Business Corporation Act of the State of Oregon ("Oregon Law"), Merger Sub shall be merged with and into Company, the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

   1.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable (and in any event not later than two business days) after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree

                                      A1-1

(the "Closing Date"). The Closing shall take place at the offices of Ater Wynne LLP, 222 S.W. Columbia Street, Suite 1800, Portland, OR 97201-6018, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Articles of Merger with the Secretary of State of the State of Oregon, in accordance with the relevant provisions of Oregon Law (the time of the filing of such document, or such later time as may be agreed to by the parties and set forth in the Articles of Merger, being the "Effective Time").

   1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of Oregon Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all title to all real estate and other property owned Company and Merger Sub shall vest in the Surviving Corporation, without reversion or impairment, and all obligations, including contractual, tortious, statutory and administrative obligations, shall be the obligations of the Surviving Corporation.

   1.4 Articles of Incorporation; Bylaws.

   (a) At the Effective Time, the Articles of Incorporation of Company shall be amended so as to read in its entirety as set forth in the Plan of Merger attached to the Articles of Merger and as so amended shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by Oregon Law and such Articles of Incorporation.

   (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

   1.5 Directors and Officers. At the Effective Time, the directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time and Keith L. Barnes, in each case until their successors are elected or appointed and qualified or until their earlier resignation or removal. The officers of the Surviving Corporation shall be Keith L. Barnes, (President) Fred Hall (Vice President, Chief Financial Officer and Secretary) and John Detwiler (Vice President and Assistant Secretary) until their respective successors are duly elected or appointed and qualified or until their earlier resignation or removal.

   1.6 Effect on Capital Stock. By virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any of the following securities:

     (a) Conversion of Company Common Stock. At the Effective Time, subject to Section 1.6(f), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b)) will be canceled and extinguished and be converted automatically into the right to receive 0.9 shares of Parent Common Stock (the "Exchange Ratio"). All references in this Agreement to Parent Common Stock to be issued pursuant to the Merger shall be deemed to include the corresponding rights to purchase stock of Parent pursuant to the Rights Agreement dated as of June 2, 1998 between Parent and BankBoston, N.A. (as Rights Agent).

     (b) Cancellation of Company Common Stock Owned by Parent or Company. At the Effective Time, all shares of Company Common Stock that are owned by Company as treasury stock and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

     (c) Company Stock Option Plans. At the Effective Time, Company's 1995 Stock Incentive Plan, 1995 Stock Option Plan for Non-Employee Directors and 2000 Nonqualified Stock Option Plan (collectively the "Company Stock Option Plans") and all options to purchase Company Common Stock then outstanding under the Company Stock Option Plans shall be assumed by Parent in accordance with Section 5.9. The Company ESPP (as defined below) shall terminate prior to the Effective Time, in accordance with Section 5.9.

                                      A1-2

     (d) Capital Stock of Merger Sub. At the Effective Time, each share of common stock, $0.001 par value, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and the Surviving Corporation shall be a wholly owned subsidiary of Parent. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time and of any increase in the number of shares of Company Common Stock, or securities convertible into or exchangeable for shares of Company Common Stock, issued and outstanding after the date hereof relative to such number as derived from Section 2.2 hereof (except to the extent of stock options granted in accordance with Section 4.2(e)), so as to provide holders of Company Common Stock and Parent the same economic effect as contemplated by this Agreement prior to such stock split, reverse split, stock dividend, reorganization, recapitalization, like change or increase.

     (f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Parent Common Stock as quoted on The Nasdaq National Market for the ten (10) trading days ending on the third full trading day prior to the Effective Time.

   1.7 Surrender of Certificates.

   (a) Exchange Agent. Parent's transfer agent shall act as exchange agent (the "Exchange Agent") in the Merger.

   (b) Parent to Provide Common Stock and Cash. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Parent may adopt, (i) the shares of Parent Common Stock issuable pursuant to Section 1.6(a) in exchange for shares of Company Common Stock outstanding immediately prior to the Effective Time (provided that delivery of any shares that are subject to vesting and/or repurchase rights in favor of Company shall be in book entry form until such vesting and/or repurchase rights lapse) and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.6(f).

   (c) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, whose shares were converted into the right to receive shares of Parent Common Stock (and cash in lieu of fractional shares) pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates (or book entries in the case of shares that are subject to vesting and/or repurchase rights in favor of Company) representing shares of Parent Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be sent in exchange therefor a certificate (or book entry

                                      A1-3
in the case of shares that are subject to vesting and/or repurchase rights) representing the number of whole shares of Parent Common Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time to represent only the right to receive upon surrender of such Certificate the merger consideration contemplated by Section 1.6. Notwithstanding any other provision of this Agreement, no interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article I.

   (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Parent Common Stock.

   (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

   (f) No Liability. Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Corporation, Parent or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

   1.8 Termination of Exchange Agent Funding. Any portion of funds (including any interest earned thereon) or certificates for shares of Parent Common Stock held by the Exchange Agent which have not been delivered to holders of Certificates pursuant to this Article I within six months after the Effective Time shall promptly be paid or delivered, as appropriate, to Parent, and thereafter holders of Certificates who have not theretofore complied with the exchange procedures set forth in and contemplated by Section 1.7 shall thereafter look only to Parent (subject to abandoned property, escheat and similar laws) for their claim for shares of Parent Common Stock and, only as general creditors thereof, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions (with a record date after the Effective Time) with respect to Parent Common Stock to which they are entitled.

   1.9 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

   1.10 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock (and cash in lieu

                                      A1-4
of fractional shares) as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

   1.11 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall (a) constitute a reorganization within the meaning of
Section 368(a) of the Code and (b) qualify for accounting treatment as a pooling of interests.

   1.12 Withholding Rights. Parent and the Surviving Corporation shall be entitled to deduct and withhold from the number of shares of Parent Common Stock otherwise deliverable under this Agreement, and from any other payments made pursuant to this Agreement, such amounts as Parent and the Surviving Corporation are required to deduct and withhold with respect to such delivery and payment under the Code or any provision of federal, national, state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the holder of shares of Company Common Stock in respect of which such deduction and withholding was made by Parent and the Surviving Corporation.

   1.13 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF COMPANY

   In this Agreement, any reference to any event, matter, change, condition, circumstance or effect being "material" with respect to any person means any material event, matter, change, condition, circumstance or effect related to the condition and prospects (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole. In this Agreement, any reference to a "Material Adverse Effect" with respect to any person means any event, matter, change, condition, circumstance or effect that is materially adverse to the condition or prospects (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole, provided, however, that a "Material Adverse Effect" shall not include: (a) a decrease, in and of itself, in the trading price or volume of Company Common Stock or Parent Common Stock; or (b) general changes in the automatic test equipment or integrated circuit validation systems markets or general changes in economic conditions that affect such person or its subsidiaries, taken as a whole; or (c) to the extent occurring after the date of this Agreement with respect to Parent or Company or any of their respective subsidiaries, the loss of customers or suppliers, or loss or reduction of orders or shipments from customers or suppliers, to the extent that such losses or reductions are primarily attributable to the announcement or pendency of the Merger.

   In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of officers, directors and other employees of such party charged with senior administrative or operational responsibility for such matters.

   As used in this Agreement, the words "subsidiary" or "subsidiaries" means, with respect to any person, any corporation or other organization, whether incorporated or unincorporated, of which (i) such person or any other subsidiary of such person is a general partner (excluding partnerships, the general partnership interests of

                                      A1-5
which held by such person or any subsidiary of such person do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors, or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such person or by one or more of its subsidiaries.

   Except as expressly disclosed in that section of the document of even date herewith delivered by Company to Parent prior to the execution and delivery of this Agreement (the "Company Disclosure Schedule") corresponding to the Section of this Agreement to which any of the following representations and warranties specifically relate, Company represents and warrants to Parent and Merger Sub as follows:

   2.1 Organization, Standing and Power. Each of Company and its subsidiaries is a corporation duly organized and validly existing under the laws of its jurisdiction of organization. Each of Company and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect on Company. Company has delivered to Parent a true and correct copy of the Restated Articles of Incorporation (the "Articles of Incorporation"), and Second Restated Bylaws or other charter documents, as applicable, of Company and each of its subsidiaries, each as amended to date. Neither Company nor any of its subsidiaries is in violation of any of the provisions of its respective charter or bylaws or equivalent organizational documents. Company is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Company free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Company or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity (excluding securities in publicly traded companies held for passive investment and comprising less than 1% of the outstanding stock of such company).

   2.2 Capital Structure. The authorized capital stock of Company consists of 15,000,000 shares of Common stock, $0.01 par value, of which there were issued and outstanding as of the close of business on May 15, 2001, 7,889,987 shares, and 10,000,000 shares of Preferred Stock $0.01 par value of which 150,000 shares have been designated as Series A Participating Preferred Stock. As of the date of this Agreement there were no shares of Preferred Stock issued and outstanding. No shares of Company Common Stock are held in treasury of Company or by its subsidiaries. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities, except pursuant to the exercise of options outstanding as of such date under the Company Stock Option Plans or pursuant to the Company's 1995 Employee Stock Purchase Plan (the "Company ESPP"). All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Company or any agreement to which Company is a party or by which it is bound. Company has reserved (i) 3,537,000 shares of Common Stock for issuance to employees, consultants and directors pursuant to the Company Stock Option Plans, of which , as of the date of this Agreement, 558,160 shares have been issued pursuant to option exercises or direct stock purchases, 2,397,305 shares are subject to outstanding, unexercised options, none are subject to outstanding stock purchase rights, and 581,535 shares are available for issuance thereunder and (ii) 450,000 shares of Common Stock for issuance to employees pursuant to the Company ESPP, of which, as of the date of this Agreement, 207,732 shares have been issued. Between May 15, 2001 and the date hereof, Company has not (i) issued or granted additional

                                      A1-6
options under the Company Stock Option Plans, or (ii) accepted enrollments in the Company ESPP. Except for (i) the rights created pursuant to this Agreement, the Company Stock Option Plans and the Company ESPP and (ii) Company's rights to repurchase any unvested shares under the Company Stock Option Plans, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Company is a party or by which it is bound obligating Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Company or obligating Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Company's capital stock (other than those granting Company the right to purchase unvested shares upon employment or service termination, and the Shareholder Agreement) (i) between or among Company and any of its shareholders and (ii) to the best of Company's knowledge, between or among any of Company's shareholders. The terms of the Company Stock Option Plans permit the assumption of options to purchase Parent Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, shareholders, or otherwise. The current "Offering Period" (as defined in the Company ESPP) commenced under the Company ESPP on February 1, 2000 and will end on the date provided for in Section 5.9(c), and except for the purchase rights granted on such commencement date to participants in the current Offering Period, there are no other purchase rights or options outstanding under the Company ESPP. The terms of the Company ESPP permit the Company to shorten and terminate Offering Periods without the consent or approval of participants in the ESPP, shareholders, or otherwise. True and complete copies of all agreements and instruments relating to or issued under the Company Stock Option Plans or Company ESPP (or form, in the case of instruments in standard form) have been made available to Parent and such agreements and instruments have not been amended, modified or supplemented since being made available to Parent, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to Parent. The shares of Company Common Stock issued under the Company Stock Option Plans, as amended and under all prior versions thereof, have either been registered under the Securities Act or were issued in transactions which qualified for exemptions pursuant to Rule 701 under the Securities Act for stock issuances under compensatory benefit plans.

   2.3 Authority. Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company, subject only to the approval of the Merger by Company's shareholders holding 67% of the outstanding shares of Company Common Stock as contemplated by Section 6.1(a). This Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights and remedies of creditors generally and general principles of equity. Except as set forth on Schedule 2.3, the execution and delivery of this Agreement by Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require the consent or approval of any person in respect of: (i) any provision of the Articles of Incorporation or Bylaws of Company or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any of its subsidiaries or any of their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, arbitrator, tribunal, administrative agency or commission or other governmental authority or instrumentality, stock exchange or The Nasdaq National Market, in each case whether domestic or foreign, (each a "Governmental Entity") is required by or with respect to Company or any of its subsidiaries in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger as provided in Section 1.2; (ii) the filing with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD") of the Proxy Statement (as defined in Section 2.21) relating to the Company Shareholders

                                      A1-7

Meeting (as defined in Section 2.21); (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (iv) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"); (v) the filing of a Form S-4 Registration Statement with the SEC in accordance with the Securities Act of 1933, as amended; (vi) the filing of a Current Report on Form 8-K with the SEC; and (vii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Company and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

   2.4 SEC Documents; Financial Statements. Company has made available to Parent a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act")), definitive proxy statement and other filings made with the SEC by Company since March 1, 2001 and, prior to the Effective Time, Company will have furnished to Parent true and complete copies of any additional documents filed with the SEC by Company prior to the Effective Time (collectively, the "Company SEC Documents"). Company has timely filed all forms, statements and documents required to be filed by it with the SEC and The Nasdaq National Market since March 1, 2001. In addition, Company has made available to Parent true and complete copies of all exhibits to the Company SEC Documents filed prior to the date hereof, and will promptly make available to Parent true and complete copies of all exhibits to any additional Company SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Company SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms. As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Company SEC Document. The financial statements of Company, including the notes thereto, included in the Company SEC Documents (the "Company Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Company Financial Statements fairly present the consolidated financial condition and operating results of Company and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments none of which individually, or in the aggregate, are material). There has been no material change in Company accounting policies since
December 31, 2000.

   2.5 Absence of Certain Changes. Since March 31, 2001 (the "Company Balance Sheet Date"), Company has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect to Company; (ii) any acquisition, sale or transfer of any material asset of Company or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Company or any revaluation by Company of any of its or any of its subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Company, or any direct or indirect redemption, purchase or other acquisition by Company of any of its shares of capital stock; (v) any material contract entered into by Company or any of its subsidiaries, other than in the ordinary course of business, or any material amendment or termination of, or default under, any material contract to which Company or any of its subsidiaries is a party or by which it is

                                      A1-8
bound and Parent has been provided with true and complete copies of all such material amendments and agreements; (vi) any amendment or change to the Articles of Incorporation or Bylaws, except to the extent provided for in
Section 1.4; or (vii) any increase in or modification of the compensation or benefits payable, or to become payable, by Company to any of its directors, consultants or employees, other than pursuant to scheduled annual performance reviews, provided that any resulting modifications are in the ordinary course of business and consistent with Company's past practices. Company has not agreed since March 31, 2001 to do any of the things described in the preceding clauses (i) through (vii) and is not currently involved in any negotiations to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

   2.6 Absence of Undisclosed Liabilities. Company has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Consolidated Balance Sheets or in the related Notes to Consolidated Financial Statements included in Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (the "Company Balance Sheet"), (ii) those incurred in the ordinary course of business since the Company Balance Sheet Date which could not reasonably be expected to have a Material Adverse Effect on Company; and (iii) those incurred in connection with the execution of this Agreement.

   2.7 Litigation. There is no litigation, arbitration or investigation pending before any Governmental Entity, or, to the knowledge of Company or any of its subsidiaries, threatened against Company or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Company or on the ability of Company to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against Company or any of its subsidiaries, or, to the knowledge of Company and its subsidiaries, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Company.

   2.8 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Company or any of its subsidiaries which has or reasonably could be expected to have the effect of prohibiting or materially impairing any current business practice of Company or any of its subsidiaries, any contemplated acquisition of property by Company or any of its subsidiaries or the conduct by Company or any of its subsidiaries of its business as currently conducted or as currently contemplated to be conducted.

   2.9 Governmental Authorization. Company and each of its subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Company or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Company's or any of its subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "Company Authorizations"), and all of such Company Authorizations are in full force and effect, except where the failure to obtain or have any of such Company Authorizations could not reasonably be expected to have a Material Adverse Effect on Company.

   2.10 Title to Property. Company and its subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business), or in the case of leased properties and assets, valid leasehold interests in, in each case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, and (iii) purchase money liens incurred in the ordinary course of business and liens securing debt which is reflected on the Company Balance Sheet. The plants, property and

                                      A1-9
equipment of Company and its subsidiaries that are used in the operations of their businesses are in good operating condition and repair, ordinary wear and tear excepted, and except where the failure to be in good condition or repair would not have a Material Adverse Effect. Schedule 2.10 identifies each parcel of real property owned or leased by Company or any of its subsidiaries. No lease relating to a foreign parcel contains any extraordinary payment obligation.

   2.11 Intellectual Property.

   (a) Company and its subsidiaries own, or are licensed or otherwise possess legally enforceable and unencumbered rights to use all patents, trademarks, trade names, service marks, domain names, database rights, copyrights, and any other similar intellectual property rights or applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventions, ideas, algorithms, processes, computer software programs or applications (in both source code and/or object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used, or proposed to be used, in the business of the Company and its subsidiaries as currently conducted, or proposed to be conducted, Company has not (i) licensed any of its Intellectual Property in source code form to any person or (ii) entered into any exclusive agreements relating to its Intellectual Property to with any person.

   (b) Schedule 2.11(b) lists (i) all patents and patent applications and all registered trademarks, trade names and service marks, registered copyrights, registered domain names, and maskworks included in the Intellectual Property owned by Company, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all material licenses, sublicenses and other agreements as to which Company is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all licenses, sublicenses and other agreements (other than licenses for standard commercially available off-the-shelf software) as to which Company is a party and pursuant to which Company is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any Company product.

   (c) To the Company's knowledge there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Company or any of its subsidiaries, or any Third Party Intellectual Property Rights by any third party, including any employee or former employee of Company or any of its subsidiaries. Neither Company nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or license agreements arising in the ordinary course of business. No royalties or other continuing payment obligations are due in respect of Third Party Intellectual Property Rights.

   (d) Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any material license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

   (e) All patents, trademarks, service marks and copyrights held by Company are valid and subsisting. Company (i) has not been sued in any suit, action or proceeding (or received any notice or, to Company's knowledge, threat) which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. To the Company's knowledge, the manufacture, marketing, licensing or sale of Company's products does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

   (f) Company has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Company does not already own by operation of law.

                                     A1-10

   (g) Company has taken all necessary and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents or patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation of Confidential Information owned by Company by or to a third party has been pursuant to the terms of a written agreement between Company and such third party. All use, disclosure or appropriation of Confidential Information not owned by Company has been pursuant to the terms of a written agreement between Company and the owner of such Confidential Information, or is otherwise lawful.

   (h) There are no actions that must be taken by Company or any subsidiary within ninety (90) days of the Closing Date that, if not taken, will result in the loss of any Intellectual Property, including the payment of any registration, maintenance or renewal fees or the filing of any responses to the U.S. Patent and Trademark Office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Intellectual Property.

   (i) Company has not received any opinion of counsel that any third party patents apply to Company's products.

   2.12 Environmental Matters.

   (a) The following terms shall be defined as follows:

     (i) "Environmental and Safety Laws" shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

     (ii) "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

     (iii) "Property" shall mean all real property leased or owned by Company or its subsidiaries either currently or in the past.

     (iv) "Facilities" shall mean all buildings and improvements on the Property of Company or its subsidiaries.

   (b) Company represents and warrants that, except in all cases as, in the aggregate, would not have a Material Adverse Effect on Company, as follows: (i) no methylene chloride or asbestos is contained in or has been used at or released from the Facilities; (ii) all Hazardous Materials and wastes have been disposed of in accordance with all Environmental and Safety Laws; (iii) Company and its subsidiaries have received no notice (verbal or written) of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or, to Company's knowledge, threatened relating to a violation of any Environmental and Safety Laws; (v) to Company's knowledge, neither Company nor its subsidiaries are a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), or state analog statute, arising out of events occurring prior to the Closing Date; (vi) there have not been in the past, and are not now, any Hazardous Materials on, under or migrating to or from the Facilities or Property; (vii) there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including treatment or storage tanks, sumps, or water, gas or oil wells; (viii) there are no polychlorinated biphenyls (PCBs) deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million; (ix) there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) the Facilities and Company's and its subsidiaries uses and activities therein have at all times complied with all

                                     A1-11

Environmental and Safety Laws; and (xi) Company and its subsidiaries have all the permits and licenses required to be issued and are in full compliance with the terms and conditions of those permits.

   2.13 Taxes. Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax (as defined below) purposes of which Company or any of its subsidiaries is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. All unpaid taxes of Company and its subsidiaries for periods through the Company Balance Sheet Date are reflected on the Company Balance Sheet. Company has no liability for unpaid Taxes accruing after the Company Balance Sheet Date other than Taxes arising in the ordinary course of its business subsequent to the Company Balance Sheet Date. There is (i) no material claim for Taxes that is a lien against the property of Company or any of its subsidiaries or is being asserted against Company or any of its subsidiaries other than liens for Taxes not yet due and payable; (ii) no audit of any Tax Return of Company or any of its subsidiaries that is being conducted by a Tax authority; and (iii) no extension of the statute of limitations on the assessment of any Taxes that has been granted by Company or any of its subsidiaries and that is currently in effect. Neither Company nor any of its subsidiaries has been or will be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws solely as a result of transactions, events or accounting methods employed prior to the Merger. Neither Company nor any of its subsidiaries has filed or will file any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Company or any of its subsidiaries. All Tax sharing or Tax allocation agreements to which Company or any of its subsidiaries is a party are listed on Schedule 2.13 together with any liability of Company or its subsidiaries to another party under any such agreement which is either currently owing or which would result from assertions currently being made by Tax Authorities from audits or proceedings in progress. Neither Company nor any of its subsidiaries has filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return. Neither Company nor any of its subsidiaries has ever been a United States real property holding corporation within the meaning of Section 897 of the Code. Except as set forth on Schedule 2.13, neither Company nor any of its subsidiaries has ever been a member of a consolidated, combined or unitary group of which Company was not the ultimate parent corporation. Company and each of its subsidiaries have in their possession receipts for any Taxes paid to foreign Tax authorities.

   For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means
(i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign); (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period; and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee of or successor to any person or as a result of any express or implied obligation to indemnify any other person, including pursuant to any Tax sharing or Tax allocation agreement. As used herein, "Tax Return" shall mean any return, statement, report or form (including estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns) required to be filed with respect to Taxes.

   2.14 Employee Benefit Plans.

   (a) Schedule 2.14(a) lists, with respect to Company, any subsidiary of Company and any trade or business (whether or not incorporated) which is treated as a single employer with Company (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); (ii) each loan to a non-officer employee in excess of $50,000, loans to officers and directors and any stock

                                     A1-12
option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements; (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements; (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Company and that do not generally apply to all employees; and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Company of greater than $50,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Company (collectively, the "Company Employee Plans").

   (b) Company has furnished or made available to Parent a copy of each of the Company Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto) and has, with respect to each Company Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code either (i) has obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation other than the Uruguay Round Agreements Act of 1994, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, and the Taxpayer Relief Act of 1997, or (ii) has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or (iii) the requisite period for application has not expired. Company has also furnished Parent with the most recent Internal Revenue Service determination letter issued with respect to each such Company Employee Plan, and nothing has occurred since the issuance of each such letter which would reasonably be expected to cause the loss of the tax-qualified status of any Company Employee Plan subject to Code Section 401(a). Company has also furnished to Parent all registration statements and prospectuses prepared in connection with each Company Employee Plan.

   (c) (i) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by applicable law; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Employee Plan, which would reasonably be expected to have, in the aggregate, a Material Adverse Effect on Company; (iii) each Company Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect on Company, and Company and each subsidiary or ERISA Affiliate have performed in all material respects all obligations required to be performed by them under, are not in default in any material respect under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans;
(iv) neither Company nor any subsidiary or ERISA Affiliate is subject to any material liability or material penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Company Employee Plans; (v) all material contributions required to be made by Company or any subsidiary or ERISA Affiliate to any Company Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan years; (vi) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (vii) no Company Employee Plan is covered by, and neither Company nor any subsidiary or ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code; and (viii) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent (other than for benefits accrued through

                                     A1-13
the date of termination and ordinary administrative expenses typically incurred in a termination event). With respect to each Company Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Company has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan, except where the failure to do so would not have a Material Adverse Effect. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Company is threatened, against or with respect to any such Company Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. No payment or benefit which will or may be made by Company to any employee will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

   (d) With respect to each Company Employee Plan, Company and each of its United States subsidiaries have complied except to the extent that such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Company, with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations (including proposed regulations) thereunder, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder.

   (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Company, any Company subsidiary or any other ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider.

   (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Company, any Company subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Company Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal quarter included in Company's financial statements.

   (g) Company does not currently maintain, sponsor, participate in or contribute to, nor has it ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

   (h) Neither Company nor any Company subsidiary or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

   (i) Except as set forth in Schedule 2.14(i) of the Company Disclosure Schedules, there is no agreement, contract or arrangement to which Company or any of its subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Section 280G or Section 404 of the Code.

   (j) As of the Effective Time, the Company will have given, within the applicable time periods, all appropriate notices to the participants in the Company ESPP in connection with the reduction of the Offering Period in accordance with Section 5.9(c) and terminated the Company ESPP.

   2.15 Certain Agreements Affected by the Merger. Except as provided in the employment agreements referenced in Section 5.9(f), at the Closing neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in any payment (including severance,

                                     A1-14
unemployment compensation, golden parachute, bonus or otherwise) becoming due to any, current or former, director or employee or service provider of Company or any of its subsidiaries; (ii) materially increase any benefits otherwise payable by Company or its Subsidiaries; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

   2.16 Employee Matters.

   (a) Neither the Company nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to employees of the Company or any of its subsidiaries, no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries and neither Company nor any of its subsidiaries have any duty to bargain with any labor organization with respect to any such persons. There is no pending demand for recognition or any other request or demand from a labor organization for representative status with respect to any persons employed by the Company or any of its subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened which may interfere with the respective business activities of the Company or any of its subsidiaries. As of the date of this Agreement, neither the Company nor any of its subsidiaries, or, to the knowledge of Company, any of their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or any of its subsidiaries, and there is no charge or complaint against the Company or any Company subsidiaries by the National Labor Relations Board or any comparable Governmental Entity pending or threatened. Neither Company nor any of its subsidiaries have any pending contract grievances under any collective bargaining agreements, other administrative charges, claims, grievances or lawsuits before any Governmental Entity or arbiter or arbitrator arising under any laws govern employment and, to the knowledge of Company and its subsidiaries, there exist no facts that could reasonably be expected to give rise to such a claim.

   (b) Company and each of its subsidiaries are in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices. Company has in all material respects withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any material arrears of wages or any material taxes or any material penalty for failure to comply with any of the foregoing. Company is not liable for any material payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against Company or any of its subsidiaries for any material amounts under any workers compensation plan or policy or for long term disability. Neither Company nor any of its subsidiaries has any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that are not material in amount. There are no material controversies pending or, to the knowledge of Company or any of its subsidiaries, threatened, between Company or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity.

   (c) To Company's knowledge, no employees of Company or any of its subsidiaries are in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Company or its subsidiaries because of the nature of the business conducted or presently proposed to be conducted by Company or any of its subsidiaries, or to the use of trade secrets or proprietary information of others. As of the date of this Agreement, no employees of Company or any of its subsidiaries material to the conduct of their respective businesses (including the employees listed on Schedule 2.16(c)) have given notice to Company, nor is Company otherwise aware, that any such employee intends to terminate his or her employment with Company or any of its subsidiaries. As of the Effective Time, none of the employees set forth on part (a) of Schedule 2.16(c) will have terminated, or given notice to that such employee intends to terminate, his or her

                                     A1-15
employment with Company or any of its subsidiaries and no more then three (3) of the employees set forth on part (b) of Schedule 2.16(c) will have terminated, or given notice to that such employee intends to terminate his or her employment, with Company or any of its subsidiaries.


   (d) Company and its subsidiaries have made available to Parent a list of the names, positions, rates and elements of compensation for all officers, directors, employees, advisory board members and consultants of Company and its subsidiaries, as of the date hereof, showing each such person's name, positions, an annual remuneration, bonuses and fringe benefits for the current fiscal year and the most recently completed fiscal year.

   (e) With respect to any persons employed by Company and its subsidiaries,
(i) Company and Company's subsidiaries have not violated any legal requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in its employment conditions or practices; and (ii) there are no pending or, to the knowledge of Company and company subsidiaries, threatened discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against Company or its subsidiaries, before any governmental entity nor, to the knowledge of Company and its subsidiaries, does any basis therefor exist.

   (f) Company and its subsidiaries have complied, in all material respects, with all laws governing the employment of personnel by U.S. companies and the employment of non-U.S. nationals in the United States, including, but not limited to, the Immigration and Nationality Act 8 U.S.C. Sections 1101 et seq. and its implementing regulations.

   (g) Company represents that none of its employees or the employees of its subsidiaries have experienced or will experience an employment loss (as defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any rules and regulations promulgated thereunder ("WARN") during the 90 calendar day period immediately preceding the Closing. Company and/or its subsidiaries will timely give all notices required to be given to employees under, or otherwise comply with, WARN or similar statutes or regulations of any jurisdiction relating to any plant closing or mass layoff (or similar triggering event) caused by or relating to the Merger.

   2.17 Interested Party Transactions. Except as disclosed in the Company SEC Documents, neither Company nor any of its subsidiaries is indebted to any director or officer of Company or any of its subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Company or any of its subsidiaries, and there are no other transactions of the type required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act and the Exchange Act.

   2.18 Insurance. Company and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Company and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Company and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

   2.19 Compliance With Laws. Each of Company and its subsidiaries has complied in all material respects with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business or with respect to the granting of options, restricted stock, other stock-based awards or the stock purchase rights granted under the Company ESPP to their employees, consultants or other service providers.


                                     A1-16

   2.20 Brokers' and Finders' Fees. Except with respect to S.G. Cowen, Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

   2.21 Registration Statement; Proxy Statement/Prospectus. The information supplied by Company for inclusion in the registration statement on Form S-4 (or such other or successor form as shall be appropriate) pursuant to which the shares of Parent Common Stock to be issued in the Merger will be registered with the SEC (the "Registration Statement") shall not at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Company for inclusion in the proxy statement/prospectus to be sent to the shareholders of Company in connection with the meeting of Company's shareholders to consider the Merger (the "Company Shareholders Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to Company's shareholders, at the time of the Company Shareholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Company shall promptly inform Parent and Merger Sub. Notwithstanding the foregoing, Company makes no representation, warranty or covenant with respect to any information supplied by Parent or Merger Sub or any other third party which is contained in any of the foregoing documents.

   2.22 Opinion of Financial Advisor. Company has been advised by its financial advisor, S.G. Cowen, that in such advisor's opinion, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the shareholders of Company.

   2.23 Vote Required. The affirmative vote of the holders of 67% of the shares of Company Common Stock outstanding on the record date set for the Company Shareholders Meeting is the only vote of the holders of any of Company's capital stock necessary to adopt this Agreement.

   2.24 Board Approval. The Board of Directors of Company has (i) adopted this Agreement and approved the Merger, (ii) determined that this Agreement and the Merger are advisable and in the best interests of the shareholders of Company and are on terms that are fair to such shareholders, and (iii) determined and resolved to unanimously and unconditionally recommend that the shareholders of Company adopt this Agreement and approve the consummation of the Merger.

   2.25 Shareholder Agreements; Irrevocable Proxies. All of the persons listed on Schedule 2.25 have agreed in writing to vote for approval of the Merger pursuant to a Shareholder Agreement, and pursuant to an Irrevocable Proxy attached thereto as Exhibit A.

   2.26 Sections 60.835 and 60.801--60.816 of the Oregon Law Not
Applicable. The Board of Directors of Company has taken all actions so that the restrictions contained in (i) Section 60.835 of the Oregon Law applicable to a "business combination" (as defined in Section 60.825) and (ii) Sections 60.801 to 60.816 of the Oregon Law, will not apply to the execution, delivery or performance of this Agreement, the Shareholder Agreements or the consummation of the Merger or the other transactions contemplated by this Agreement or by the Shareholder Agreements. No other state takeover statute is applicable to this Agreement, the Shareholder Agreements, or the transactions contemplated hereby or thereby.

                                     A1-17

   2.27 Customers and Suppliers. As of the date of this Agreement, the Company has not been informed by (i) any customer, which accounted for more than 5% of Company's gross revenues during the preceding 12-month period, that it intends to terminate or materially reduce its business or dealings with the Company or its subsidiaries, or (ii) any sole source supplier that it intends to terminate the supply of any material components, or to terminate or materially reduce its business or dealings with the Company or its subsidiaries.


   2.28 No Default. Neither the Company nor any of its subsidiaries is, and has not received notice that it is or would be with the passage of time, (a) in violation of any provision of its Articles of Incorporation or Bylaws or other organizational documents, or (b) in default or violation with any term, condition or provisions of (i) any judgment, decree, order, injunction or stipulation applicable to the Company or its subsidiaries or (ii) any agreement, note, mortgage, indenture, contract, lease, instrument, permit, concession, franchise or license to which the Company or its subsidiaries are party or by which their assets or properties are bound, except where such default or violation could not reasonably be expected to result in Material Adverse Effect to the Company.

   2.29 Export Control Laws. Company has conducted its export transactions in accordance with applicable provisions of United States export control laws and regulations, including but not limited to the Export Administration Act and implementing Export Administration Regulations, except for such violations which would not have a Material Adverse Effect on Company. Without limiting the foregoing, Company represents and warrants that, except as would not have a Material Adverse Effect on Company:

     (a) Company has obtained all export licenses and other approvals required for its exports of products, software and technologies from the United States;

     (b) Company is in compliance with the terms of all applicable export licenses or other approvals;

     (c) There are no pending or threatened claims against Company with respect to such export licenses or other approvals;

     (d) There are no actions, conditions or circumstances pertaining to Company's export transactions that may give rise to any future claims; and

     (e) No consents or approvals for the transfer of export licenses to Parent are required, or such consents and approvals can be obtained expeditiously without material cost.

   2.30 Tax Matters. Neither Company nor any of its affiliates has taken or agreed to take any action, nor does Company have knowledge of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. As of the date of this Agreement, Company has no knowledge of any fact or circumstance that would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests.

   2.31 Affiliates. Schedule 2.31 sets forth the names and addresses of each person who is, in Company's reasonable judgment, an affiliate (as that term is used in Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling-of-interest accounting treatment) of Company.

   2.32 Representations Complete. None of the representations or warranties made by Company herein or in any Schedule hereto, including the Company Disclosure Schedule, or certificate furnished by Company pursuant to this Agreement, or the Company SEC Documents, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

   2.33 Rights Agreement.

     (a) The Company has taken all steps necessary to ensure that neither Merger Sub nor Parent nor any of their affiliates will be an "Acquiring Person" as such term is defined in the Rights Agreement dated as

                                     A1-18
  of March 25, 1998 between Company and ChaseMellon Shareholder Services, LLC (as amended, the "Rights Agreement") as a result of entering into this Agreement and/or the Shareholder Agreements, or consummating the transactions contemplated hereby and thereby.

     (b) No "Distribution Date" as defined in the Rights Agreement has occurred and the execution delivery and performance of this Agreement and/or the Shareholder Agreements and the transactions contemplated hereby and thereby will not result in the occurrence of a Distribution Date.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

   Except as expressly disclosed in that section of the document of even date herewith delivered by Parent to Company prior to the execution and delivery of this Agreement (the "Parent Disclosure Schedule") corresponding to the Section of this Agreement to which any of the following representations and warranties specifically relate, Parent represents and warrants to Company as follows:

   3.1 Organization, Standing and Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect on Parent. Neither Parent nor Merger Sub is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents.

   3.2 Capital Structure. The authorized capital stock of Parent consists of 150,000,000 shares of Common Stock, $0.001 par value per share, of which there were issued and outstanding as of the close of business on May 11, 2001, 52,621,165 shares and 1,000,000 shares of Preferred Stock, $0.001 par value, of which none were outstanding as of close of business on May 11, 2001. The shares of Parent Common Stock to be issued pursuant to the Merger (including pursuant to the exercise of any options assumed pursuant to Section 5.9) will be duly authorized, validly issued, fully paid, and non-assessable, free of any liens or encumbrances imposed by Parent or Merger Sub. Except as disclosed in parent SEC Documents (as defined in Section 3.4) and except for options or shares issued pursuant to the Parent's option plans and employee stock purchase plans disclosed therein, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or conditionally or absolutely obligating Parent to issue or sell any shares of capital stock of, or other equity interest in, Parent. There are no outstanding obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock.

   3.3 Authority. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Parent or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their properties or assets. No consent,

                                     A1-19
approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger provided in Section 1.2; (ii) the filing with the SEC and NASD of the Registration Statement; (iii) the filing of a Schedule 13D with the SEC with respect to the Shareholder Agreements; (iv) the filing of a Form 8-K and Schedule 13D with the SEC and NASD within 15 days after the Closing Date;
(v) any filings as may be required under applicable state securities laws and the securities laws of any foreign country; (vi) such filings as may be required under HSR; (vii) the filing with The Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Parent Common Stock issuable upon conversion of the Company Common Stock in the Merger and upon exercise of the options under the Company Stock Option Plans assumed by Parent; (viii) the filing of a registration statement on Form S-8 with the SEC, or other applicable form covering the shares of Parent Common Stock issuable pursuant to outstanding options under the Company Stock Option Plans assumed by Parent; and (ix) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

   3.4 SEC Documents; Financial Statements. Parent has made available to Company each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filings filed with the SEC by Parent since January 1, 2001, and, prior to the Effective Time, Parent will have furnished or made available to Company true and complete copies of any additional documents filed with the SEC by Parent prior to the Effective Time (collectively, the "Parent SEC Documents"). Parent has timely filed all forms, statements and documents required to be filed by it with the SEC and The Nasdaq National Market since January 1, 2001. In addition, Parent has made available to Company true and complete copies of all exhibits to the Parent SEC Documents filed prior to the date hereof, and will promptly make available to Company true and complete copies of all exhibits to any additional Parent SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Parent SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms. As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document. The financial statements of Parent, including the notes thereto, included in the Parent SEC Documents (the "Parent Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Parent Financial Statements fairly present the consolidated financial condition and operating results of Parent and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments none of which individually, or in the aggregate, are material). There has been no material change in Parent accounting policies since October 31, 2000 (other than to the extent of changes related to the adoption of Staff Accounting Bulletin 101 issued by the Securities and Exchange Commission).

   3.5 Absence of Undisclosed Liabilities. Parent has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in Parent's Form 10-Q for the period ended January 31, 2001 (the "Parent Balance Sheet"), (ii) those incurred in the ordinary course of business since the January 31, 2001, which could not reasonably be expected to have a Material Adverse Effect; and (iii) those incurred in connection with the execution of this Agreement.

                                     A1-20

   3.6 Litigation. There is no litigation, arbitration or investigation pending against Parent or any of its subsidiaries before Governmental Entity, or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries that could reasonably be expected to have a Material Adverse Effect on Parent or on the ability of Parent or its subsidiaries to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against Parent or any of its subsidiaries, or, to the knowledge of Parent, any of their respective directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Parent or on the ability of Parent to consummate the transactions contemplated by this Agreement.

   3.7 Broker's and Finders' Fees. Except with respect to Goldman Sachs & Co., Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

   3.8 Registration Statement; Proxy Statement/Prospectus. The information supplied by Parent and Merger Sub for inclusion in the Registration Statement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to Company's shareholders, at the time of the Company Shareholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parent or Merger Sub will promptly inform Company. Notwithstanding the foregoing, Parent and Merger Sub make no representation, warranty or covenant with respect to any information supplied by Company or any third party which is contained in any of the foregoing documents.

   3.9 Board Approval. The Boards of Directors of Parent and Merger Sub have
(i) approved this Agreement and the Merger, (ii) determined that the Merger is advisable and in the best interests of their respective shareholders and is on terms that are fair to such shareholders and (iii) recommended that the shareholder of Merger Sub adopt this Agreement and approve the consummation of the Merger. The shareholder of Merger Sub has adopted this Agreement and approved the consummation of the Merger. No vote of the holders of Parent Common Stock is required under applicable law or Nasdaq Stock Market rules in connection with this Agreement or the Merger.

   3.10 Tax Matters. Neither Parent nor any of its affiliates has taken or agreed to take any action, nor does Parent have knowledge of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. As of the date of this Agreement, Parent has no knowledge of any fact or circumstance that would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests.

   3.11 Absence of Certain Changes. Since January 31, 2001, Parent has conducted its business in the ordinary course consistent with past practice and there has not occurred any change, event or condition (whether or not covered by insurance) that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect to Parent.

                                     A1-21

   3.12 Compliance With Laws. Each of Parent and its subsidiaries has complied in all material respects with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business.

                                   ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

   4.1 Conduct of Business of Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Company agrees (except to the extent expressly required by this Agreement or as consented to in writing by Parent), to carry on its and its subsidiaries' business in the ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and to use its commercially reasonable best efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, use its commercially reasonable best efforts consistent with past practice to keep available the services of its and its subsidiaries' present officers and key employees and use its commercially reasonable best efforts consistent with past practice to preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Company agrees to promptly notify Parent of any material event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could reasonably be expected to have a Material Adverse Effect on Company.

   4.2 Restrictions on Conduct of Business of Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Company shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of
Parent:

     (a) Charter Documents. Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

     (b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with the Company's standard or usual (as at the date hereof) agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

     (c) Stock Option Plans, Etc. Except to the extent provided in Section 5.9(c), take any action to accelerate, amend or change the period of exercisability or vesting, or waive any repurchase rights in respect, of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans or with respect to any restricted stock.

     (d) Material Contracts. Except as permitted pursuant to Section 4.2(j), enter into any contract or commitment involving payments by Company or its subsidiaries in excess of $150,000 individually or $400,000 in the aggregate or which are otherwise material (including any non-competition agreement or other agreement restricting the geographic scope or nature of business activities) to the Company and its subsidiaries (excluding sales of products or purchases of inventories in the ordinary course of business and consistent with past practice and capitalizations of inventory consistent with past practice), or violate, amend or otherwise modify or waive any of the terms of any of its material contracts;

                                     A1-22

     (e) Issuance of Securities. Issue, deliver, encumber or, sell, authorize or propose the issuance, delivery, encumbrance, or sale of, or purchase or propose the purchase of, any shares of its or its subsidiaries' capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement, (ii) the grant of stock options under Company Stock Option Plans (not to exceed in the aggregate 150,000 shares issuable thereunder and subject to Section 5.14) to newly hired directors, officers or employees or to existing employees pursuant to scheduled annual performance reviews or other compensation reviews, in each case in the ordinary course of business and consistent with Company's past practices, with an exercise price equal to the fair market value of the Company Common Stock on the date of grant and otherwise on Company's standard terms (including vesting schedule) and (iii) the repurchase of Company Common Stock from former employees, directors and consultants in accordance with the Company's standard or usual (as at the date hereof) agreements providing for the repurchase of shares in connection with any termination of service;

     (f) Intellectual Property. Transfer or license to any person or entity any rights to its Intellectual Property other than the license of non-exclusive rights to its Intellectual Property in the ordinary course of business consistent with past practice;

     (g) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;


     (h) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole;

     (i) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

     (j) Leases. Enter into any operating lease in excess of $250,000 individually or $1,000,000 in the aggregate;

     (k) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $150,000 individually or $400,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company Financial Statements;

     (l) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements except for expenditures, additions or improvements made in the ordinary course of business and consistent with past practice that do not exceed $200,000 individually or $1,000,000 in the aggregate and except for capitalizations of inventory consistent with past practice;

     (m) Insurance. Reduce the amount or scope of any material insurance coverage provided by existing insurance policies;

     (n) Termination or Waiver. Terminate or waive or assign any right or claim with a value in excess of $100,000 or which is otherwise material to the Company.

     (o) Employee Benefit Plans; New Hires; Pay Increases. Adopt or amend any employee benefit or stock purchase or option plan or hire any new director level or officer level employee, pay any special bonus or special remuneration to any employees or consultants or directors, or increase the salaries or wage rates or fringe benefits or otherwise increase the benefits of its employees or consultants or directors other than pursuant to scheduled annual performance reviews, provided that any resulting modifications are in the ordinary course of business and consistent with Company's past practices.

                                     A1-23

     (p) Labor Agreements. Enter into any employment contract or, except if required by applicable law, any collective bargaining agreement.

     (q) Severance Arrangements. Grant any severance or termination pay, or any additional notice of termination, to, or grant any acceleration or extension of the exercisability or vesting of any equity securities held by, (i) any director or officer, or (ii) any other employee except, payments made pursuant to standard written agreements outstanding on the date hereof;

     (r) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent prior to the filing of such a suit, or (iii) for a breach of this Agreement;

     (s) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, association, entity, or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole (except for purchases of supplies and components in the ordinary course of business consistent with past practice), or acquire or agree to acquire any equity securities of any corporation, partnership, limited liability company, association, entity, or business organization, or enter into any material strategic relationships or alliances;

     (t) Taxes. Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

     (u) Revaluation. Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

     (v) Accounting Policies and Procedures. Make any change to its accounting methods, principles, policies, procedures or practices, except as may be required by GAAP, Regulation S-X promulgated by the SEC or applicable statutory accounting principles; or

     (w) Other. Take or agree in writing or otherwise to take any of the actions described in Sections 4.2(a) through (v) above.

   4.3 No Solicitation. From and after the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with Article VII, Company and each of its subsidiaries and the officers, directors, employees or other agents, representatives and advisors (including any investment bankers, attorneys or accountants) of Company and any of its subsidiaries (collectively, "Company Representatives") will not, directly or indirectly, (i) take any action to solicit, initiate, encourage, facilitate, or enter into any agreement (including any letter of intent or similar arrangement) in respect of any Takeover Proposal (as defined in Section 7.3(f)), or (ii) subject to the terms of the immediately following sentence, engage in any discussions or negotiations with, or disclose any nonpublic information relating to Company or any of it subsidiaries to, or afford access to the properties, books or records of Company or any of its subsidiaries to, any person that has advised Company that it is seeking to make, or that the Board of Directors in good faith understands is seeking to make, or that since the date of this Agreement has made, a Takeover Proposal, or endorse, approve or recommend any such Takeover Proposal; provided that nothing herein shall prohibit the Board of Directors of Company from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act. If, prior to approval of the Merger by Company's shareholders, an unsolicited written Takeover Proposal shall be received by the Company: (i) to the extent the Board of Directors of Company believes in good faith in the proper exercise of their fiduciary duties to Company's shareholders (after receipt of advice from its financial advisor), and after considering all terms and conditions of such Takeover Proposal, including the likelihood and timing of its consummation, that such Takeover Proposal would result in a transaction more

                                     A1-24
favorable to Company's shareholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Takeover Proposal being referred to in this Agreement as a "Superior Proposal"), and
(ii) to the extent that the Board of Directors of Company determines in good faith, after consultation with outside legal counsel, that it is necessary in order for the Board of Directors of Company to comply with its fiduciary duties to shareholders under applicable law; then Company Representatives may furnish in connection therewith information to the person making such Superior Proposal and, subject to the provisions hereof, engage in negotiations with such person, disclose nonpublic information relating to Company and its subsidiaries, or afford access to the properties, books or records of Company and its subsidiaries to such person, and endorse, approve or recommend such Superior Proposal or withdraw or condition or modify its recommendation with respect to approval of the Merger by the Company's shareholders, and such actions shall not be considered a breach of this Section 4.3; provided, further, that: (A) in each such event Company notifies Parent of such determination by the Board of Directors of Company and provides Parent with a true and complete copy of the Superior Proposal received from such third party, and provides (or has provided) to Parent all documents containing or referring to non-public information of Company that are supplied to such third party; provided, however, that Company provides such non-public information subject to terms at least as restrictive on such third party as the Confidentiality Agreement (as defined in Section 5.4) is on Parent; and (B) that Company shall not, and shall not permit any of the Company Representatives to endorse or recommend any such Takeover Proposal or withdraw or condition or modify its recommendation of the approval of the Merger unless Company has provided Parent at least three (3) days prior notice thereof. Company will immediately notify Parent after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for non-public information relating to Company or any of its subsidiaries or for access to the properties, books or records of Company or any of its subsidiaries by any person that has advised Company that it may be considering making, or that has made, a Takeover Proposal, or whose efforts to formulate a Takeover Proposal would be assisted thereby (such notice to include the identity of such person or persons), and will keep Parent fully informed of the status and details of any such Takeover Proposal (including all terms and conditions and modifications thereto), notice, request or correspondence or communications related thereto, and shall provide Parent with a true and complete copy of such Takeover Proposal, notice or any amendment thereto, if it is in writing, or a complete written summary thereof, if it is not in writing. Company shall immediately cease and cause to be terminated all existing discussions or negotiations with any persons (other than Parent) conducted heretofore with respect to a Takeover Proposal. Nothing in this Section shall prohibit the Company from filing a copy of this Agreement pursuant to a Form 8-K, Form 10-Q or other schedule or form under the Exchange Act.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

   5.1 Proxy Statement/Prospectus; Registration Statement.

   (a) As promptly as practicable after the execution of this Agreement, Company and Parent shall prepare, and (i) Company shall file with the SEC (if necessary), preliminary proxy materials relating to the approval of the Merger by the shareholders of Company, and (ii) Parent shall file with the SEC, a Registration Statement on Form S-4 (or such other or successor form as shall be appropriate). As promptly as practicable following receipt of SEC comments thereon, Company shall file with the SEC definitive proxy materials and Parent shall file with the SEC amendments to its Registration Statement on Form S-4 (or such other or successor form as shall be appropriate), in each case which complies in form with applicable SEC requirements and Parent shall use its reasonable best efforts to cause the Registration Statement to become effective as soon thereafter as practicable. Company and Parent will notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any other filing or for additional information and will supply each other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or

                                     A1-25
other filing. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement or any other filing, Company shall promptly inform Parent of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of Company, such amendment or supplement. The Proxy Statement shall solicit the approval of the Merger and this Agreement by the shareholders of Company and shall include the adoption of this Agreement and the approval of the Merger by the Board of Directors of Company and the unanimous and unconditional recommendation of the Board of Directors of Company to Company's shareholders that they vote in favor of the approval of this Agreement (provided that the Board of Directors of Company may exclude such recommendation if, pursuant to Section 4.3, it is permitted to endorse or recommend a Superior Proposal) and shall include the opinion of Company's financial advisors as described in Section 2.22 (unless subsequently withdrawn).

   (b) Each of Parent and the Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgement of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement and the Registration Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other and with the other's counsel and auditors in the preparation of the Proxy Statement and the Registration Statement. Each of Company and Parent will respond to any comments of the SEC and, will use its respective reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and Company will cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time after the Registration Statement is declared effective by the SEC.

   5.2 Meeting of Shareholders. Company shall take all action necessary in accordance with Oregon Law and its Articles of Incorporation and Bylaws to convene the Company Shareholders Meeting on a date no later than 45 days after the Registration Statement is declared effective by the SEC. Company shall consult with Parent regarding the date of the Company Shareholders Meeting and shall not postpone or adjourn (other than for the absence of a quorum) the Company Shareholders Meeting without the consent of Parent. Subject to Section 5.1, Company shall use its reasonable best efforts to solicit from shareholders of Company proxies in favor of approval of this Agreement and shall take all other action reasonably necessary or advisable to secure the vote or consent of shareholders required to effect the Merger (provided that the Company shall not be required to so solicit shareholder proxies or otherwise secure such shareholder votes or consents if Company shall have withdrawn its recommendation of the Merger in accordance with Section 4.3).

   5.3 Access to Information.

   (a) Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Company's and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Company and its subsidiaries as Parent may reasonably request. Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

   (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Parent and Company shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

   (c) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

   (d) Company shall provide Parent and its accountants, counsel and other representatives reasonable access, during normal business hours during the period prior to the Effective Time, to all of Company's and subsidiaries Tax Returns and other records and workpapers relating to Taxes, and shall also provide the

                                     A1-26
following information upon the request of Parent or its subsidiaries: (i) a schedule of the types of Tax Returns being filed by Company and each of its subsidiaries in each taxing jurisdiction, (ii) a schedule of the year of the commencement of the filing of each such type of Tax Return, (iii) a schedule of all closed years with respect to each such type of Tax Return filed in each jurisdiction, (iv) a schedule of all material Tax elections filed in each jurisdiction by Company and each of its subsidiaries, (v) a schedule of any deferred intercompany gain with respect to transactions to which Company or any of its subsidiaries has been a party, and (vi) receipts for any Taxes paid to foreign Tax authorities.

   5.4 Confidentiality. The parties acknowledge that each of Parent and Company have previously executed a non-disclosure agreement dated April 12, 2001 (the "Confidentiality Agreement"), which agreement shall continue in full force and effect in accordance with its terms.

   5.5 Public Disclosure. Unless otherwise permitted by this Agreement, Parent and Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD, in which case the party proposing to issue such press release or make such public statement or disclosure shall use its reasonable best efforts to consult with the other party before issuing such press release or making such public statement or disclosure.

   5.6 Consents; Cooperation.

   (a) Each of Parent and Company shall promptly apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including those required under HSR. Company shall use its reasonable best efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other federal or state antitrust or fair trade law.

   (b) Each of Parent and Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Parent and Company shall cooperate and use its reasonable best efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each, an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Parent and Company decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that neither Parent nor Company shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the Final Date (as defined in Section 7.1(b)). Each of Parent and Company shall use its reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement; provided, however, in no event shall either Parent or the Company agree to the divestiture of any assets or business units, unless Parent and Company mutually agree it is in their respective best interests to do so. Parent and Company also agree to take

                                     A1-27
any and all of the following actions to the extent necessary to obtain the approval of any Governmental Entity with jurisdiction over the enforcement of any applicable laws regarding the transactions contemplated hereby: entering into negotiations; providing information required by law or governmental regulation; and substantially complying with any second request for information pursuant to the Antitrust Laws.

   (c) Notwithstanding anything to the contrary in this Agreement, (i) neither Parent nor any of it subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to qualify to do business in any jurisdiction in which it is not now so qualified, or to file a general consent to service of process under any applicable state laws, and (ii) without the prior written consent of Parent, neither Company nor its subsidiaries shall, or shall be required to, divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that would reasonably be expected to have a Material Adverse Effect on Parent, Surviving Corporation or Company.

   5.7 Legal Requirements. Subject to Section 5.6(c), each of Parent, Merger Sub and Company will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

   5.8 Blue Sky Laws. Parent shall take all commercially reasonable steps to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock in connection with the Merger. Company shall use its reasonable best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock in connection with the Merger.

   5.9 Employee Benefit Plans.

   (a) At the Effective Time, the Company Stock Option Plans and each outstanding option to purchase shares of Company Common Stock under the Company Stock Option Plans, whether vested or unvested, will be assumed by Parent. Company represents and warrants to Parent that Schedule 5.9(a) hereto sets forth a true and complete list as of the date hereof of all holders of outstanding options under the Company Stock Option Plans, including the number of shares of Company capital stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, Company shall deliver to Parent an updated
Schedule 5.9(a) hereto current as of such date. Each such option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Option Plans and the applicable stock option agreements, immediately prior to the Effective Time, except that (i) such option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Except as set forth in Schedule 2.15 of the Company Disclosure Schedule, the Merger will not terminate any of the outstanding options under the Company Stock Option Plans or accelerate the exercisability or vesting of such options or the shares of Parent Common Stock which will be subject to those options upon Parent's assumption of the options in the Merger. It is the intention of the parties that the options so assumed by Parent qualify, to the maximum extent permissible, following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock

                                     A1-28
options prior to the Effective Time. Within 30 business days after the Effective Time, Parent will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the Company Stock Option Plans a document evidencing the foregoing assumption of such option by Parent.

   (b) All outstanding rights of Company which it may hold immediately prior to the Effective Time to repurchase unvested shares of Company Common Stock (the "Repurchase Options") shall continue in effect following the Merger and shall thereafter continue to be exercisable by Parent upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to the Repurchase Options and the purchase price per share shall be adjusted to reflect the Exchange Ratio.

   (c) The Offering Period for the Company ESPP which commenced on February 1, 2000 shall terminate at close of business on the third business day preceding the Closing Date and all outstanding purchase rights relative to that Offering Period will automatically be exercised on such date. The Company shall cause the Company ESPP to terminate with such termination date, and thereafter no Offering Periods shall commence and no purchase rights shall thereafter be granted or exercised under the Company ESPP. The Company employees who meet the eligibility requirements for participation in the Parent Employee Stock Purchase Plan shall be eligible to begin payroll deductions under that plan as of the start date of the first offering period thereunder beginning after the Effective Time.

   (d) On or as soon as practicable following the Effective Time, continuing employees of Company and its subsidiaries ("Continuing Employees") shall be eligible to participate in those benefit plans and programs maintained for similarly situated employees of Parent (or in substantially similar programs), on the same terms applicable to similarly situated employees of Parent and to the extent that such plans and programs provide the following benefits: medical/dental/vision care, life insurance, disability income, sick pay, holiday and vacation pay, 401(k) plan coverage, Internal Revenue Code Section 125 benefit arrangements, bonus, profit-sharing or other incentive plans, pension or retirement programs, dependent care assistance and severance benefits. Each Continuing Employee shall be given credit, for purposes of any service requirements for participation or vesting, for his or her period of service with Company or any of its subsidiaries credited under a similar plan prior to the Effective Time, subject to appropriate break in service rules. Each such employee shall, with respect to any Parent plans or programs which have co-payment, deductible or other co-insurance features, receive credit for any amounts such individual has paid to date in the plan year of the Effective Time under comparable plans or programs maintained by Company or any of its subsidiaries prior to the Effective Time. Each Continuing Employee and eligible dependent who, at the Effective Time, was participating in an employee group health plan maintained by Company or any of its subsidiaries shall not be excluded from Parent's employee group health plan or limited in coverage thereunder by reason of any waiting period restriction or pre-existing condition limitation.

   (e) Unless Parent consents otherwise in writing, Company shall take all action necessary to terminate, or cause to terminate, before the Effective Time, any Company Benefit Plan that is a 401(k) plan or other defined contribution retirement plan or employee stock purchase plan.

   (f) Parent and Company shall use their respective reasonable best efforts to ensure that as of the Effective Time the employees listed on part (a) of
Schedule 2.16(c) shall have revised their existing employment agreements with Company so as to conform to changes required by the Merger and consistent with the changes agreed between Parent and Company prior to the date hereof (including providing that change of control provisions will not apply to options granted by Parent).

   (g) Within 10 business days following the date of this Agreement, Company shall set forth on Schedule 5.9(g) a list of all persons who Company reasonably believes are, with respect to Company and as of the date of this Agreement, "disqualified individuals" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder). For this purpose, Company shall assume that the fair market value of Company Common Stock is approximately $ 13.27 per share. Within a reasonable period of time after the last business day of each month after the date of this Agreement (other than May 2001) and on or about the date

                                     A1-29
five business days prior to the expected Closing Date, Company shall revise
Schedule 5.9(g) to reflect the most recently available closing price of Company Common Stock as of the last business day of such month and to reflect any additional information which Company reasonably believes would impact the determination of persons who are, with respect to Company and as of the each such date, "disqualified individuals" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder). Any payments required to be made pursuant to Section 280G of the Code will be treated as transaction expenses and reserved for accordingly by Company.

   5.10 Forms S-8. Parent agrees to file, no later than 30 business days after the Closing (provided, that, Parent has received within 10 business days after the Closing all option documentation it requires relating to the outstanding options), a registration statement on Form S-8 under the Securities Act covering the shares of Parent Common Stock issuable pursuant to outstanding options granted to individuals, for which a Form S-8 registration statement is available hereto, under the Company Stock Option Plans. Company shall cooperate and assist Parent with the preparation of such registration statements.

   5.11 Listing of Additional Shares. Prior to the Effective Time, Parent shall file with The Nasdaq National Market a Notification Form for Listing of Additional Shares with respect to the shares referred to in Section 6.1(f).

   5.12 Nasdaq Quotation. Company and Parent agree to continue the quotation of Company Common Stock and Parent Common Stock, respectively, on The Nasdaq National Market during the term of the Agreement so that dissenters rights will not be available to shareholders of Company under Section 60.554 of the Oregon Law.

   5.13 Tax Treatment. The parties each intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and shall use their respective reasonable best efforts to cause the Merger to so qualify. Each of Parent and Company shall execute and deliver a certificate in form reasonably acceptable to the other party setting forth factual representations and covenants that will serve as a basis for the tax opinions described in
Section 6.1(e).

   5.14 Pooling Accounting. Parent and Company shall each use its reasonable best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Company shall use its reasonable best efforts, if the transactions represented by the Merger are 'poolable', to cause its "affiliates" (as defined in Section 5.18) not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

   5.15 Pooling Letter. Company shall use all reasonable best efforts to cause to be delivered to Ernst & Young LLP, Parent's independent accountants, as promptly as practicable but in any event prior to the Effective Time, a letter from Arthur Andersen, Company's independent accountants, addressed to Company and dated the Closing Date to the effect that Company qualifies as a combining company in accordance with the provisions of Accounting Principles Board Opinion No. 16, Business Combinations. Such letter shall be in a form reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with transactions of this type and shall permit Ernst & Young LLP to use such letter. Company shall provide appropriate representations as reasonably requested by Arthur Andersen that are customary in scope and substance for such letters.

   5.16 Shareholder Litigation. Unless and until the Board of Directors of Company has withdrawn its recommendation of the adoption of this Agreement, Company shall give Parent the opportunity to participate at its own expense in the defense of any shareholder litigation against Company and/or its directors relating to the transactions contemplated by this Agreement.

   5.17 Further Assurances. Subject to Sections 4.3 and 5.1, (a) each of the parties to this Agreement shall use its reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to

                                     A1-30
be fulfilled the conditions to closing under this Agreement, and (b) each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or reasonably desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

   5.18 Affiliates. Company will use reasonable best efforts to obtain and deliver to Parent an executed Company Affiliate Agreement substantially in the form of Exhibit C hereto (the "Affiliate Agreement") from (a) each person identified in Schedule 2.31 of the Company Disclosure Schedule within 15 days following the execution and delivery of this Agreement and (b) from any person who, to the knowledge of Company, may be deemed to have become an affiliate of Company after the date of this Agreement and prior to the Effective Time as soon as practicable after attaining such status. The foregoing notwithstanding, Parent shall be entitled to place legends as specified in the Affiliate Agreement on the certificates evidencing any of the Parent Common Stock to be received by (i) any affiliate of Company or (ii) any person Parent reasonably identifies (by written notice to Company) as being a person who may be deemed an "affiliate" within the meaning of Rule 145 promulgated under the Securities Act, and to issue appropriate stop transfer instructions to the transfer agent for such Parent Common Stock, consistent with the terms of the Company Affiliate Agreement, regardless of whether such person has executed Affiliate Agreement and regardless of whether such person's name and address appear on
Schedule 2.31 of the Company Disclosure Schedule.

   5.19 Operation of Surviving Corporation.

   (a) Parent confirms that it has no intention to merge or otherwise consolidate the Surviving Corporation with Parent, although Parent may transfer businesses of Parent or its affiliates (including by way of merger or other consolidation) with Surviving Corporation to be operated by Surviving Corporation and does envision following the Effective Time to transfer the operations of the Parent's subsidiary Fluence Technology, Incorporated. to the Surviving Corporation.

   (b) Surviving Corporation will, during the one year period following the Effective Time (the "Post Closing Period"), maintain separate company accounts in accordance with GAAP and the Board of Surviving Corporation will be responsible for the day to day management of the Surviving Corporation (including the setting of headcount levels and capital expenditures).

   (c) Provided that the revenues of the Surviving Corporation, for each fiscal quarter, meet or exceed the target revenues for such quarter set forth below (each a "Quarterly Target"), Parent agrees that it shall not, without unanimous approval of the Board of Directors of Surviving Corporation, make any material reduction in the overall headcount and/or compensation levels for employees of Surviving Corporation (employed by Company as of the Effective Time). Should the target revenues of Surviving Corporation be less than any given Quarterly Target, Surviving Corporation shall, if required by Parent, take steps to correct such deficiency, including (if required by Parent) through reduction of headcount and/or compensation levels. Parent and Surviving Corporation will, during the Post Closing Period, continue to offer benefits to the employees of Surviving Corporation (employed by Company as of the Effective Time) which are substantially equivalent overall to those offered by Company as of the Effective Time.

                                                                Quarterly Target
     Fiscal Quarter                                               ($millions)
     --------------                                             ----------------
     Third Quarter 2001........................................       11.2
     Fourth Quarter 2001.......................................       14.4
     First Quarter 2002........................................       15.2
     Second Quarter 2002.......................................       15.2

Should there be a transfer of any operations by Parent or its subsidiaries, after the Effective Time, to Surviving Corporation, Parent and Surviving Company will seek to agree upon appropriate adjustments to the Quarterly Targets.


                                     A1-31

   (d) It is the current intent of Parent and Company that the existing headoffice of Company at Gemini Drive, Beaverton, Oregon will be maintained as the headoffice of Surviving Corporation through the end of the current term of the lease of such premises and that headoffice employees of Surviving Corporation (employed by Company as of the Effective Time) will not, during such period, be relocated from such location without either (i) the unanimous approval of the Board of Directors of Surviving Corporation, or (ii) the consent of the affected employees.

   (e) The Company's brand will continue to be used on the existing Company products listed on Schedule 5.19(e) throughout the Post Closing Period, unless otherwise unanimously agreed by the Board of Directors of Surviving Corporation; provided that nothing shall require the use of such brands if such use would expose the Parent or Surviving Corporation to any exposure to a third party for claims of infringement of tradename, trademarks or other infringement of any Third Party Intellectual Property as a consequence of such continued use.

   (f) Subject to the confidentiality policies established by the by the Board of Directors of Surviving Corporation, Surviving Corporation shall have the authority, after the Effective Time, to enter into agreements which require Surviving Corporation to maintain the business confidentiality of its customers and suppliers separate, and where appropriate confidential from, Parent.

   (g) Nothing in this Section is intended to be, nor shall they be, enforceable by, or otherwise provide a benefit to any customer, supplier, employee, director, officer or consultant of Company or Surviving Corporation.

   5.20 Indemnification of Officers and Directors.

   (a) (i) All rights to indemnification existing in favor of those persons who are directors and officers of the Company as of the date of this Agreement (the "Indemnified Persons") for their acts and omissions occurring prior to the Effective Time, as provided in the indemnification agreements between the Company and said Indemnified Persons (as in effect as of the date of this Agreement) in the forms disclosed by the Company to Parent prior to the date of this Agreement, shall survive the Merger and shall be observed by the Surviving Corporation to the fullest extent available under Oregon law for a period of six years from the Effective Time and (ii) the Articles of Incorporation and Bylaws of Surviving Corporation will contain provisions with respect to exculpation and indemnification at least as favorable overall to the Indemnified Persons as those in the Company's Articles of Incorporation and Bylaws (as at the date of this Agreement), which provisions will not be amended or otherwise modified for a period of six years from the Effective Time in a manner that would adversely affect such Indemnified Persons (except to the extent required by applicable law).

   (b) From the Effective Time until the sixth anniversary of the Effective Time, the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to their acts and omissions in their capacities as directors and officers of the Acquired Corporations occurring prior to the Effective time, directors' and officers' liability insurance on terms (if available) comparable to those maintained by the Company as of the date of this Agreement in the form disclosed by the Company to Parent prior to the date of this Agreement (the "Existing Policy").

   (c) The covenant set forth in this Section 5.20 is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Persons and their respective heirs and successors. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to law, contract or otherwise.

   (d) In the event that the Surviving Corporation or any of its successors of assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any

                                     A1-32
person, then, and in each such case to the extent necessary to effectuate the purpose of this Section 5.20, Surviving Corporation and Parent shall cause to be made proper provision so that the successors and assigns of the Surviving Corporation shall succeed to the obligations set forth in this Section 5.20.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

   6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

     (a) Shareholder Approval. This Agreement and the Merger shall have been approved by the requisite vote of the shareholders of Company under Oregon Law and the Articles of Incorporation of the Company.

     (b) Registration Statement Effective. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the parties hereto.

     (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable best efforts to have such injunction or other order lifted.

     (d) Governmental Approvals. Parent, Company and Merger Sub and their respective subsidiaries shall have timely obtained from each Governmental
  Entity: (i) all approvals, waivers and consents as may be required under the Securities Act and under state Blue Sky laws, (ii) all other approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, the failure to obtain which would have a Material Adverse Effect on the Surviving Corporation or Parent following the Effective Time, and (iii) the waiting period applicable to the consummation of the Merger and the HSR shall have elapsed or been terminated.

     (e) Tax Opinion. Parent and Company shall have received substantially similar written opinions of Brobeck, Phleger and Harrison LLP and Ater Wynne LLP, respectively, in form and substance reasonably satisfactory to them, dated on or about the date of Closing to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinions shall not have been withdrawn. In rendering such opinions, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Parent, Merger Sub and Company. In addition, Parent and Company shall have received from such respective firms such tax opinions as may be required by the SEC in connection with the filing of the Registration Statement.

     (f) Listing of Additional Shares. The shares of Parent Common Stock issuable upon conversion of the Company Common Stock in the Merger and upon exercise of the options under the Company Stock Option Plans assumed by Parent shall have been approved for listing on The Nasdaq National Market.


                                     A1-33

   6.2 Additional Conditions to Obligations of Company. The obligations of Company to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following additional conditions, any of which may be waived, in writing, by
Company:

     (a) Representations, Warranties and Covenants. (i) The representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Effective Time as though such representations and warranties were made on and as of such time, except (A) for those representations and warranties which address matters only as of a particular date, which shall be true and correct as of such date and (B) where the failure to be so true and correct, without regard to any materiality qualifications contained therein, individually or in the aggregate does not constitute a Material Adverse Effect on Parent (it being understood that, for the purposes of determining the accuracy of such representations and warranties, any change or purported update of the Parent Disclosure Schedule after the date of this Agreement, shall be disregarded) and (ii) Parent and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

     (b) Material Adverse Effect. No Material Adverse Effect with respect to the Parent, or event of circumstance that could reasonably be expected to result in such a Material Adverse Effect, shall have occurred and it or its effects not have been cured.

     (c) Certificate of Parent. Company shall have been provided with a certificate executed on behalf of Parent by an authorized officer certifying that the conditions set forth in Section 6.2(a) and (b) shall have been fulfilled.

   6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following additional conditions, any of which may be waived, in writing, by Parent:

     (a) Representations, Warranties and Covenants. (i) The representations and warranties of Company in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Effective Time as though such representations and warranties were made on and as of such time, except (A) for those representations and warranties which address matters only as of a particular date, which shall be true and correct as of such date) and (B) where the failure to be so true and correct, without regard to any materiality qualifications contained therein, individually or in the aggregate does not constitute a Material Adverse Effect on Company or Surviving Corporation, or in the case of Sections 2.26 and 2.33 an adverse effect in any material respect on the consummation of the Merger (it being understood that, for the purposes of determining the accuracy of such representations and warranties, any change or purported update of the Company Disclosure Schedule after the date of this Agreement, shall be disregarded) and (ii) Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

     (b) Material Adverse Effect. No Material Adverse Effect with respect to the Company, or event or circumstance that could reasonably be expected to result in such a Material Adverse Effect, shall have occurred and it or its effects not have been cured.

     (c) Certificate of Company. Parent shall have been provided with a certificate executed on behalf of Company by its President and Chief Financial Officer certifying that the conditions set forth in
  Section 6.3(a) and (b) shall have been fulfilled.


                                     A1-34

     (d) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under any material contract of Company or any of its subsidiaries or otherwise set forth on Schedule 2.3 of the Company Disclosure Schedule.

     (e) Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Parent's conduct or operation of the business of Company and its subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, seeking the foregoing be pending or threatened.

     (f) Employment Agreements. The employment agreements referenced in
  Section 5.9(f) shall have executed and delivered to Parent and shall be in full force and effect.

     (g) Other Agreements. Each of the: (i) shareholders listed on Schedule
  2.25 shall have delivered to Parent an executed Shareholders Agreement, each of which shall be in full force and effect; (ii) affiliates of Company shall have executed and delivered to Parent Affiliate Agreements, each of which shall be in full force and effect; and (iii) directors of Company, other than Keith L. Barnes, shall have executed and delivered to Parent resignation letters in form and substance satisfactory to Parent, each of which shall be in full force and effect.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

   7.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Company, this Agreement may be terminated and the Merger abandoned:

     (a) by mutual consent of the Boards of Directors of Parent and Company;

     (b) by either Parent or Company, if, the Closing shall not have occurred on or before November 16, 2001 or such later date as may be agreed upon in writing by the parties hereto (the "Final Date"); provided, however, that the Final Date may, at the request of either party, be extended to December 31, 2001 in the event that the only reason the Closing shall not have occurred by November 16, 2001 is the failure of the conditions set forth in
  Section 6.1(b) and/or Section 6.1(d) (although such extension shall not occur if the failure of such conditions has principally been caused or resulted from the action or failure to act constituting a breach, in any material respect, of this Agreement, of the party seeking such extension and the party not seeking the extension does not consent to such extension); and; provided further that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has principally been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach, in any material respect, of this Agreement;

     (c) by Parent, if Company shall breach any of its representations, warranties or obligations hereunder to an extent that would cause the condition set forth in Section 6.3(a) not to be satisfied and such breach shall not have been cured within ten (10) business days of receipt by Company of written notice of such breach;

     (d) by Parent, if the condition in Section 6.3(b) shall not have been satisfied and such condition shall not have been cured within ten (10) business days of receipt by Company of written notice of such Material Adverse Effect;

     (e) by Company, if Parent shall breach any of its representations, warranties or obligations hereunder to an extent that would cause the condition set forth in Section 6.2(a) not to be satisfied and such breach shall not have been cured within ten (10) business days following receipt by Parent of written notice of such breach;

                                     A1-35

     (f) by Company, if the condition set forth in Section 6.2(b) shall not have been satisfied and such condition shall not have been cured within ten
  (10) business days following receipt by Parent of written notice of such Material Adverse Effect;

     (g) by Parent, if: (i) a Trigger Event (as defined in Section 7.3(e)) or Takeover Proposal (as defined in Section 7.3(f)) shall have occurred and the Board of Directors of Company, if so requested by Parent, does not within ten (10) business days of such occurrence, (A) reconfirm its recommendation (without conditions) of the approval of this Agreement and the transactions contemplated hereby, and (B) reject such Takeover Proposal or Trigger Event (in the case of a Takeover Proposal or Trigger Event involving a tender or exchange offer); (ii) the Board of Directors of Company shall have failed to recommend (without conditions) that the Company's shareholders vote to approve the Merger and this Agreement
  (a "Recommendation"), or shall have withdrawn or modified its Recommendation in a manner adverse to Parent (including by failing to include such Recommendation in the Proxy Statement or by imposing conditions upon such Recommendation), or shall have resolved to do any of the foregoing, or shall have failed to reaffirm its Recommendation within ten business days of a written request to do so by Parent; (iii) the Board of Directors of Company shall have recommended, endorsed, approved, accepted, or agreed to a Takeover Proposal or shall have entered into any letter of intent or similar document or agreement relating to any Takeover Proposal, or shall have resolved to do any of the foregoing; or (iv) any Company Representative shall have failed to comply in any material respect with Section 4.3; or (v) the Company shall have breached its obligations under Section 5.2.

     (h) by either Parent or Company, if: (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable, or
  (ii) any required approval of the shareholders of Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of shareholders or at any adjournment thereof (provided that the right to terminate this Agreement under this subsection (ii) shall not be available to Company where the failure to obtain such shareholder approval shall have been caused by the action or failure to act of Company and such action or failure constitutes a breach of this Agreement).

   7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or Company or their respective officers, directors, shareholders or affiliates; provided that (a) the provisions of Section 5.4, Section 7.3, this Section 7.2 and Article VIII shall remain in full force and effect and survive any termination of this Agreement and (b) nothing herein shall relieve any party from liability in connection with a breach of the representations or warranties of such party to this Agreement or the breach of any covenant or agreement set forth in this Agreement.

   7.3 Expenses and Termination Fees.

     (a) Subject to subsections (b), (c) and (d) of this Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense, except that expenses incurred in connection with printing the Proxy Materials and the Registration Statement, registration, and filing fees incurred in connection with the Registration Statement, the Proxy Materials and the listing of additional shares pursuant to Section 6.1(f), and fees, costs and expenses associated with compliance with applicable Blue Sky securities laws in connection with the Merger and HSR filing fees shall be shared equally by Company and Parent.

     (b) If: (i) Parent terminates this Agreement pursuant Section 7.1(g); or
  (ii) Parent or Company terminates this Agreement pursuant to Sections 7.1(b) or 7.1(h)(ii) and, prior to such termination pursuant to this
  Section 7.3(b)(ii), there shall have been a Trigger Event or Takeover Proposal which, at the time of such termination, shall not have been withdrawn by the other party thereto (provided, that, such

                                     A1-36
  withdrawal has been made early enough as to no longer prejudice the Company's shareholders consideration of the Merger), then Company shall promptly pay to Parent (1) in the case of a termination described in
  Section 7.3(b)(i), the sum of $8,000,000 and (2) in the case of a termination described in Section 7.3(b)(ii), the sum of $1,000,000, provided, that, if within 12 months of a termination described in Section 7.3(b)(ii) any Takeover Proposal or any Trigger Event shall be consummated, the Company will promptly pay to Parent an additional $7,000,000. provided, further, that any such payments shall be without prejudice to any other remedies that Parent may have for a willful breach of this Agreement by the Company or its subsidiaries (or in the case of Section 4.3 any Company Representative).

     (c) In the event that Parent shall terminate this Agreement pursuant to
  Section 7.1(c), Company shall promptly reimburse Parent for all of the out-of- pocket costs and expenses (not to exceed $1,000,000) incurred by Parent in connection with this Agreement and the transactions contemplated hereby (including the fees and expenses of its advisors, accountants and legal counsel). The payments pursuant to this Section 7.3(c) shall be without prejudice to any other remedies that Parent may have for a willful breach of this Agreement by the Company or its subsidiaries (or in the case of Section 4.3 any Company Representative). Any amounts payable pursuant to this Section 7.3(c) shall be reduced by any amounts to Parent pursuant to
  Section 7.3(b)

     (d) In the event that Company shall terminate this Agreement pursuant to
  Section 7.1(e), Parent shall promptly reimburse Company for all of the out-of- pocket costs and expenses (not to exceed $1,000,000) incurred by Company in connection with this Agreement and the transactions contemplated hereby (including the fees and expenses of its advisors, accountants and legal counsel). The payments pursuant to this Section 7.3(d) shall be without prejudice to any other remedies that Company may have for a willful breach of this Agreement by the Parent or its subsidiaries.

     (e) As used herein, a "Trigger Event" shall occur if any Person (as that term is defined in Section 13(d) of the Exchange Act and the regulations promulgated thereunder), except a shareholder party to an enforceable Shareholder Agreement, acquires securities representing 15% or more, or commences a tender or exchange offer, open market purchase program or other publicly announced initiative following the successful consummation of which the offeror and its affiliates would beneficially own securities representing 15% or more, of the voting power of Company.

     (f) For purposes of this Agreement, "Takeover Proposal" means any agreement, offer or proposal, written or oral, for (A) a merger, reorganization, share exchange, consolidation, or other business combination involving Company or any of its subsidiaries, or (B) a tender offer for the Company, or (C) the acquisition of 15% or more of the outstanding shares of any class of capital stock of Company, or (D) the acquisition of a significant portion of the assets of Company or any of its subsidiaries, other than, in each case, the transactions contemplated by this Agreement.

     (g) For purposes of Section 7.3(b) above, (A) "consummation" of a Takeover Proposal shall occur on the date a definitive written agreement is entered into with respect to a merger or other business combination involving Company or the acquisition of 15% or more of the outstanding shares of any class of capital stock of Company, or sale or transfer of any material assets (excluding the sale or disposition of assets in the ordinary course of business) of Company or any of its subsidiaries and (B) "consummation" of a Trigger Event shall occur on the date any Person (other than any shareholder which currently owns 15% or more of the outstanding shares of capital stock of Company, provided that such shareholder does not increase its ownership) or any of its affiliates or associates would beneficially own securities representing 15% or more of the voting power of Company, following a tender or exchange offer.

   7.4 Amendment. The boards of directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

   7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained

                                     A1-37
herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

   8.1 Non-Survival at Effective Time. The representations, warranties, covenants and agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article I, Sections 5.4, 5.9, 5.10, 5.14, 5.17, 5.20, 7.3, 7.4, and this Article VIII shall survive the Effective Time.

   8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

     (a) if to Parent or Merger Sub, to:

       Credence Systems Corporation
       215 Fourier Avenue
       Fremont, California 94539
       Attention: General Counsel
       Facsimile No.: (510) 623-4860
       Telephone No.: (510) 623-2591

       with a copy to:

       Brobeck, Phleger & Harrison LLP
       Two Embarcadero Place
       2200 Geng Road Palo Alto, California 94303
       Attention: Warren Lazarow, Esq.
                 Kerry T. Smith, Esq.
       Facsimile No.: (650) 424-0160
       Telephone No.: (212) 496-2885

     (b) if to Company, to:

       Integrated Measurement Systems, Inc.
       9525 S.W. Gemini Drive
       Beaverton, Oregon 97008
       Attention: Chief Financial Officer
       Facsimile No: (503) 644-6969
       Telephone No.: (503) 626-7117

       with a copy to:

       Ater Wynne LLP
       222 S.W. Columbia Street, Suite 1800,
       Portland, Oregon 97201
       Attention: Gregory Struxness, Esq.
                 William Campbell, Esq.
       Facsimile No: (503) 226-0079
       Telephone No.: (503) 226-1191

                                     A1-38

   8.3 Interpretation. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

   8.5 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Company Disclosure Schedule and the Parent Disclosure Schedule
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) shall not be assigned by operation of law or otherwise except as otherwise specifically provided; and (c) are not intended to, and shall not be construed as, conferring upon any person other than the parties hereto any rights or remedies.

   8.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

   8.7 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

   8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the laws that might otherwise govern under applicable principles of conflicts of law (except for matters required to be governed by, and construed in accordance with, the corporate law of Delaware or Oregon (as applicable)).

   8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                           [Signature page follows.]

                                     A1-39

   IN WITNESS WHEREOF, Company, Parent and Merger Sub have caused this Agreement and Plan of Merger and Reorganization to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                          CREDENCE SYSTEMS CORPORATION

                                                   /s/ Graham J. Siddall
                                          By___________________________________
                                                     Graham J. Siddall
                                                      President & CEO

                                          INTEGRATED MEASUREMENT SYSTEMS, INC.

                                                    /s/ Keith L. Barnes
                                          By___________________________________
                                                      Keith L. Barnes
                                                      Chairman & CEO

                                          IGUANA ACQUISITION CORPORATION

                                                   /s/ Graham J. Siddall
                                          By___________________________________
                                                     Graham J. Siddall
                                                      President & CEO

                        SIGNATURE PAGE TO AGREEMENT AND
                       PLAN OF MERGER AND REORGANIZATION

                                     A1-40

                                    FORM OF
                                   EXHIBIT A

                             SHAREHOLDER AGREEMENT

   THIS SHAREHOLDER AGREEMENT (this "Agreement") is entered into as of May 16, 2001, by and among Credence Systems Corporation, a Delaware corporation ("Parent"), Iguana Acquisition Corporation, an Oregon corporation and wholly owned subsidiary of Parent ("Merger Sub"), and the undersigned shareholder ("Shareholder") of Integrated Measurement Systems, Inc., a Oregon corporation ("Company").

                                   RECITALS:

   WHEREAS, Parent has agreed to acquire the outstanding securities of Company pursuant to a statutory merger of Merger Sub with and into Company (the "Merger") effected in part through the conversion of each outstanding share of capital stock of Company (the "Company Capital Stock"), into shares of common stock of Parent (the "Parent Shares") at the rate set forth in the Agreement and Plan of Merger and Reorganization dated as of May 16, 2001 by and among Parent, Merger Sub and Company (such agreement as it may be amended or restated is hereinafter referred to as the "Reorganization Agreement") (the "Transaction");

   WHEREAS, Shareholder is the registered and beneficial owner of such number of shares of the outstanding Company Capital Stock as is indicated on the signature page of this Agreement (the "Shares"); and

   WHEREAS, in order to induce Parent to enter into the Transaction, certain shareholders of Company have agreed not to transfer or otherwise dispose of any of the Shares, or any other shares of Company Capital Stock acquired by such shareholder hereafter and prior to the Expiration Date (as defined in Section
1.1 below), and have agreed to vote the Shares and any other such shares of Company Capital Stock so as to facilitate consummation of the Transaction.

   NOW, THEREFORE, in consideration of the promises and mutual agreements, provisions and covenants set forth in the Reorganization Agreement, the parties hereto agree as follows:

   1. Share Ownership and Agreement to Retain Shares.

   1.1 Transfer and Encumbrance.

     (a) Shareholder represents, warrants and, in subclause (v) below, covenants to Parent that (i) Shareholder is the beneficial owner of that number of Shares of Company Capital Stock set forth on the signature page hereto; (ii) except as otherwise set forth on the signature page hereto, Shareholder has held such Company Capital Stock at all times since the date set forth on such signature page; (iii) the Shares constitute the Shareholder's entire equity interest in the outstanding Company Capital Stock; (iv) no other person or entity not a signatory to this Agreement has a beneficial interest in or a right to acquire the Shares or any portion of the Shares; and (v) the Shares are and will be at all times up until the Expiration Date free and clear of any liens, claims, rights of first refusal, options, charges or other encumbrances. For the avoidance of doubt, nothing in this Agreement shall deem shares of outstanding Company Capital Stock or options to acquire Company Capital Stock held by an officer, director or employee of Shareholder to be beneficially owned by Shareholder.

     (b) Shareholder agrees not to transfer (except as may be specifically required by court order or applicable law), sell, exchange, pledge or otherwise dispose of or encumber the Shares or any New Shares (as defined in Section 1.2 below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (A) the Effective Time (as defined in the Reorganization Agreement) of the Transaction, and (B) the termination of the Reorganization Agreement pursuant to its terms.

                                     A1-41

   1.2 New Shares. Shareholder agrees that any shares of Company Capital Stock that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

   2. Agreement to Vote Shares. Prior to the Expiration Date, at every meeting of the shareholders of Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written resolution of the shareholders of Company with respect to any of the following, Shareholder shall vote the Shares and any New Shares in favor of approval of the Transaction and any matter or actions required to facilitate the Transaction.

   3. Irrevocable Proxy. Shareholder is hereby delivering to Parent a duly executed proxy in the form attached hereto as Exhibit A (the "Proxy") with respect to each meeting of shareholders of Company, such Proxy to cover the total number of Shares and New Shares in respect of which Shareholder is entitled to vote at any such meeting. Upon the execution of this Agreement by the Shareholder, the Shareholder hereby revokes any and all prior proxies given by the Shareholder with respect to the Shares and agrees not to grant any subsequent proxies with respect to the Shares or any New Shares until after the Expiration Date.

   4. Representations, Warranties and Covenants of Shareholder. Shareholder hereby represents, warrants and/or covenants to Parent as follows:

     (a) Until the Expiration Date, the Shareholder will not (and will use such Shareholder's commercially reasonable efforts to cause the Company, its affiliates, officers, directors and employees and any investment banker, attorney, accountant or other agent retained by such Shareholder, not to): (i) initiate or solicit, directly or indirectly, any proposal, plan of offer to acquire all or any substantial part of the business or properties or Company Capital Stock, whether by merger, purchase of assets, tender offer or otherwise, or to liquidate Company or otherwise distribute to the Shareholders of Company all or any substantial part of the business, properties or Company Capital Stock (each, an "Acquisition Proposal"); (ii) initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting any Acquisition Proposal; (iii) furnish information concerning Company's business, properties or assets to any corporation, partnership, limited liability company, limited partnership, person or other entity or group (other than Parent or Merger Sub, or any associate, agent or representative of Parent or Merger Sub), under any circumstances that would reasonably be expected to relate to an actual or potential Acquisition Proposal; or (iv) negotiate or enter into discussions or an agreement, directly or indirectly, with any entity or group with respect of any potential Acquisition Proposal provided that, in the case of clauses (iii) and (iv), the foregoing shall not prevent Shareholder, in Shareholder's capacity as a director or officer (as the case may be) of Company, from taking any actions permitted under Section
  4.3 of the Reorganization Agreement. In the event the Shareholder shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, such Shareholder shall promptly inform Parent as to any such matter and the details thereof to the extent possible without breaching any other agreement to which such Shareholder is a party or violating its fiduciary duties.

     (b) Shareholder is competent to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Shareholder and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms except that (i) the enforceability thereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect affecting creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

     (c) The execution and delivery of this Agreement by Shareholder does not, and the performance of this Agreement by Shareholder shall not, result in any breach of or constitute a default (or an event that

                                     A1-42
  with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance, on any of the Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, commitment, lease, license, permit, franchise or other instrument or obligation to which Shareholder is a party or by which Shareholder or the Shares or New Shares are or will be bound or affected.

   5. Additional Documents. Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

   6. [Reserved].

   7. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

   8. Confidentiality. Shareholder agrees (i) to hold any information regarding this Agreement and the Transaction in strict confidence, and (ii) not to divulge any such information to any third person not subject to confidentiality obligations, until such time as the Transaction has been publicly disclosed by Parent, except as may otherwise be required by law.

   9. Miscellaneous.

   9.1 Severability. If any term, provision, covenant or restriction of this Agreement or the Proxy is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

   9.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties hereto without the prior written consent of the other. This Agreement is binding upon Shareholder in Shareholder's capacity as a shareholder of Company (and not in Shareholder's capacity as a director or officer, as the case may be, of Company) and only with respect to the specific matters set forth herein.

   9.3 Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

   9.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent or Merger Sub upon any such violation, Parent and Merger Sub shall have the right to seek to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent or Merger Sub at law or in equity, in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.


                                     A1-43

   9.5 Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, as follows:

     (a) If to the Shareholder, at the address set forth below the Shareholder's signature at the end hereof.

     (b) if to Parent or Merger Sub, to:

       Credence Systems Corporation
       215 Fourier Avenue
       Fremont, California 94539
       Attention: General Counsel
       Telephone: (510) 657-7400
       Facsimile: (510) 623-2591

       with a copy to:

       Brobeck, Phleger & Harrison LLP
       Two Embarcadero Place
       2200 Geng Road
       Palo Alto, California 94303
       Attention: Warren T. Lazarow, Esq.
       Facsimile No.: (650) 496-2885
       Telephone No.: (650) 496-2887

     (c) if to Shareholder, to its address set forth on the signature page with a copy to:

    or to such other address as any party hereto may designate for itself by notice given as herein provided.

   9.6 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Oregon without regard to any applicable conflicts of laws rules.

   9.7 Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations and understandings among the parties hereto with respect to such subject matter.

   9.8 Counterpart. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

   9.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                           [Signature page follows.]

                                     A1-44

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Credence Systems Corporation

By: _______________________________         By: _______________________________
Name: _____________________________         Name: _____________________________
Title: ____________________________         Title: ____________________________
                                            Address:

Iguana Acquisition Corporation

By: _______________________________
Name: _____________________________
Title: ____________________________

Total Number of Shares of Company Capital Stock owned on the date hereof:

Common Stock:

                   [SIGNATURE PAGE TO SHAREHOLDER AGREEMENT]

                                     A1-45

                                                                       Exhibit A
                               IRREVOCABLE PROXY

                                TO VOTE STOCK OF
                      INTEGRATED MEASUREMENT SYSTEMS, INC.

   The undersigned shareholder of Integrated Measurement Systems, Inc., a Oregon corporation ("Company"), hereby irrevocably (to the full extent permitted by the Oregon Business Corporation Act) appoints the members of the Board of Directors of Credence Systems Corporation, a Delaware corporation ("Parent"), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned shareholder of Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

   This Irrevocable Proxy is irrevocable (to the extent provided in the Oregon Business Corporation Act), is coupled with an interest, including, but not limited to, that certain Shareholder Agreement dated as of even date herewith by and among Parent, Iguana Acquisition Corporation ("Merger Sub") and the undersigned, and is granted in consideration of Parent's entering into that certain Agreement and Plan of Merger and Reorganization by and among Company, Parent and Merger Sub (the "Reorganization Agreement"), which agreement provides for the merger of Merger Sub with and into Company (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement, and (ii) the date of termination of the Reorganization Agreement pursuant to its terms. This Irrevocable Proxy shall terminate on the Expiration Date.

   The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Oregon Business Corporation Act), at every annual, special or adjourned meeting of the shareholders of Company and in every written consent in lieu of such meeting as follows:

  [X]In favor of approval of the Merger and the Reorganization Agreement, in favor of any matter or actions required to facilitate the Merger and against any proposal for any recapitalization, merger, sale of assets or other business combination relating to the Company (other than the Merger).

   The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

   All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

   This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated: May , 2001

                                          By: _________________________________
                                          Name:
                                          Title:

                                          Shares beneficially owned:

                                     A1-46

                                    Form of
                                   EXHIBIT B

   PLAN OF MERGER adopted by Iguana Acquisition Corporation, a business corporation organized under the laws of the State of Oregon, by resolution of its Board of Directors on May 10, 2001 and by Integrated Measurement Systems, Inc., a business corporation organized under the laws of the State of Oregon, by resolution of its Board of Directors on May 15, 2001. The names of the corporations planning to merge are Iguana Acquisition Corporation, a business corporation organized under the laws of the State of Oregon, and Integrated Measurement Systems, Inc., a business corporation organized under the laws of the State of Oregon. The name of the surviving corporation into which Iguana Acquisition Corporation plans to merge is Integrated Measurement Systems, Inc.

   1. Iguana Acquisition Corporation and Integrated Measurement Systems, Inc., shall, pursuant to the provisions of the Oregon Business Corporation Act, be merged with and into a single corporation, to wit, Integrated Measurement Systems, Inc., which shall be the surviving corporation at the effective time and date of the merger (the "Effective Time") and which is sometimes hereinafter referred to as the "surviving corporation," and which shall continue to exist as said surviving corporation under its present name pursuant to provisions of the Oregon Business Corporation Act. The separate existence of Iguana Acquisition Corporation, which is sometimes hereinafter referred to as the "non-surviving corporation," shall cease at the Effective Time in accordance with the provisions of the Oregon Business Corporation Act.

   2. The Articles of Incorporation of the surviving corporation at the Effective Time shall be the Articles of Incorporation of said surviving corporation as amended to read as follows:

                                       I.

   The name of the corporation is Integrated Measurement Systems, Inc.

                                      II.

   The aggregate number of shares which the corporation shall have authority to issue is 1,000 shares of common stock. The shares of common stock have unlimited voting rights and are entitled to receive the net assets of the corporation. The par value of the common stock is $0.001 per share.

                                      III.

   The address of the initial registered office of the corporation is 601 S.W. Second Avenue, Suite 2050, Portland, Oregon 97204 and the name of the initial registered agent of the corporation at such address is CT Corporation System. The mailing address of the corporation for notices is c/o CT Corporation System, 601 S.W. Second Avenue, Suite 2050, Portland, Oregon 97204.

                                      IV.

   The corporation is authorized to purchase shares of common stock from present and former employees, consultants and directors pursuant to the arrangements approved by the Board of Directors when applying the provisions of the Oregon Business Corporation Act to determine the lawfulness of any such purchase.

                                       V.

   No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director; provided that this Article shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Oregon Business Corporation Act. No amendment to the Oregon Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission that occurs prior to the effective date of such amendment.

                                     A1-47

                                      VI.

   A. Indemnification. The corporation shall indemnify to the fullest extent not prohibited by law any Person who was or is a party or is threatened to be made a party to any Proceeding against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the Person in connection with such Proceeding. Notwithstanding the foregoing, the corporation shall not indemnify any Person from or on account of acts or omissions of such Person of a type for which liability could not be eliminated for a director under ORS 60.047(2)(d).

   B. Advancement of Expenses. Expenses incurred by a Person in defending a Proceeding shall in all cases be paid by the corporation in advance of the final disposition of such Proceeding at the written request of such Person, if the Person:

     1. furnishes the corporation a written affirmation of the Person's good faith belief that such Person has met the standard of conduct described in the Oregon Business Corporation Act or is entitled to be indemnified by the corporation under any other indemnification rights granted by the corporation to such Person; and

     2. furnishes the corporation a written undertaking to repay such advance to the extent it is ultimately determined by a court that such Person is not entitled to be indemnified by the corporation under this Article or under any other indemnification rights granted by the corporation to such Person. Such advances shall be made without regard to the Person's ability to repay such advances and without regard to the Person's ultimate entitlement to indemnification under this Article or otherwise.


   C. Definition of "Proceeding" and "Person". The term "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether brought in the right of the corporation or otherwise and whether of a civil, criminal, administrative, or investigative nature, in which an individual may be or may have been involved as a party or otherwise by reason of the fact that the individual is or was a director or officer of the corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or is or was serving at the request of the corporation as a director, officer, or fiduciary of an employee benefit plan of another corporation, partnership, joint venture, trust, or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or advancement of expenses can be provided under this Article. The term "Person" means any individual serving in a capacity described in this Paragraph.

   D. Non-Exclusivity and Continuity of Rights. This Article: (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, agreement, general or specific action of the board of directors, vote of shareholders or otherwise, both as to action in the official capacity of the Person indemnified and as to action in another capacity while holding office, (ii) shall continue as to a Person who has ceased to be a director or officer, (iii) shall inure to the benefit of the heirs, executors, and administrators of such Person, and (iv) shall extend to all claims for indemnification or advancement of expenses made after the adoption of this Article.

   E. Amendments. Any repeal of this Article shall only be prospective and no repeal or modification hereof shall adversely affect the rights under this
Article in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any Proceeding."

said Articles of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the Oregon Business Corporation Act.

   3. The Bylaws of the non-surviving corporation, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in the manner prescribed by the provisions of the Oregon Business Corporation Act.

                                     A1-48

   4. At the Effective Time, the directors of the surviving corporation shall be Graham J. Siddall and John R. Detwiler, the directors of the non-surviving corporation immediately prior to the Effective Time, and Keith L. Barnes, in each case until their successors are elected or appointed and qualified or until their earlier resignation or removal. The officers of the surviving corporation shall be Keith L. Barnes (President), Fred Hall (Vice President - Finance and Secretary) and John R. Detwiler (Vice President and Assistant Secretary) until their respective successors are duly elected or appointed and qualified or until their earlier resignation or removal

   5. At the Effective Time of the merger, each share of the issued and outstanding common stock of the non-surviving corporation shall be canceled without any consideration being issued or paid therefore. At the Effective Time of the Merger, each share of surviving corporation's common stock issued and outstanding immediately prior to the Effective Time of the merger will be converted automatically into the right to receive 0.9 shares of Credence Systems Corporation's, the parent of the non-surviving corporation, common stock.

   6. The Plan of Merger has been approved by the surviving corporation by vote of a number of shares which exceeded the vote required. The only class entitled to vote was Common Stock. The percentage vote required was more than 67% of the outstanding shares of Common Stock. The Plan of Merger has been approved by the non-surviving corporation by vote of a 100% of the shares entitled to vote.

   7. The non-surviving corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Oregon, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

   8. The Board of Directors and the proper officers of the surviving corporation and of the non-surviving corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file and/or record any and all instruments, papers and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

                            SIGNATURE PAGE TO FOLLOW

                                     A1-49

   IN WITNESS WHEREOF, this Plan of Merger has been executed as of the day and year first above written.

Integrated Measurement Systems, Inc.

                                          Iguana Acquisition Corporation

By: _________________________________

                                          By: _________________________________

Name: _______________________________

                                          Name: _______________________________

Title: ______________________________     Title: ______________________________

                                     A1-50

                                    Form of
                                   EXHIBIT C

                         COMPANY AFFILIATE'S AGREEMENT

May 16, 2001

Credence Systems Corporation
215 Fourier Avenue
Fremont, California 94539

Ladies and Gentlemen:

   The undersigned is a holder of shares of common stock (the "Company Common Stock") of Integrated Measurement Systems, Inc., an Oregon corporation (the "Company"). Pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization, dated as of May 16, 2001, among the Company, Credence Systems Corporation, a Delaware corporation (the "Parent"), and Iguana Acquisition Corporation, an Oregon corporation and a wholly owned subsidiary of Parent ("Merger Sub"), Merger Sub will be merged with and into the Company and the Company will become a wholly owned subsidiary of Parent (the "Merger"). In connection with the Merger, the undersigned, as a holder of Company Common Stock, will be entitled to receive shares of common stock of Parent (the "Securities") in exchange for the shares of Company Common Stock held by the undersigned at the effective time of the Merger.

   The undersigned acknowledges that the undersigned may be deemed an "affiliate" of Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), and/or as such term is used in and for purposes of Accounting Series Release Nos. 130 and 135, as amended, of the Securities and Exchange Commission (the "Commission"), although nothing contained herein shall be construed as an admission of such status.

   If in fact the undersigned were an affiliate of the Company under the Act, the undersigned's ability to sell, assign or transfer any Securities received by the undersigned in exchange for any shares of Company Common Stock pursuant to the Merger may be restricted unless such sale, assignment or transfer is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such Securities of Rules 144 and 145(d) promulgated under the Act.

   The undersigned hereby represents to and covenants with Parent that it will not sell, assign or transfer any Securities received by the undersigned in exchange for shares of Company Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) by a sale made in conformity with the volume and other limitations of Rule 145 (and otherwise in accordance with Rule 144 under the Act, if the undersigned is an affiliate of Parent and if so required at the time) or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to the Company or as described in a "no-action" or interpretive letter from the staff of the Commission reasonably satisfactory to Parent, is not required to be registered under the Act.

   The undersigned understands that Parent is under no obligation to register the sale, assignment, transfer or other disposition of the Securities by the undersigned or on behalf of the undersigned under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger.

   In the event of a sale of Securities pursuant to Rule 145, upon the request of Parent, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of customary seller's and broker's Rule 145 representation letters or as Parent may otherwise reasonably request. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Securities disposed of by the undersigned in a manner inconsistent with this letter.

                                     A1-51

   The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Securities received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed (i) by delivery of substitute certificates upon receipt of a letter from the Staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legends are no longer required for the purposes of the Act and the rules and regulations of the Commission promulgated thereunder, (ii) in the event of a sale of the Securities which has been registered under the Act or made in conformity with the provisions of Rule 145.

   Parent covenants that, for so long as and to the extent necessary to permit the undersigned to sell the shares of Parent Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144, Parent shall use all commercially reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and (ii) furnish to the undersigned upon request a written statement as to whether Parent has complied with such reporting requirements during the twelve (12) months preceding any proposed sale of the shares of Parent Common Stock by the undersigned under Rule 145.

   Parent represents that it has filed all reports required with the Commission under Section 13 of the 1934 Act during the preceding twelve (12) months.

   The undersigned further represents to and convenants with Parent that, in the event that the Merger may be accounted for as a pooling of interests, (i) the undersigned has not and will not, during the 30 days prior to the effective time of the Merger sell, transfer or otherwise dispose of, or reduce any risk relative to, any securities of the Company or Parent and (ii) the undersigned will not, after the effective time of the Merger, sell, transfer or otherwise dispose of, or reduce any risk relative to, the Securities, whether received by the undersigned in the Merger or otherwise, until after such time as financial results covering at least 30 days of post-Merger operations of Parent (including the combined operations of the Company and Parent) have been published by Parent in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such results of operations, except in the cases of clauses (i) and
(ii) of this paragraph to the extent permitted by, and in accordance with, SEC Accounting Series Release 135 and SEC Staff Accounting Bulletins 65 and 76 if and to the extent that such release and bulletins remain in full force and effect at the relevant time. Notwithstanding the foregoing, in the event that the Merger may not be eligible to be accounted for as a pooling of interests, the covenants of the undersigned in this paragraph shall cease and terminate.

   The undersigned further understand and agree that this letter agreement shall apply to all shares of Company Common Stock and Securities that it is deemed to beneficially own pursuant to applicable federal securities law.

   The undersigned acknowledges that it has carefully reviewed this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Securities.

                                          Sincerely,

                                          [AFFILIATE]

                                          _____________________________________
                                          Name:
                                          Title:

                                          Acknowledged and Agreed:

                                          CREDENCE SYSTEMS CORPORATION

                                          _____________________________________
                                          Name:
                                          Title:

                                     A1-52

                                                                     Appendix A2

                             AMENDMENT NO. 1 TO THE
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                               DATED MAY 16, 2001

   This Amendment No. 1 (the "Amendment") is made as of June 1, 2001 by and among Credence Systems Corporation, a Delaware Corporation ("Parent"), Iguana Acquisition Corporation, an Oregon corporation ("Merger Sub") and wholly owned subsidiary of Parent, and Integrated Measurement Systems, Inc., an Oregon corporation ("Company"). This Amendment amends the Agreement and Plan of Merger and Reorganization dated May 16, 2001, among Parent, Merger Sub and the Company (the "Merger Agreement"). Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Merger Agreement.

   WHEREAS, Parent, Merger Sub and the Company have entered into the Merger Agreement and Parent, Merger Sub and the Company mutually desire to amend the Merger Agreement in accordance with Section 7.4 thereof;

   NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

     1. Section 1.6(c) is deleted in its entirety and the following is substituted in lieu thereof:

       "(c) Company Stock Option Plans and Company ESPP. At the Effective Time, Company's 1995 Stock Incentive Plan, 1995 Stock Option Plan for Non-Employee Directors and 2000 Nonqualified Stock Option Plan (collectively the "Company Stock Option Plans"), the Company ESPP (as defined below) and all options to purchase Company Common Stock then outstanding under the Company Stock Option Plans and all obligations of Company under the Company ESPP shall be assumed by Parent in accordance with Section 5.9."

     2. The 11th and 12th sentences of Section 2.2 which state "The current "Offering Period" (as defined in the Company ESPP) commenced under the Company ESPP on February 1, 2000 and will end on the date provided for in
  Section 5.9(c), and except for the purchase rights granted on such commencement date to participants in the current Offering Period, there are no other purchase rights or options outstanding under the Company ESPP. The terms of the Company ESPP permit the Company to shorten and terminate Offering Periods without the consent or approval of participants in the ESPP, shareholders, or otherwise." are deleted in their entirety and the following is substituted in lieu thereof:

       "The current "Offering Period" (as defined in the Company ESPP) commenced under the Company ESPP on February 1, 2000 and will end on January 31, 2002, and except for the purchase rights granted on such commencement date to participants in the current Offering Period, there are no other purchase rights or options outstanding under the Company ESPP."

     3. Section 2.14(j) is hereby deleted in its entirety.

     4. Section 5.9(c) is hereby deleted in its entirety and the following is substituted in lieu thereof:

       "(c) Outstanding options under the Company ESPP shall be assumed by the Parent and shall be exercised on January 31, 2002, for Parent Common Stock. For purposes of such exercise, the per share Purchase Price for a Participant, as such terms are defined in the Company ESPP, is an amount equal to 85% of (i) the fair market value of a share of Company Common Stock on the Participant's Enrollment Date, divided by the Exchange Ratio and rounded up to the nearest whole cent, or (ii) the fair market value of a share of Parent Common Stock on January 31, 2002, whichever is lower. The number of whole shares purchased by each Participant will be based on the total amount of payroll deductions accumulated for each Participant and retained in each Participant's account divided by the Participant's Purchase Price, as adjusted above. The Company ESPP shall terminate on January 31, 2002, immediately following the purchase. Company employees who meet the eligibility requirements for participation in the Parent Employee Stock Purchase Plan shall be eligible to begin

                                      A2-1
    participation in the Parent Employee Stock Purchase Plan as of the first Semi-Annual Entry Date, as such term is defined in the Parent Employee Stock Purchase Plan, after January 31, 2002."

     5. Section 5.10 is hereby deleted in its entirety and the following is substituted in lieu thereof:

       "5.10 Form S-8. Parent agrees to file, no later than 30 business days after the Closing (provided, that, Parent has received within 10 business days after the Closing all option documentation it requires relating to the outstanding options), a registration statement on Form S-8 under the Securities Act covering the shares of Parent Common Stock issuable pursuant to outstanding options and outstanding purchase rights granted to individuals, for which a Form S-8 registration statement is available hereto, under the Company Stock Option Plans and Company ESPP assumed by Parent pursuant to this Agreement. Company shall cooperate and assist Parent with the preparation of such registration statement."

     6. Each of the parties hereto shall execute such documents and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

     7. Except as amended by this Amendment, all of the terms and conditions of the Merger Agreement remain in full force and effect in all respects and, except to the extent the context of the Merger Agreement otherwise requires, each reference in the Merger Agreement to the Agreement shall be deemed to refer to the Merger Agreement as amended hereby.

     8. This Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws (except for matters required to be governed by, and construed in accordance with, the corporate law of Delaware or Oregon (as applicable)).

     9. This Amendment may be signed in original or by fax in counterparts, each of which will be deemed to be an original, and the counterparts together will constitute one complete document.

                           [signature page follows.]

                                      A2-2

   IN WITNESS WHEREOF, Company, Parent and Merger Sub have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                          Credence Systems Corporation

                                              /s/ John R. Detwiler
                                          By: _________________________________
                                          Name: John R. Detwiler
                                          Title: Senior V.P. & CFO

                                          Integrated Measurement Systems, Inc.

                                              /s/ Keith L. Barnes
                                          By: _________________________________
                                          Name: Keith L. Barnes
                                          Title: Chairman & CEO

                                          Iguana Acquisition Corporation

                                              /s/ John R. Detwiler
                                          By: _________________________________
                                          Name: John R. Detwiler
                                          Title: CFO

                          SIGNATURE PAGE TO AMENDMENT
               TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                      A2-3

                                                                      Appendix B

                                                                  EXECUTION COPY

                   AMENDED AND RESTATED SHAREHOLDER AGREEMENT

   THIS AMENDED AND RESTATED SHAREHOLDER AGREEMENT (this "Agreement") is effective as of May 16, 2001 and is entered into on June 4, 2001, by and among Credence Systems Corporation, a Delaware corporation ("Parent"), Iguana Acquisition Corporation, an Oregon corporation and wholly owned subsidiary of Parent ("Merger Sub"), and the undersigned shareholder ("Shareholder") of Integrated Measurement Systems, Inc., a Oregon corporation ("Company").

                                   RECITALS:

   WHEREAS, Parent has agreed to acquire the outstanding securities of Company pursuant to a statutory merger of Merger Sub with and into Company (the "Merger") effected in part through the conversion of each outstanding share of capital stock of Company (the "Company Capital Stock"), into shares of common stock of Parent (the "Parent Shares") at the rate set forth in the Agreement and Plan of Merger and Reorganization dated as of May 16, 2001 by and among Parent, Merger Sub and Company (such agreement as it may be amended or restated is hereinafter referred to as the "Reorganization Agreement") (the "Transaction");

   WHEREAS, Shareholder is the registered and beneficial owner of such number of shares of the outstanding Company Capital Stock as is indicated on the signature page of this Agreement (the "Shares");

   WHEREAS, in order to induce Parent to enter into the Transaction, certain shareholders of Company have agreed to vote the Shares and any other such shares of Company Capital Stock so as to facilitate consummation of the Transaction;

   WHEREAS, concurrent with the execution of the Reorganization Agreement, Parent, Merger Sub and Shareholder entered into the Shareholder Agreement, dated as of May 16, 2001 (the "Prior Agreement"); and

   WHEREAS, Parent, Merger Sub and Shareholder desire to amend and restate the Prior Agreement and have agreed that (a) the Prior Agreement be of no further force and effect and (b) this Agreement supercedes and replaces the Prior Agreement in its entirety.

   NOW, THEREFORE, in consideration of the promises and mutual agreements, provisions and covenants set forth in the Reorganization Agreement, the parties hereto agree as follows:

   1. Share Ownership and Agreement to Retain Shares.

     1.1 Encumbrance. Shareholder represents, warrants and, in subclause (v) below, covenants to Parent that (i) Shareholder is the beneficial owner of that number of Shares of Company Capital Stock set forth on the signature page hereto; (ii) except as otherwise set forth on the signature page hereto, Shareholder has held such Company Capital Stock at all times since the date set forth on such signature page; (iii) the Shares constitute the Shareholder's entire equity interest in the outstanding Company Capital Stock; (iv) no other person or entity not a signatory to this Agreement has a beneficial interest in or a right to acquire the Shares or any portion of the Shares; and (v) the Shares are and will be at all times up until the Expiration Date free and clear of any liens, claims, rights of first refusal, options, charges or other encumbrances. For the avoidance of doubt, nothing in this Agreement shall deem shares of outstanding Company Capital Stock or options to acquire Company Capital Stock held by an officer, director or employee of Shareholder to be beneficially owned by Shareholder. As used herein, the term "Expiration Date" shall mean the earlier to occur of (A) the Effective Time (as defined in the Reorganization Agreement) of the Transaction, and (B) the termination of the Reorganization Agreement pursuant to its terms.

     1.2 New Shares. Shareholder agrees that any shares of Company Capital Stock that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

   2. Agreement to Vote Shares. Prior to the Expiration Date, at every meeting of the shareholders of Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written resolution of the shareholders of Company with respect to any of the following, Shareholder shall vote the Shares and any New Shares in favor of approval of the Transaction and any matter or actions required to facilitate the Transaction.

   3. Irrevocable Proxy. Shareholder is hereby delivering to Parent a duly executed proxy in the form attached hereto as Exhibit A (the "Proxy") with respect to each meeting of shareholders of Company, such Proxy to cover the total number of Shares and New Shares in respect of which Shareholder is entitled to vote at any such meeting. Upon the execution of this Agreement by the Shareholder, the Shareholder hereby revokes any and all prior proxies given by the Shareholder with respect to the Shares and agrees not to grant any subsequent proxies with respect to the Shares or any New Shares until after the Expiration Date.

   4. Representations, Warranties and Covenants of Shareholder. Shareholder hereby represents, warrants and/or covenants to Parent as follows:

     (a) Until the Expiration Date, the Shareholder will not (and will use such Shareholder's commercially reasonable efforts to cause the Company, its affiliates, officers, directors and employees and any investment banker, attorney, accountant or other agent retained by such Shareholder, not to): (i) initiate or solicit, directly or indirectly, any proposal, plan of offer to acquire all or any substantial part of the business or properties or Company Capital Stock, whether by merger, purchase of assets, tender offer or otherwise, or to liquidate Company or otherwise distribute to the Shareholders of Company all or any substantial part of the business, properties or Company Capital Stock (each, an "Acquisition Proposal"); (ii) initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting any Acquisition Proposal; (iii) furnish information concerning Company's business, properties or assets to any corporation, partnership, limited liability company, limited partnership, person or other entity or group (other than Parent or Merger Sub, or any associate, agent or representative of Parent or Merger Sub), under any circumstances that would reasonably be expected to relate to an actual or potential Acquisition Proposal; or (iv) negotiate or enter into discussions or an agreement, directly or indirectly, with any entity or group with respect of any potential Acquisition Proposal provided that, in the case of clauses (iii) and (iv), the foregoing shall not prevent Shareholder, in Shareholder's capacity as a director or officer (as the case may be) of Company, from taking any actions permitted under Section
  4.3 of the Reorganization Agreement. In the event the Shareholder shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, such Shareholder shall promptly inform Parent as to any such matter and the details thereof to the extent possible without breaching any other agreement to which such Shareholder is a party or violating its fiduciary duties.

     (b) Shareholder is competent to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Shareholder and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms except that (i) the enforceability thereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect affecting creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

     (c) The execution and delivery of this Agreement by Shareholder does not, and the performance of this Agreement by Shareholder shall not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance, on any of the Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, commitment, lease, license, permit, franchise or other instrument or obligation to which Shareholder is a party or by which Shareholder or the Shares or New Shares are or will be bound or affected.

   5. Additional Documents. Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

   6. [Reserved].

   7. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

   8. Confidentiality. Shareholder agrees (i) to hold any information regarding this Agreement and the Transaction in strict confidence, and (ii) not to divulge any such information to any third person not subject to confidentiality obligations, until such time as the Transaction has been publicly disclosed by Parent, except as may otherwise be required by law.

   9. Miscellaneous.

     9.1 Severability. If any term, provision, covenant or restriction of this Agreement or the Proxy is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     9.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties hereto without the prior written consent of the other. This Agreement is binding upon Shareholder in Shareholder's capacity as a shareholder of Company (and not in Shareholder's capacity as a director or officer, as the case may be, of Company) and only with respect to the specific matters set forth herein.

     9.3 Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

     9.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent or Merger Sub upon any such violation, Parent and Merger Sub shall have the right to seek to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent or Merger Sub at law or in equity, in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

     9.5 Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, postage prepaid, as follows:

       (a) If to the Shareholder, at the address set forth below the Shareholder's signature at the end hereof.

       (b) if to Parent or Merger Sub, to:

         Credence Systems Corporation
         215 Fourier Avenue
         Fremont, California 94539
         Attention: General Counsel
         Telephone: (510) 657-7400
         Facsimile: (510) 623-2591

         with a copy to:

         Brobeck, Phleger & Harrison LLP
         Two Embarcadero Place
         2200 Geng Road
         Palo Alto, California 94303
         Attention: Warren T. Lazarow, Esq.
         Facsimile No.: (650) 496-2885
         Telephone No.: (650) 496-2887

       (c) if to Shareholder, to its address set forth on the signature page with a copy to:

         Gibson, Dunn & Crutcher LLP
         One Montgomery Street
         Telesis Tower
         San Francisco, California 94104
         Attention: Gregory J. Conklin, Esq.
         Facsimile No.: (415) 986-5309
         Telephone No.: (415) 393-8263

or to such other address as any party hereto may designate for itself by notice given as herein provided.

     9.6 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Oregon without regard to any applicable conflicts of laws rules.

     9.7 Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations and understandings among the parties hereto with respect to such subject matter.

     9.8 Counterpart. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     9.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

     9.10 Amendment and Restatement of Prior Agreement. Parent, Merger Sub and Shareholder hereby agree that the Prior Agreement is hereby amended and restated by this Agreement, which supercedes and replaces the Prior Agreement in its entirety.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Credence Systems Corporation              Cadence Design Systems, Inc.


        /s/ John R. Detwiler                    /s/ R.L. Smith McKeithen
By: ____________________________________  By: _________________________________


           John R. Detwiler                        R.L. Smith McKeithen
Name: __________________________________  Name: _______________________________
           Senior V.P. & CFO                   Sr. Vice President & General
Title: _________________________________                  Counsel
                                          Title: ______________________________
                                          Address: 2655 Seely Avenue, Building
                                           5
                                                  San Jose, California 95134
                                                  Attention: General Counsel
                                                  Facsimile No.: (408) 944-
                                                   6855
                                                  Telephone No.: (408) 944-
                                                   7748

Iguana Acquisition Corporation

         /s/ John R. Detwiler
By: ____________________________________

           John R. Detwiler
Name: __________________________________
                  CFO
Title: _________________________________

Total Number of Shares of Company Capital Stock owned on the date hereof:

Common Stock: 2,559,000



                    [SIGNATURE PAGE TO AMENDED AND RESTATED
                             SHAREHOLDER AGREEMENT]

                                                                       Exhibit A

                               IRREVOCABLE PROXY

                                TO VOTE STOCK OF

                      INTEGRATED MEASUREMENT SYSTEMS, INC.

   The undersigned shareholder of Integrated Measurement Systems, Inc., a Oregon corporation ("Company"), hereby irrevocably (to the full extent permitted by the Oregon Business Corporation Act) appoints the members of the Board of Directors of Credence Systems Corporation, a Delaware corporation ("Parent"), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned shareholder of Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

   This Irrevocable Proxy is irrevocable (to the extent provided in the Oregon Business Corporation Act), is coupled with an interest, including, but not limited to, that certain Amended and Restated Shareholder Agreement effective as of May 16, 2001 and dated May 30, 2001, by and among Parent, Iguana Acquisition Corporation ("Merger Sub") and the undersigned, and is granted in consideration of Parent's entering into that certain Agreement and Plan of Merger and Reorganization by and among Company, Parent and Merger Sub (the "Reorganization Agreement"), which agreement provides for the merger of Merger Sub with and into Company (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement, and (ii) the date of termination of the Reorganization Agreement pursuant to its terms. This Irrevocable Proxy shall terminate on the Expiration Date.

   The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Oregon Business Corporation Act), at every annual, special or adjourned meeting of the shareholders of Company and in every written consent in lieu of such meeting as follows:

  [X]In favor of approval of the Merger and the Reorganization Agreement, in favor of any matter or actions required to facilitate the Merger and against any proposal for any recapitalization, merger, sale of assets or other business combination relating to the Company (other than the Merger).

   The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

   All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

   This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated: May 16, 2001
                                          Cadence Design Systems, Inc.

                                                 /s/ R.L. Smith McKeithen
                                          By: _________________________________

                                          Name: R.L. Smith McKeithen
                                          Title: Sr. Vice President & General
                                           Counsel

                                          Shares beneficially owned:
                                          2,559,000 shares of Company Common
                                           Stock

                                                                      Appendix C

                                                                    May 15, 2001

Board of Directors
Integrated Measurement Systems, Inc.
9525 S.W. Gemini Drive
Beaverton, OR 97008

Ladies and Gentlemen:

   You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Integrated Measurement Systems, Inc. ("IMS" or the "Company") of the Exchange Ratio (as defined below) pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization, to be dated as of May 16, 2001 (the "Agreement"), by and among the Company, Credence Systems Corp. ("Credence" or the "Acquirer") and Iguana Acquisition Corp., a wholly owned subsidiary of Acquirer ("Merger Sub").

   As more specifically set forth in the Agreement, and subject to the terms, conditions and adjustments set forth in the Agreement, the Agreement provides for the acquisition of IMS through the statutory merger of Merger Sub with and into IMS (the "Transaction"), with IMS continuing as the surviving entity and as a wholly-owned subsidiary of Credence. Pursuant to the Transaction, each outstanding share of IMS common stock, $0.01 par value per share, shall be converted into the right to receive 0.9 of a share (the "Exchange Ratio") of Credence common stock, $0.001 par value per share.

   SG Cowen Securities Corporation ("SG Cowen"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we and our affiliates actively trade the securities of the Company and Acquirer for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

   We are acting as exclusive financial advisor to the Board of Directors of the Company in connection with the Transaction and will receive a fee from the Company for our services pursuant to the terms of our engagement letter with the Company, dated as of March 6, 2001, a significant portion of which is contingent upon the consummation of the Transaction. We will also receive a fee for providing this Opinion. SG Cowen and its affiliates in the ordinary course of business have from time to time provided, and in the future may continue to provide, commercial and investment banking services to IMS and Credence and have received fees for the rendering of such services. SG Cowen has acted as co-manager underwriter for Credence on its initial public offering in 1993 and subsequent follow-on offerings in 1994, 1995 and 2000.

   In connection with our opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things:

  . a draft of the Agreement dated May 14, 2001;

  . certain publicly available information for the Company, including its annual report filed on Form 10-K for the year ended December 31, 2000, its Press Release dated April 18, 2001, its Proxy Statement dated April 18, 2001, and certain other relevant financial and operating data furnished to SG Cowen by the Company management;

  . certain publicly available information for Acquirer, including its annual report filed on Form 10-K for the year ended October 31, 2000, its quarterly report filed on Form 10-Q for the quarter ended January 31, 2001, its Proxy Statement dated February 20, 2001 and certain other relevant financial and operating data furnished to SG Cowen by Acquirer management;

  . certain internal financial analyses, financial forecasts, reports and other information concerning the Company, prepared by the management of the Company;

  . First Call estimates ("First Call Estimates") and financial projections in Wall Street analyst reports ("Wall Street Projections") for each of the Company and Acquirer;

  . discussions we have had with certain members of the management of each of the Company and Acquirer concerning the historical and current business operations, financial conditions and prospects of the Company and Acquirer, and such other matters we deemed relevant;

  . certain operating results and the reported price and trading histories of the shares of the common stock of the Company as compared to operating results and the reported price and trading histories of certain publicly traded companies we deemed relevant;

  . certain financial terms of the Transaction as compared to the financial terms of certain selected business combinations we deemed relevant;

  . based on the forecasts provided by the Company and certain Wall Street
    Projections, the cash flows generated by the Company on a stand-alone basis to determine the present value of the discounted cash flows;

  . certain pro forma financial effects excluding goodwill of the Transaction on an accretion/dilution basis; and

  . such other information, financial studies, analyses and investigations and such other factors that we deemed relevant for the purposes of this opinion.

   In conducting our review and arriving at our opinion, we have, with your consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us by the Company and Acquirer, respectively, or which is publicly available. We have not undertaken any responsibility for the accuracy, completeness or reasonableness of, or independently to verify, such information. In addition, we have not conducted nor assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or the Acquirer. We have further relied upon the assurance of management of the Company that they are unaware of any facts that would make the information provided to us incomplete or misleading in any respect. We have, with your consent, assumed that the financial forecasts which we examined were reasonably prepared by the management of the Company on bases reflecting the best currently available estimates and good faith judgments of such management as to the future performance of the Company, and such projections, and the First Call Estimates and Wall Street Projections utilized in our analysis, provide a reasonable basis for our opinion.

   We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities of the Company or Acquirer, nor have we been furnished with such materials. We did not consider the effect, if any, of any legal matters in our opinion, and express no opinion with respect to any legal matter. Our services to the Company in connection with the Transaction have been comprised solely of rendering an opinion from a financial point of view with respect to the Exchange Ratio. Our opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. We were directed by management of the Company and Acquirer to utilize certain Wall Street Projections in conducting our analysis. We have not considered or been asked to consider the financial effects, if any, of any announcements that the Company and Acquirer may make after we deliver this opinion with respect to their past quarterly results or future performance. It should be understood that although subsequent developments may affect our opinion, we do not have any obligation to update, revise or reaffirm our opinion and we expressly disclaim any responsibility to do so.

   For purposes of rendering our opinion we have assumed in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof. We have assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Transaction. You have informed us, and we have assumed, that the Transaction will be recorded as a pooling-of-interests under generally accepted accounting principles. You have informed us, and we have assumed, that the Transaction will be treated as a tax-free reorganization.

   It is understood that this letter is intended for the benefit and use of the Board of Directors of the Company in its consideration of the Transaction and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. This letter does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Transaction or to take any other action in connection with the Transaction or otherwise. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to effect the Transaction. Furthermore, we express no view as to the price or trading range for shares of the common stock of the Acquirer following the consummation of the Transaction.

   Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the shareholders of the Company.

                                          Very truly yours,

                                          /s/ SG Cowen Securities Corporation

                                          SG COWEN SECURITIES CORPORATION

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. We have adopted provisions in our Amended and Restated Certificate of Incorporation that limit the liability of our directors in certain instances. As permitted by the Delaware General Corporation Law, directors will not be liable to us for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. See Item 22 of this Registration Statement regarding the opinion of the Securities and Exchange Commission as to indemnification of liabilities arising under the Securities Act. Such limitation does not affect liability for any breach of a director's duty to us or our stockholders (i) with respect to approval by the director of any transaction from which he derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that he believes to be contrary to our best interests or the best interest of our stockholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of his duty to us or our stockholders, or that show a reckless disregard for his duty to us or our stockholders in circumstances in which he was, or should have been, aware, in the ordinary course of performing his duties, of a risk of serious injury to us or our stockholders, or (iii) based on transactions between us and our directors or another corporation with interrelated directors or on improper distributions, loans, or guarantees under applicable sections of the Delaware General Corporation Law. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission, although in certain circumstances equitable relief may not be available as a practical matter. The limitation may relieve the directors of monetary liability to us for grossly negligent conduct, including conduct in situations involving attempted takeovers. No claim or litigation is currently pending against our directors that would be affected by the limitation of liability.

   Our Amended and Restated Certificate of Incorporation and Bylaws provide that we shall indemnify our directors and may indemnify our officers to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law. We have entered into separate indemnification agreements with our directors and officers, which may require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. To the extent we may be required to make substantial payments under the indemnification agreements that are not covered by insurance, our available cash and stockholder's equity would be adversely affected.

Item 21. Exhibits and Financial Statement Schedules.

 Exhibit
 Number                         Description of Document
 -------                        -----------------------

 2.1(1)  Agreement and Plan of Merger dated October 5, 1993 between Credence
         Systems Corporation, a California corporation, and Credence Systems
         Corporation, a Delaware Corporation (the "Company").

 2.2(1)  Asset Purchase Agreement dated December 31, 1990 between Tektronix,
         Inc. and the Company, including Amendment No. 1 to the Asset Purchase
         Agreement dated December 31, 1990.

 2.3(1)  Technology Agreement between Tektronix, Inc. and the Company dated
         December 31, 1990.

 2.4(1)  Letter Agreement between Tektronix, Inc. and the Company dated
         September 30, 1992.

 2.5(1)  Amendment Agreement dated as of August 12, 1993 between Tektronix,
         Inc. and the Company.

 2.6(1)  1990 Plan of Purchase Price Adjustment Recapitalization.

 2.7(1)  Letter Agreement between Tektronix, Inc. and the Company dated August
         11, 1993.

 Exhibit
 Number                          Description of Document
 -------                         -----------------------

 2.8(8) Agreement and Plan of Reorganization dated as of February 6, 1994 among the Registrant, Semiconductor Test Solutions, Inc., EPRO and the shareholders of EPRO listed therein.

 2.9(10)  Asset Purchase Agreement, dated as of May 19, 1997, among Credence
          Systems Corporation, Test Systems Strategies, Inc., a Delaware corporation and wholly-owned subsidiary of Credence Systems
          Corporation, and Test Systems Strategies, Inc. an Oregon Corporation and wholly-owned subsidiary of Summit Design, Inc.

 2.10(20) Asset Purchase Agreement, dated as of August 20, 1997, among Zycad
          Corporation, a Delaware Corporation, its wholly owned subsidiary, Attest Software and Test Systems Strategies, Inc., a Delaware
          Corporation and wholly owned subsidiary of the Company.

 2.11(18) Asset Purchase Agreement, dated as of June 1, 1998, between Credence
          Systems Corporation, a Delaware corporation and Yervant David
          Lepejian and Lawrence Kraus, as authorized representatives of all of the shareholders of Heuristics Physics Laboratories, Inc., a California corporation.

 2.12(24) Agreement and Plan of Merger dated as of February 16, 1999, between
          Fluence Technology, Inc., a Delaware corporation and wholly-owned subsidiary of Credence Systems Corporation, and Opmaxx, Inc., a
          Delaware corporation .

 2.13(24) Amendment No. 1 to the Agreement and Plan of Merger dated as of August 31, 1999, to the Agreement and Plan of Merger dated as of February 16, 1999, between Fluence Technology, Inc., a Delaware corporation and wholly-owned subsidiary of Credence Systems
          Corporation and Opmaxx, Inc., a Delaware Corporation.

 2.14(27) Agreement and Plan of Reorganization dated as of March 27, 2000, among the Company, TMT and Champagne Acquisition Corporation.

 2.15(31) Agreement and Plan of Merger and Reorganization, dated May 16, 2001, by and among Credence Systems Corporation, Iguana Acquisition
          Corporation and Integrated Measurement Systems, Inc.

 2.16(32) Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated June 1, 2001, by and among Credence Systems Corporation, Iguana
          Acquisition Corporation and Integrated Measurement Systems, Inc.

 3.1(26)  Amended and Restated Certificate of Incorporation.

 3.2(1)   Bylaws of the Company.

 4.1(1)   Investor Rights Agreement dated October 15, 1989 by and among the
          Company and the investors listed therein, including Amendment
          Agreement to the Investor Rights Agreement dated June 15, 1990,
          Second Amendment Agreement to the Investor Rights Agreement dated
          September 30, 1992 and the Third Amendment Agreement to Investor
          Rights Agreement dated August 8, 1993.

 4.2(3)   Fourth Amendment Agreement to the Investor Rights Agreement dated
          March 10, 1994.

 4.3(16) Form of Rights Agreement, dated as of June 2, 1998, by and between the Company and BankBoston, N.A., as Rights Agent.

 4.4(16)  Form of Certificate of Designation for the Series A Junior
          Participating Preferred Stock of the Company.

 4.5(16)  Form of Rights Certificate.

 Exhibit
 Number                           Description of Document
 -------                          -----------------------

  4.6(7)   Fifth Amendment Agreement to the Investor Rights Agreement dated May
           26, 1995.

  4.7* Registration Rights Agreement, dated May 16, 2001, by and between the Registrant and Cadence Design Systems, Inc.

  5.1      Opinion of Brobeck, Phleger & Harrison LLP.

  8.1      Tax Opinion of Brobeck, Phleger & Harrison LLP.

  8.2      Tax Opinion of Ater Wynne LLP.

 10.1(1) Form of Indemnification Agreement Between the Company and each of its officers and directors.

 10.2(1)   Underwriting Agreement dated October 28, 1993 by and among the
           Company and the underwriters named therein.

 10.3(3) Underwriting Agreement dated March 31, 1994 by and among the Company and the underwriters named therein.

 10.4(7) Underwriting Agreement dated June 14, 1995 by and among the Company and the underwriters named therein.

 10.5(1)   Industrial Space Lease between Renco Investment Company and the
           Company dated August 12, 1992 including the First Addendum dated
           August 14, 1992, Option to renew Lease dated August 14, 1992, First
           Amendment to Lease dated October 22, 1992 and Acceptance Agreement dated November 25, 1992.

 10.6(1)   Indenture (lease agreement) between Pen Nom I Corporation and the
           Company dated April 3, 1991, including the First Amendment to Lease dated August 16, 1991, the Second Amendment to Lease dated December
           10, 1991, the Third Amendment to Lease dated August 7, 1992, the
           Fourth Amendment to Lease dated October 13, 1992 and the Fifth
           Amendment to Lease dated November 15, 1993.

 10.7(1) Master Equipment Lease Agreement between the Company and Financing for Science and Industry, Inc. dated February 26, 1993.

 10.8(4)   Leaseline Agreement between Comdisco and the Company dated July 29,
           1994.

 10.9(2)   Indemnification and Security Agreement between Credence Capital
           Corporation and the Company dated October 28, 1994.

 10.10(3)  Stock Transfer Agreement by and among the Company, Richard Cann,
           Rene Verhaegen and Credence Europa Limited dated as of February 28,
           1994.

 10.11(3) Secured Line of Credit Agreement between Credence Europa Limited and the Company dated as of February 28, 1994.

 10.12(6)  Lease by and between the Company and The Mutual Life Insurance
           Company of New York dated June 16, 1995.

 10.13(10) First Amendment to Lease by and between the Company and The Mutual
           Life Insurance Company of New York dated December 29, 1995.

 10.14(11) Loan and Security Agreement between the Company and Silicon Valley
           Bank and Comerica Bank-California dated April 28, 1995, as amended.

 10.15(9)  Domestic and International Master Agreement for Purchase of
           Equipment and Product Support between the Company and Comdisco,
           Inc., dated January 31, 1995.

 Exhibit
 Number                           Description of Document
 -------                          -----------------------

 10.16(10) Employment Agreement by and between the Company and Elwood H.
           Spedden dated October 31, 1995.

 10.17(11) Master Lease Purchase Agreement, Lease Purchase Closing Schedule and
           Lease Purchase Addendum No. One between Metlife Capital Corporation and the Company dated April 30, 1996.

 10.18(12) Loan Agreement among Silicon Valley Bank, Bank of Hawaii and the
           Company, dated July 26, 1996.

 10.19(13) License Agreement between the Company and Kinetix Test Systems, LLC, dated July 31, 1996.

 10.20(13) Lease Agreement between Petula Associates, Ltd and Koll Portland
           Associates, dba KBC Tigard II and the Company dated September 12,
           1995.

 10.21(13) Sixth Amendment to Lease by and between the Company and Pen Nom I
           Corporation dated March 10, 1995.

 10.22(24) Software OEM License Agreement between the Company, Test Systems
           Strategies, Inc. and Summit Design, Inc. dated May 19, 1997.

 10.23(14) Joint Venture Agreement dated June 10, 1997, between the Company and
           Innotech Corporation.

 10.24(17) Lease Agreement between the Company and Bedford Property Investors,
           Inc. dated December 10, 1997.

 10.25(18) Lease Agreement between the Company and Pacific Realty Associates,
           L.P., dated April 10, 1998.

 10.26(19) Amendment to Loan Agreement dated July 24, 1998 between the Company,
           Silicon Valley Bank and Bank of Hawaii.

 10.27(19) Non-Recourse Receivables Purchase Agreement dated May 1, 1998 between the Company and Silicon Valley Financial Services.

 10.28(23) Employment offer letter, dated March 24, 1998, by and between the Company and Dennis P. Wolf.

 10.29(23) Letter Agreement, dated January 19, 1999, by and between the Company and Dr. Wilmer R. Bottoms.

 10.30(21) Amendment to Loan Agreement dated February 5, 1999 between Silicon
           Valley Bank, Bank of Hawaii and the Company.

 10.31(22) Amendment to Loan Agreement dated July 23, 1999 between Silicon
           Valley Bank and the Company.

 10.32(22) Employment Agreement by and between the Company and Graham J.
           Siddall, dated July 29, 1999.

 10.33(25) Underwriting Agreement dated February 2000 by and among the Company and the Underwriters named therein.

 10.34(26) Amendment to Graham J. Siddall Employment Agreement.

 10.35(30) Separation Agreement between the Company and Dennis Wolf.

 10.36(32) Amended and Restated Shareholder Agreement effective as of May 16,
           2001 and dated June 4, 2001, by and among the registrant, Iguana
           Acquisition Corporation and Cadence Design Systems, Inc.

 10.37*    Employment Agreement, dated March 30, 2001, by and between the
           Company and John R. Detwiler.

 21.1(30)  Subsidiaries of the Company.

 Exhibit
 Number                            Description of Document
 -------                           -----------------------

 23.1         Consent of Brobeck, Phleger & Harrison LLP (included in Exhibits
              5.1 and 8.1).

 23.2         Consent of Ater Wynne LLP (included in Exhibit 8.2).

 23.3         Consent of Ernst & Young LLP, Independent Auditors.

 23.4         Consent of Arthur Andersen LLP, Independent Accountants.

 24.1* Power of Attorney (See Signature Page to Registration Statement on Form S-4, dated June 6, 2001).

 99.1(29)     1993 Stock Option Plan, as Amended and Restated through May 17,
              2000.

 99.2(15) Form of Notice of Grant to be generally used in connection with the 1993 Stock Option Plan.

 99.3(15) Form of Stock Option Agreement to be generally used in connection with the 1993 Stock Option Plan.

 99.4(15)     Addendum to the Stock Option Agreement (Special Tax Elections).

 99.5(15)     Addendum to the Stock Option Agreement (Limited Stock
              Appreciation Rights).

 99.6(15)     Addendum to the Stock Option Agreement (Change in Control).

 99.7(15)     Addendum to the Stock Option Agreement (Financial Assistance).

 99.8(15) Form of Notice of Grant of Stock Option (Non-Employee Director) to be generally used in connection with the automatic option grant program of the 1993 Stock Option Plan.

 99.9(15) Form of Stock Option Agreement (Non-Employee Director) to be generally used in connection with the automatic option grant program of the 1993 Stock Option Plan.

 99.10(29)    Employee Stock Purchase Plan, as Amended and Restated through May
              17, 2000.

 99.11(5)(10) Compensation Agreement between the Company and Jos C. Henkens, dated November 5, 1993.

 99.12(5)(10) Compensation Agreement between the Company and Wilmer R. Bottoms, dated November 5, 1993.

 99.13(5)(10) Compensation Agreement between the Company and Robert F. Kibble, dated November 5, 1993.

 99.14(5)(10) Compensation Agreement between the Company and Bernard V.
              Vonderschmitt, dated November 5, 1993.

 99.15(5)(10) Compensation Agreement between the Company and Henk J. Evenhuis, dated November 4, 1993.

 99.16(5)(10) Form of Stock Purchase Agreement.

 99.17(5)(10) Form of Enrollment/Change Form.

 99.18(21)    Employment Agreement by and between the Company and David A.
              Ranhoff, dated March 31, 1999.

 99.19(21)    Employment Agreement by and between the Company and Dennis P.
              Wolf, dated March 31, 1999.

 99.20(21)    Employment Agreement by and between the Company and William G.
              Howard, dated March 31, 1999.

 Exhibit
 Number                        Description of Document
 -------                       -----------------------

 99.21(29) Supplemental Stock Option Plan.

 99.22(28) TMT, Inc. 1996 Stock Option Plan.

 99.23(28) Form of Option Assumption Agreement under TMT, Inc. 1996 Stock
           Option Plan.

 99.24*    Form of IMS Proxy Card.

 99.25     Consent of SG Cowen Securities Corporation.

--------

  *  Previously filed.
 (1) Incorporated by reference to an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 33-68438) as amended.
 (2) Incorporated by reference to an exhibit to the Company's 1994 Annual Report on Form 10-K.
 (3) Incorporated by reference to an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 33-76264) as amended.
 (4) Incorporated by reference to an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 31, 1994.
 (5) Management contract or compensatory plan filed pursuant to Item 14(c).
 (6) Incorporated by reference to an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 31, 1995.
 (7) Incorporated by reference to an exhibit to the Company's Registration Statement on Form S-3 (Registration No. 33-92802), as amended.
 (8) Incorporated by reference to an exhibit to the Company's Current Report on Form 8-K as filed with the Commission on March 29, 1995, as amended on May 26, 1995.
 (9) Incorporated by reference to an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 1995.
(10) Incorporated by reference to an exhibit to the Company's 1995 Annual Report on Form 10-K.
(11) Incorporated by reference to an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter period ended April 30, 1996.
(12) Incorporated by reference to an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 31, 1996.
(13) Incorporated by reference to an exhibit to the Company's 1996 Annual Report on Form 10-K.
(14) Incorporated by reference to an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 31, 1997.
(15) Exhibits 99.2 through 99.9 and Exhibit 99.16 and 99.17 are incorporated herein by reference to identically numbered exhibits included in the Company's Registration Statement on Form S-8 (File No. 333-27499) declared effective with the Securities and Exchange Commission on May 20, 1997.
(16) Incorporated by reference to an exhibit to the Company's Current Report on Form 8-K as filed with the Commission on June 3, 1998.
(17) Incorporated by reference to an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended January 31, 1998.
(18) Incorporated by reference to an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 1998.
(19) Incorporated by reference to an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 31, 1998.
(20) Incorporated by reference to an exhibit to the Company's Annual Report on Form 10-K for the year ended October 31, 1997.
(21) Incorporated by reference to an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 1999.
(22) Incorporated by reference to an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 31, 1999.

(23) Incorporated by reference to an exhibit to the Company's Annual Report on Form 10-K for the year ended October 31, 1998.
(24) Incorporated by reference to an exhibit to the Company's Annual Report on Form 10-K for the year ended October 31, 1999.
(25) Incorporated by reference to an exhibit to the Company's Registration Statement on Form S-3 (Registration Statement No. 333-95469), as amended.
(26) Incorporated by reference to an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2000.
(27) Incorporated by reference to an exhibit to the Company's Current Report on Form 8-K as filed with the Commission on May 12, 2000
(28) Incorporated by reference to an exhibit to the Company's Registration Statement on Form S-8 (File No. 333-38428), as filed with the Commission on June 2, 2000.
(29) Incorporated by reference to an exhibit to the Company's Registration Statement on Form S-8 (File No. 333-50432), as filed with the Commission on November 21, 2000.
(30) Incorporated by reference to an exhibit to the Company's Annual Report on Form 10-K for the year ended October 31, 2000.
(31) Incorporated by reference to an exhibit to the Company's Current Report on Form 8-K as filed with the Commission on May 17, 2001.
(32) Incorporated by reference to an exhibit to the Company's Current Report on Form 8-K as filed with the Commission on June 4, 2001.

Item 22. Undertakings.

   The undersigned registrant hereby undertakes:

     (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (3) That every prospectus: (i) that is filed pursuant to paragraph (2) immediately preceding , or (ii) that purports to meet the requirements of
  Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 15th day of June, 2001.

                                          Credence Systems Corporation

                                                  /s/ Graham J. Siddall
                                          By: _________________________________
                                                     Graham J. Siddall
                                               President and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ Graham J. Siddall           President, Chief Executive    June 15, 2001
______________________________________  Officer and Director
          Graham J. Siddall             (Principal Executive
                                        Officer)

                  *                    Chief Financial Officer,      June 15, 2001
______________________________________  Senior Vice President of
           John R. Detwiler             Finance and Secretary
                                        (Principal Financial and
                                        Accounting Officer)

                  *                    Chairman of the Board of      June 15, 2001
______________________________________  Directors
        William G. Howard, Jr.

                  *                    Director                      June 15, 2001
______________________________________
           Henk J. Evenhuis

                  *                    Director                      June 15, 2001
______________________________________
            Jos C. Henkens

                  *                    Director                      June 15, 2001
______________________________________
       Bernard V. Vonderschmitt

                  *                    Director                      June 15, 2001
______________________________________
           Jon D. Tompkins

     /s/ Graham J. Siddall

*By:________________________

        Graham J. Siddall

         Attorney-in-fact

                               INDEX TO EXHIBITS

 Exhibit
 Number                               Exhibit Title
 -------                              -------------
 2.1(1)   Agreement and Plan of Merger dated October 5, 1993 between Credence
          Systems Corporation, a California corporation, and Credence Systems
          Corporation, a Delaware Corporation (the "Company").

 2.2(1)   Asset Purchase Agreement dated December 31, 1990 between Tektronix,
          Inc. and the Company, including Amendment No. 1 to the Asset Purchase
          Agreement dated December 31, 1990.

 2.3(1)   Technology Agreement between Tektronix, Inc. and the Company dated
          December 31, 1990.

 2.4(1)   Letter Agreement between Tektronix, Inc. and the Company dated
          September 30, 1992.

 2.5(1)   Amendment Agreement dated as of August 12, 1993 between Tektronix,
          Inc. and the Company.

 2.6(1)   1990 Plan of Purchase Price Adjustment Recapitalization.

 2.7(1)   Letter Agreement between Tektronix, Inc. and the Company dated August
          11, 1993.

 2.8(8) Agreement and Plan of Reorganization dated as of February 6, 1994 among the Registrant, Semiconductor Test Solutions, Inc., EPRO and the shareholders of EPRO listed therein.

 2.9(10)  Asset Purchase Agreement, dated as of May 19, 1997, among Credence
          Systems Corporation, Test Systems Strategies, Inc., a Delaware corporation and wholly-owned subsidiary of Credence Systems
          Corporation, and Test Systems Strategies, Inc. an Oregon Corporation and wholly-owned subsidiary of Summit Design, Inc.

 2.10(20) Asset Purchase Agreement, dated as of August 20, 1997, among Zycad
          Corporation, a Delaware Corporation, its wholly owned subsidiary, Attest Software and Test Systems Strategies, Inc., a Delaware
          Corporation and wholly owned subsidiary of the Company.

 2.11(18) Asset Purchase Agreement, dated as of June 1, 1998, between Credence
          Systems Corporation, a Delaware corporation and Yervant David
          Lepejian and Lawrence Kraus, as authorized representatives of all of the shareholders of Heuristics Physics Laboratories, Inc., a California corporation.

 2.12(24) Agreement and Plan of Merger dated as of February 16, 1999, between
          Fluence Technology, Inc., a Delaware corporation and wholly-owned subsidiary of Credence Systems Corporation, and Opmaxx, Inc., a
          Delaware corporation .

 2.13(24) Amendment No. 1 to the Agreement and Plan of Merger dated as of August 31, 1999, to the Agreement and Plan of Merger dated as of February 16, 1999, between Fluence Technology, Inc., a Delaware corporation and wholly-owned subsidiary of Credence Systems
          Corporation and Opmaxx, Inc., a Delaware Corporation.

 2.14(27) Agreement and Plan of Reorganization dated as of March 27, 2000, among the Company, TMT and Champagne Acquisition Corporation.

 2.15(31) Agreement and Plan of Merger and Reorganization, dated May 16, 2001, by and among Credence Systems Corporation, Iguana Acquisition
          Corporation and Integrated Measurement Systems, Inc.

 2.16(32) Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated June 1, 2001, by and among Credence Systems Corporation, Iguana
          Acquisition Corporation and Integrated Measurement Systems, Inc.

 3.1(26)  Amended and Restated Certificate of Incorporation.

 3.2(1)   Bylaws of the Company.

 Exhibit
 Number                               Exhibit Title
 -------                              -------------
  4.1(1)  Investor Rights Agreement dated October 15, 1989 by and among the
          Company and the investors listed therein, including Amendment
          Agreement to the Investor Rights Agreement dated June 15, 1990,
          Second Amendment Agreement to the Investor Rights Agreement dated
          September 30, 1992 and the Third Amendment Agreement to Investor
          Rights Agreement dated August 8, 1993.

  4.2(3)  Fourth Amendment Agreement to the Investor Rights Agreement dated
          March 10, 1994.

  4.3(16) Form of Rights Agreement, dated as of June 2, 1998, by and between the Company and BankBoston, N.A., as Rights Agent.

  4.4(16) Form of Certificate of Designation for the Series A Junior
          Participating Preferred Stock of the Company.

  4.5(16) Form of Rights Certificate.

  4.6(7)  Fifth Amendment Agreement to the Investor Rights Agreement dated May
          26, 1995.

  4.7*    Registration Rights Agreement, dated May 16, 2001, by and between the
          Registrant and Cadence Design Systems, Inc.

  5.1     Opinion of Brobeck, Phleger & Harrison LLP.

  8.1     Tax Opinion of Brobeck, Phleger & Harrison LLP.

  8.2     Tax Opinion of Ater Wynne LLP.

 10.1(1) Form of Indemnification Agreement Between the Company and each of its officers and directors.

 10.2(1)  Underwriting Agreement dated October 28, 1993 by and among the
          Company and the underwriters named therein.

 10.3(3) Underwriting Agreement dated March 31, 1994 by and among the Company and the underwriters named therein.

 10.4(7) Underwriting Agreement dated June 14, 1995 by and among the Company and the underwriters named therein.

 10.5(1) Industrial Space Lease between Renco Investment Company and the company dated August 12, 1992 including the First Addendum dated
          August 14, 1992, Option to renew Lease dated August 14, 1992, First
          Amendment to Lease dated October 22, 1992 and Acceptance Agreement dated November 25, 1992.

 10.6(1)  Indenture (lease agreement) between Pen Nom I Corporation and the
          Company dated April 3, 1991, including the First Amendment to Lease dated August 16, 1991, the Second Amendment to Lease dated December
          10, 1991, the Third Amendment to Lease dated August 7, 1992, the
          Fourth Amendment to Lease dated October 13, 1992 and the Fifth
          Amendment to Lease dated November 15, 1993.

 10.7(1) Master Equipment Lease Agreement between the Company and Financing for Science and Industry, Inc. dated February 26, 1993.

 10.8(4)  Leaseline Agreement between Comdisco and the Company dated July 29,
          1994.

 10.9(2)  Indemnification and Security Agreement between Credence Capital
          Corporation and the Company dated October 28, 1994.

 10.10(3) Stock Transfer Agreement by and among the Company, Richard Cann, Rene
          Verhaegen and Credence Europa Limited dated as of February 28, 1994.

 10.11(3) Secured Line of Credit Agreement between Credence Europa Limited and the Company dated as of February 28, 1994.

 Exhibit
 Number                                Exhibit Title
 -------                               -------------
 10.12(6)  Lease by and between the Company and The Mutual Life Insurance
           Company of New York dated June 16, 1995.

 10.13(10) First Amendment to Lease by and between the Company and The Mutual
           Life Insurance Company of New York dated December 29, 1995.

 10.14(11) Loan and Security Agreement between the Company and Silicon Valley
           Bank and Comerica Bank-California dated April 28, 1995, as amended.

 10.15(9)  Domestic and International Master Agreement for Purchase of
           Equipment and Product Support between the Company and Comdisco,
           Inc., dated January 31, 1995.

 10.16(10) Employment Agreement by and between the Company and Elwood H.
           Spedden dated October 31, 1995.

 10.17(11) Master Lease Purchase Agreement, Lease Purchase Closing Schedule and
           Lease Purchase Addendum No. One between Metlife Capital Corporation and the Company dated April 30, 1996.

 10.18(12) Loan Agreement among Silicon Valley Bank, Bank of Hawaii and the
           Company, dated July 26, 1996.

 10.19(13) License Agreement between the Company and Kinetix Test Systems, LLC, dated July 31, 1996.

 10.20(13) Lease Agreement between Petula Associates, Ltd and Koll Portland
           Associates, dba KBC Tigard II and the Company dated September 12,
           1995.

 10.21(13) Sixth Amendment to Lease by and between the Company and Pen Nom I
           Corporation dated March 10, 1995.

 10.22(24) Software OEM License Agreement between the Company, Test Systems
           Strategies, Inc. and Summit Design, Inc. dated May 19, 1997.

 10.23(14) Joint Venture Agreement dated June 10, 1997, between the Company and
           Innotech Corporation.

 10.24(17) Lease Agreement between the Company and Bedford Property Investors,
           Inc. dated December 10, 1997.

 10.25(18) Lease Agreement between the Company and Pacific Realty Associates,
           L.P., dated April 10, 1998.

 10.26(19) Amendment to Loan Agreement dated July 24, 1998 between the Company,
           Silicon Valley Bank and Bank of Hawaii.

 10.27(19) Non-Recourse Receivables Purchase Agreement dated May 1, 1998 between the Company and Silicon Valley Financial Services.

 10.28(23) Employment offer letter, dated March 24, 1998, by and between the Company and Dennis P. Wolf.

 10.29(23) Letter Agreement, dated January 19, 1999, by and between the Company and Dr. Wilmer R. Bottoms.

 10.30(21) Amendment to Loan Agreement dated February 5, 1999 between Silicon
           Valley Bank, Bank of Hawaii and the Company.

 10.31(22) Amendment to Loan Agreement dated July 23, 1999 between Silicon
           Valley Bank and the Company.

 10.32(22) Employment Agreement by and between the Company and Graham J.
           Siddall, dated July 29, 1999.

 10.33(25) Underwriting Agreement dated February 2000 by and among the Company and the Underwriters named therein.

 Exhibit
 Number                                 Exhibit Title
 -------                                -------------
 10.34(26)    Amendment to Graham J. Siddall Employment Agreement.

 10.35(30)    Separation Agreement between the Company and Dennis Wolf.

 10.36(32)    Amended and Restated Shareholder Agreement effective as of May
              16, 20001 and dated June 4, 2001, by and among the registrant,
              Iguana Acquisition Corporation and Cadence Design Systems, Inc..

 10.37*       Employment Agreement, dated March 30, 2001, by and between the
              Company and John R. Detwiler.

 21.1(30)     Subsidiaries of the Company.

 23.1         Consent of Brobeck, Phleger & Harrison LLP (included in Exhibits
              5.1 and 8.1).

 23.2         Consent of Ater Wynne LLP (included in Exhibit 8.2).

 23.3         Consent of Ernst & Young LLP, Independent Auditors.

 23.4         Consent of Arthur Andersen LLP, Independent Accountants.

 24.1* Power of Attorney (see Signature Page to Registration Statement on Form S-4 dated June 6, 2001).

 99.1(29)     1993 Stock Option Plan, as Amended and Restated through May 17,
              2000.

 99.2(15) Form of Notice of Grant to be generally used in connection with the 1993 Stock Option Plan.

 99.3(15) Form of Stock Option Agreement to be generally used in connection with the 1993 Stock Option Plan.

 99.4(15)     Addendum to the Stock Option Agreement (Special Tax Elections).

 99.5(15)     Addendum to the Stock Option Agreement (Limited Stock
              Appreciation Rights).

 99.6(15)     Addendum to the Stock Option Agreement (Change in Control).

 99.7(15)     Addendum to the Stock Option Agreement (Financial Assistance).

 99.8(15) Form of Notice of Grant of Stock Option (Non-Employee Director) to be generally used in connection with the automatic option grant program of the 1993 Stock Option Plan.

 99.9(15) Form of Stock Option Agreement (Non-Employee Director) to be generally used in connection with the automatic option grant program of the 1993 Stock Option Plan.

 99.10(29)    Employee Stock Purchase Plan, as Amended and Restated through May
              17, 2000.

 99.11(5)(10) Compensation Agreement between the Company and Jos C. Henkens, dated November 5, 1993.

 99.12(5)(10) Compensation Agreement between the Company and Wilmer R. Bottoms, dated November 5, 1993.

 99.13(5)(10) Compensation Agreement between the Company and Robert F. Kibble, dated November 5, 1993.

 99.14(5)(10) Compensation Agreement between the Company and Bernard V.
              Vonderschmitt, dated November 5, 1993.

 99.15(5)(10) Compensation Agreement between the Company and Henk J. Evenhuis, dated November 4, 1993.

 99.16(5)(10) Form of Stock Purchase Agreement.

 99.17(5)(10) Form of Enrollment/Change Form.

 Exhibit
 Number                               Exhibit Title
 -------                              -------------
 99.18(21) Employment Agreement by and between the Company and David A.
           Ranhoff, dated March 31, 1999.

 99.19(21) Employment Agreement by and between the Company and Dennis P. Wolf, dated March 31, 1999.

 99.20(21) Employment Agreement by and between the Company and William G.
           Howard, dated March 31, 1999.

 99.21(29) Supplemental Stock Option Plan.

 99.22(28) TMT, Inc. 1996 Stock Option Plan.

 99.23(28) Form of Option Assumption Agreement under TMT, Inc. 1996 Stock
           Option Plan.

 99.24*    Form of IMS Proxy Card.

 99.25     Consent of SG Cowen Securities Corporation.

--------

  *  Previously filed.
 (1) Incorporated by reference to an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 33-68438) as amended.
 (2) Incorporated by reference to an exhibit to the Company's 1994 Annual Report on Form 10-K.
 (3) Incorporated by reference to an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 33-76264) as amended.
 (4) Incorporated by reference to an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 31, 1994.
 (5) Management contract or compensatory plan filed pursuant to Item 14(c).
 (6) Incorporated by reference to an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 31, 1995.
 (7) Incorporated by reference to an exhibit to the Company's Registration Statement on Form S-3 (Registration No. 33-92802), as amended.
 (8) Incorporated by reference to an exhibit to the Company's Current Report on Form 8-K as filed with the Commission on March 29, 1995, as amended on May 26, 1995.
 (9) Incorporated by reference to an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 1995.
(10) Incorporated by reference to an exhibit to the Company's 1995 Annual Report on Form 10-K.
(11) Incorporated by reference to an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter period ended April 30, 1996.
(12) Incorporated by reference to an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 31, 1996.
(13) Incorporated by reference to an exhibit to the Company's 1996 Annual Report on Form 10-K.
(14) Incorporated by reference to an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 31, 1997.
(15) Exhibits 99.2 through 99.9 and Exhibit 99.16 and 99.17 are incorporated herein by reference to identically numbered exhibits included in the Company's Registration Statement on Form S-8 (File No. 333-27499) declared effective with the Securities and Exchange Commission on May 20, 1997.
(16) Incorporated by reference to an exhibit to the Company's Current Report on Form 8-K as filed with the Commission on June 3, 1998.
(17) Incorporated by reference to an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended January 31, 1998.
(18) Incorporated by reference to an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 1998.
(19) Incorporated by reference to an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 31, 1998.

(20) Incorporated by reference to an exhibit to the Company's Annual Report on Form 10-K for the year ended October 31, 1997.
(21) Incorporated by reference to an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 1999.
(22) Incorporated by reference to an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 31, 1999.
(23) Incorporated by reference to an exhibit to the Company's Annual Report on Form 10-K for the year ended October 31, 1998.
(24) Incorporated by reference to an exhibit to the Company's Annual Report on Form 10-K for the year ended October 31, 1999.
(25) Incorporated by reference to an exhibit to the Company's Registration Statement on Form S-3 (Registration Statement No. 333-95469), as amended.
(26) Incorporated by reference to an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2000.
(27) Incorporated by reference to an exhibit to the Company's Current Report on Form 8-K as filed with the Commission on May 12, 2000
(28) Incorporated by reference to an exhibit to the Company's Registration Statement on Form S-8 (File No. 333-38428), as filed with the Commission on June 2, 2000.
(29) Incorporated by reference to an exhibit to the Company's Registration Statement on Form S-8 (File No. 333-50432), as filed with the Commission on November 21, 2000.
(30) Incorporated by reference to an exhibit to the Company's Annual Report on Form 10-K for the year ended October 31, 2000.
(31) Incorporated by reference to an exhibit to the Company's Current Report on Form 8-K as filed with the Commission on May 17, 2001.
(32) Incorporated by reference to an exhibit to the Company's Current Report on Form 8-K as filed with the Commission on June 4, 2001.